                                                                    Confidential

          PROJECT SEQUOIA

          Report to the Special Committee

          June 25, 2001


          LEHMAN BROTHERS

Table of Contents
================================================================================


          ----------------------------------------------------------------------
          I.   Performance and Market Valuation

                o  Sequoia versus its Peers

                o  Self-Storage versus Other Sectors

                o  REIT Industry Trends

          ----------------------------------------------------------------------
          II.  Valuation Analysis

                   o  Valuation Summary

                   o  Management's Business Plan
                      --   Overview of Management Projections
                      --   Equity Research Analyst Price Targets
                      --   Comparable Company Analysis
                      --   Capitalization Rate Analysis
                      --   Discounted Cash Flow Analysis
                      --   Comparable Transactions Analysis

                   o   Strategic Alternatives
                       --  Public-to-Public Mergers
                           o  Acquisition of SHU
                           o  Acquisition of SSS
                           o  Sale to PSA
                           o  Sale to SHU
                       --  Privatization / Leveraged Buyout
                       --  Sale to Cactus

Sequoia vs. Peers - Overview Since 1998
================================================================================

NOI Growth                 o    Sequoia has consistently outperformed its peers
                                as measured by same-store NOI growth
FFO Per Share Growth       o    PSA has produced the greatest gains in FFO per
                                share growth
                                --  Sequoia's FFO per share growth has been
                                    second in the sector
Returns to Shareholders    o    Sequoia's stock has performed in the middle of
                                its peer group as measured by total return
NAV Per Share Growth       o    Sequoia's NAV per share growth has been the
                                highest in the sector
Premium / Discount to NAV  o    Sequoia's discount to NAV is in the middle
                                of the range of its peers
FFO Multiples              o    Sequoia suffered the greatest FFO multiple
                                contraction during 1998
                                --  Since then the relative relationship of FFO
                                    multiples within the sector has remained
                                    reasonably constant over time
                                --  Until recently, FFO multiples have all
                                    trended down
                           o    It appears Sequoia is not being rewarded for its
                                FFO and NAV growth, as measured by its ratio of
                                FFO multiple to growth rate and share price
                                discount to NAV
Institutional Ownership    o    A smaller percentage of Sequoia's shares are
                                held by institutional investors compared to its
                                peers
-------------
N.B. Unless otherwise noted, historical analyses contained in this report are performed from the beginning of 1998.

Sequoia vs. Peers - Comparable Company Analysis

================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                                   Comparable Company Analysis
------------------------------------------------------------------------------------------------------------------------------------

                                 Capitalization
                                  ($ million)              Leverage                                Sr. Unsecured
                                 ---------------  ------------------------------                                        Ratings
                Share   Dividend  Equity   Firm   Net Debit/ Debit+Pfd/     %             52 week       Ratings/4/     Outlook/4/
Company        Price/1/ Yield/2/ Mkt.Value Value  Firm Value Firm Value Floating  NAV/3/  High/Low     (S&P/Moody's)  (S&P/Moody's)
-------------- -------- -------- --------- -----  ---------- ---------- --------  ------ ------------- ------------- ---------------
Sequoia        $36.04     7.9%     $1,100   $2,041    43%        46%       20%    $36.50 $36.04/$27.13   BBB/Baa3    Negative/Stable

Public Storage  28.20     3.1%      3,730    5,562     3%        33%        0%     27.75  28.93/ 21.13   A-/Baa2/6/  Stable/Positive
Shurgard        29.05     7.2%        869    1,485    29%        41%        1%     32.00  29.05/ 21.88   BBB/Baa2     Stable/Stable
Sovran          25.76     9.0%        335      610    40%        45%       99%/5/  26.75  25.99/ 17.88   BBB-/Baa3    Stable/Stable
------------------------------------------------------------------------------------------------------------------------------------

     o PSA is significantly larger and has more financial flexibility than the rest of the companies in the self-storage sector

         -- Among the top 15 REITs, as measured by total market capitalization

         --  Highest credit ratings and lowest leverage

     o Sequoia has the highest leverage in the sector, though not out of line with the overall REIT sector

     o SSS, with its small size and relative underperformance, is the weakest company in the sector


-------------
(1) As of the close of trading on June 13, 2001. PSA's and SHU's stocks began trading ex-dividend on 6/13/01 and 5/9/01, respectively. Sequoia and SSS do not begin trading ex-dividend until 6/20/01, and 7/3/01, respectively.
(2) Excludes PSA's special dividends of $0.60 per share and $0.62 per share paid in 2000 and 1999, respectively. Assuming a $0.60 per share special dividend in 2001, the dividend yield stated in the table would increase to 5.1%.
(3)     Based on data from Green Street Advisors as of June 1, 2001.
(4)     For the most recent ratings and outlook changes, see Appendix A-1.
(5) SSS has entered into interest rate swap and cap agreements: Under the swap agreement, SSS receives a floating rate based upon LIBOR and pays a fixed rate of 5.36% on $50mm notional amount through 11/05; under the interest rate cap agreements, if the LIBOR rate exceeds 8.25% or 9.00% on notional amounts of $75mm or $40mm respectively, SSS is paid the rate in excess multiplied by the respective notional amount for the outstanding period.
(6)     Preferred stock rating.

Sequoia vs. Peers - NOI Growth

================================================================================
o    Sequoia has consistently outperformed its peers on an operating basis

     --   Same-store NOI CAGR(1) since 1998 exceeds each of its peers

o    106 bps greater than SHU

o    121 bps greater than PSA

o    309 bps greater than SSS

     -- Quarter-over-quarter same-store NOI growth has consistently exceeded the average of its peers


                                     [GRAPH]

----------
(1)     CAGR from 1998 to 2000.
(2) Quarterly NOI growth, versus comparable quarter of the prior year; based on data from Green Street Advisors. For Sequoia, the late fee revenue is subtracted from NOI in 2000 and 1999 to calculate same-store growth during this time period, as described in Sequoia's Annual Report. Self-storage sector includes PSA, SHU and SSS. For same-store NOI growth for individual companies, refer to Appendix A-2. For same-store NOI CAGRs since 1998 for individual companies, refer to Appendix A-3.

Sequoia vs. Peers - FFO Per Share Growth

================================================================================

o      PSA's FFO per share growth has led the sector since 1998

       -- However, PSA's FFO growth in 1998 was inflated as a result of its low FFO in 1997, which was attributable to significant start-up losses in its "Pick-Up and Delivery" business

       -- When measured since the end of 1996 or 1998, PSA's outperformance in FFO per share growth is reduced substantially, but still leads the sector on a leverage adjusted basis(1)

--------------------------------------------------------------------------------
                        3-Year CAGR of FFO Per Share(2)
--------------------------------------------------------------------------------
                               Existing Leverage
                                  (1998-2000)

          Sequoia         PSA             SHU             SSS
          -------         ---             ---             ---
           6.4%           9.5%            5.4%            4.1%

                               Equalized Leverage
                                  (1998-2000)

          Sequoia         PSA             SHU             SSS
          -------         ---             ---             ---
           6.4%          11.8%            5.7%            4.2%


----------
(1)  Refer to Appendix A-5 for FFO per share CAGRs for 1997-2000 and 1999-2000.

(2) For Equalized Leverage analyses, each company's leverage for the purpose of this analysis is increased to equal the current leverage of Sequoia and each company's AFFO and FFO estimates are adjusted assuming the issuance of debt at 7.75% and the use of proceeds to buy back common shares at the current market price. Leverage includes long-term debt plus perpetual preferred equity, minus cash on hand, but excludes each company's share of JV debt and convertible preferred stock. All data is from First Call. Refer to Appendix A-4 for FFO per share growth for individual companies.

Sequoia vs. Peers - FFO Per Share Growth

================================================================================

o Since late 1999, Sequoia's FFO per share growth has outperformed the sector average

     -- However, until recently FFO per share growth for the sector has trended down
                                   [GRAPH]

----------
(1) For Equalized Leverage analyses, each company's leverage for the purpose of this analysis is increased to equal the current leverage of Sequoia and each company's AFFO and FFO estimates are adjusted assuming the issuance of debt at 7.75% and the use of proceeds to buy back common shares at the current market price. Leverage includes long-term debt plus perpetual preferred equity, minus cash on hand, but excludes each company's share of JV debt and convertible preferred stock. Self-storage sector includes PSA, SHU and SSS. All data is from First Call. Refer to Appendix A-4 for FFO per share growth for individual companies.

Sequoia vs. Peers - Returns to Shareholders

================================================================================
                                   [GRAPH]
--------------------------------------------------------------------------------
                   Annualized Total Returns Since 1/1/98/(1)(3)(4)/
--------------------------------------------------------------------------------

        Sequoia         PSA             SHU             SSS
        -------         ---             ---             ---
          4.6%          4.2%            7.7%            3.0%


----------
(1) Annualized total returns are calculated as of 6/8/01 and assume reinvestment of dividends (including PSA's special dividends of $0.60 per share and $0.62 per share in 2000 and 1999, respectively).
        Source: Share price data from FactSet; total return data from Bloomberg. Self-storage sector includes PSA, SHU and SSS.
(2) Refer to Appendix A-6 for share price performance for individual companies.
(3)     Refer to Appendix A-7 for total returns since 1/1/99 and 1/1/00.
(4) For historical dividend growth and payout ratios for individual companies, refer to Appendices A-8 and A-9.

Sequoia vs. Peers - NAV Per Share Growth

================================================================================

o   Sequoia's NAV per share growth has been the highest in the sector

--------------------------------------------------------------------------------
                          3-Year CAGR of NAV Per Share
--------------------------------------------------------------------------------

        Sequoia         PSA             SHU             SSS
        -------         ---             ---             ---
          6.1%          5.8%            6.1%           -0.6%



----------
Source:  Green Street Advisors.

Sequoia vs. Peers - Premium / Discount to NAV
================================================================================

o Over time, Sequoia has traded in the middle of its peer group relative to NAV

--------------------------------------------------------------------------------
                  Average Premium/Discount to NAV Since 1Q98(1)
--------------------------------------------------------------------------------

        Sequoia         PSA             SHU             SSS
        -------         ---             ---             ---
         -7.4%         -1.2%           -13.8%          -14.6%

                                     [GRAPH]
---------------
(1) Refer to Appendix A-11 for 1- and 2-year average premium/discount to NAV, and Appendix A-12 for comparison of share price premium/discount to NAV between individual companies.
(2) Self-storage sector includes PSA. SHU and SSS. Refer to Appendix A-10 for share premium/discount to Nav for individual companies.
     Source:  Green Street Advisors.
                                      I-8

Sequoia vs. Peers - FFO Multiples
================================================================================

  o While self-storage company FFO multiples have trended down until recently, their relative relationship within the sector has remained reasonably consistent over time

                                     [GRAPH]
----------
(1) Monthly average stock price divided by the historical forward FFO per share. Historical FFO multiples are based on data from Lehman Brothers Equity Research and FactSet (2001 FFO projections are based on Green Street estimates in order to be consistent with the information used for valuation analyses in Section II of this presentation). Self-storage sector includes PSA, SHU and SSS. Refer to Appendices A-13 through A-15 for comparisons of historical FFO multiples between individual companies.

Sequoia vs. Peers - FFO Multiples to Growth Rates
================================================================================

Although Sequoia has above-average per share FFO growth, it appears to not be rewarded for higher growth with a higher FFO multiple


--------------------------------------------------------------------------------
                          ??????????????? Leverage/1/
--------------------------------------------------------------------------------
                     FFO Multiple      Per Share FFO Growth    FFO Multiple to
Company         2000    2001    2002   99-00  00-01  01-02    FFO Growth Rate/2/
--------------  -----   -----   ----   -----  -----  -----    ------------------
Sequoia         10.5x    9.6x   8.8x    3.6%   9.6%   9.3%           1.00x

Public Storage  11.1x   10.1x   9.4x    2.8%  10.0%   8.1%           1.01x
Shurgard        10.5x    9.8x   8.9x    2.2%   7.2%  10.5%           1.35x
Sovran           9.2x    8.6x   8.1x   -1.4%   6.8%   6.3%           1.27x

Average/3/      10.3x    9.5x   8.8x    1.2%   8.0%   8.3%           1.16x
--------------------------------------------------------------------------------


However, when potential FFO growth is adjusted to equalize leverage among companies in the sector, the differentials in FFO multiples and FFO multiple-to-growth rate ratios are reduced


--------------------------------------------------------------------------------
                   Leverage adjusted to Sequoia's Level/1/
--------------------------------------------------------------------------------
                     FFO Multiple      Per Share FFO Growth   FFO Multiple to
Company         2000    2001    2002      00-01     01-02     FFO Growth Rate/2/
--------------  -----   -----   ----      -----     -----     ------------------
Sequoia         10.5x    9.6x   8.8x       9.6%      9.3%            1.00x

Public Storage  10.8x    9.6x   8.8x      12.1%      9.5%            0.79x
Shurgard        10.4x    9.6x   8.7x       7.7%     11.1%            1.24x
Sovran           9.1x    8.5x   8.0x       6.8%      6.4%            1.25x

Average/3/      10.1x    9.3x   8.5x       8.9%      9.0%            1.09x
--------------------------------------------------------------------------------


------------------
(1) Assumes that each company's leverage for the purpose of this analysis is increased to equal the current leverage of Sequoia and each company's AFFO and FFO estimates are adjusted assuming the issuance of debt at 7.75% and the use of proceeds to buy back common shares at the current market price. Leverage includes long-term debt plus perpetual preferred equity, minus cash on hand, but excludes each company's share of JV debt and convertible preferred stock.
(2) 2001 FFO multiple divided by 2000-2001 FFO per share growth rate, multiplied by 0.01.
(3)     Simple average of PSA, SHU and SSS.
        Stock prices as of 6/13/01.  Source: Green Street Advisors as of
        June 1, 2001.

Sequoia vs. Peers - Institutional Ownership
================================================================================

o PSA, with the largest market capitalization in the sector, has significantly stronger institutional ownership than its peers

    -- This can partially be explained by its size and historical earnings growth rate

--------------------------------------------------------------------------------
                             Institutional Ownership
--------------------------------------------------------------------------------

                  % of Shares Held by Institutional Investors

        Sequoia         PSA             SHU             SSS
        -------         ---             ---             ---
          23.3%         44.9%           30.5%           22.6%


                   # of Top 30 REIT Investors Represented(1)

        Sequoia         PSA             SHU             SSS
        -------         ---             ---             ---
          9             17               6               5


-----------
(1) Top 30 REIT Institutional Holders determined by holdings in the ten largest REITs, as measured by market capitalization as of mid-2Q01: EOP, SPG, EQR, AIV, BXP, VNO, BPO, PLD, SPK, GGP.
        Source: Thomson Financial Data Services as of 12/31/00; all data cross-referenced against Bloomberg for accuracy. Analysis excludes Barclays Bank and Vanguard Group, which are index investors.

Self-Storage vs. Other Sectors - Overview Since 1998
================================================================================

NOI Growth                 o    Self-storage REITs have delivered above average
                                same-store NOI performance
FFO Per Share Growth       o    However, self-storage REITs have significantly
                                underperformed other REIT sectors when measured
                                by FFO per share growth
Returns to Shareholders    o    Consequently, until recently, self-storage REIT
                                stock prices have suffered
NAV Per Share Growth       o    NAV growth for self-storage REITs have lagged
                                the REIT sector average
Premium / Discount to NAV  o    Self-storage stocks have historically traded at
                                a relatively large discount to NAV
FFO Multiples              o    However, current valuation measures for the
                                self-storage sector are relatively strong
                                --    FFO multiples exceed the REIT sector
                                      average
                                --    FFO multiples vs. FFO growth rates are
                                      only slightly below the REIT sector
                                      average
Institutional Ownership    o    Nevertheless, institutional ownership of
                                self-storage REITs has declined

Self-Storage vs. Other Sectors - Comparative Sector Valuation
================================================================================

o Balance sheets of the self-storage companies are strong relative to other REIT sectors

o    Valuation measures of the self-storage companies are relatively healthy

------------------------------------------------------------------------------------------------------------------------------------
                                                    Comparative Sector Valuation
------------------------------------------------------------------------------------------------------------------------------------
                             Stock Price
                         Premium/(Discount)   FFO Multiple   Per Share FFO Growth     FFO Multiple to    Dividend   Debt + Preferred
Sector                        to NAV/1/        2001  2002       00-01    01-02      FFO Growth Rate/2/     Yield    /Asset Value/3/
-----------------------  ------------------   ------------   --------------------   ------------------   --------   ----------------
Apartments                      (1.4%)         9.9x  9.2x        6.2%     8.6%             1.61x            7.2%          50.4%

Industrial                       4.7%          9.3x  8.5x        8.0%     9.8%             1.16x            6.9%          49.7%

Office                          (2.5%)         8.9x  8.1x        8.5%     9.6%             1.05x            6.8%          48.8%

Regional Malls                   0.8%          7.9x  7.3x        7.5%     8.0%             1.05x            7.9%          65.4%

Shopping Centers                 0.9%          8.8x  8.3x        6.7%     6.5%             1.32x            8.3%          53.9%


Average/4/                       0.5%          9.0x  8.3x        7.4%     8.5%             1.24x            7.4%          53.6%


Self-Storage Sector/5/          (2.6%)         9.5x  8.8x        8.2%     8.5%             1.16x            7.0%          41.9%


Sequoia                         (1.3%)         9.6x  8.8x        9.6%     9.3%             1.00x            7.9%          49.5%
------------------------------------------------------------------------------------------------------------------------------------


-----------
(1) Based on stock prices as of June 13, 2001 and NAV estimates from Green Street Advisors as of June 1, 2001.
(2) 2001 FFO multiple divided by estimated 2000-2001 FFO per share growth rate, multiplied by 0.01. FFO per share data from Green Street Advisors as of 6/1/01.
(3)     Current value of assets as estimated by Green Street Advisors.
        Current asset value is used in this analysis instead of market capitalization to maintain a consistent data source.
(4)     Simple average, excluding self-storage sector.
(5)     Self-storage sector includes Sequoia, PSA, SHU and SSS.

Self-Storage vs. Other Sectors - NOI Growth
================================================================================

o   Self-storage REITs have delivered strong same-store NOI performance

    -- Performance has exceeded the industrial, regional mall and shopping center sectors

--------------------------------------------------------------------------------
                        3-Year Same-Store NOI CAGR/(1)(2)/
--------------------------------------------------------------------------------

Self-Storage/(3)/ Apartment  Industrial  Office  Regional Mall  Shopping Center
------------      ---------  ----------  ------  -------------  ---------------
     5.7%            5.9%        5.4%      6.2%        4.5%           2.3%



----------
(1)     CAGR from 1998 to 2000, based on annual NOI numbers from Green
        Street Advisors.
(2) For same-store NOI growth by quarter for individual sectors, refer to Appendix A-16.
(3) Self-storage sector excludes impact on Sequoia's revenue of late fee reduction. The late fee revenue is subtracted from Sequoia's NOI in 2000 and 1999 to calculate same-store NOI growth during this period, as described in Sequoia's Annual Report.

Self-Storage vs. Other Sectors - FFO Per Share Growth
================================================================================

o Self-storage REITs have significantly underperformed when measured by FFO per share growth

     -- Self-storage sector earnings problems caused the disparity to grow from early 1999 through mid-year 2000

                  [GRAPH WITH FOLLOWING PLOT POINTS SET HERE]
--------------------------------------------------------------------------------
                     Average Three-Year NAV CHGR by Sector
--------------------------------------------------------------------------------
Self-Storage           4.4%                          Regional Mall         3.1%
Apartments             7.3%                          Shopping Center       3.2%
Industrial             5.0%                          REIT Average          5.1%
Office                 7.0%
--------------------------------------------------------------------------------


----------
(1)     For FFO per share growth for individual sectors, refer to Appendix A-17.
        Source: Lehman Brothers Equity Research for REIT industry; First Call for self-storage sector. Self-storage sector includes Sequoia, PSA, SHU and SSS.

Self-Storage vs. Other Sectors - Returns to Shareholders
================================================================================

o Self-storage stock prices have suffered as a result of earnings problems, but have outperformed the overall REIT sector on a total return basis

                [GRAPH WITH FOLLOWING PLOT POINTS APPEARS HERE]
--------------------------------------------------------------------------------
                  Annualized Total Returns Since 1/9/98/(1)/
--------------------------------------------------------------------------------

Self-Storage Sector                                   4.9%
Morgan Stanley REIT Index                             1.8%
--------------------------------------------------------------------------------

-------------
(1)     Self-storage sector includes Sequoia, SHU, PSA and SSS.
        Morgan Stanley REIT Index includes the reinvestment of dividends for all REIT stocks.
        Source: Stock price performance data from FactSet; total return data from Bloomberg.
                                      I-16

Self-Storage vs. Other Sectors - NAV per Share Growth
================================================================================

--------------------------------------------------------------------------------
                    Average Three-Year NAV CAGR by Sector/(1)/
--------------------------------------------------------------------------------


Self-Storage   Apartments  Industrial  Office  Regional Mall  Shopping Center   REIT Average
------------   ---------   ----------  ------  -------------  ---------------   ------------
     4.4%          7.3%       5.0%      7.0%        3.1%           3.2%             5.1%


-----------------
(1) From 1Q98 to 2Q01. Based upon NAV estimates from Green Street Advisors. Includes companies covered in each sector by Green Street from 1Q98 until present. Excludes companies that were acquired or which participated in mergers of equals in such period, or for which Green Street research coverage began after period's start. REIT industry excludes self-storage sector.

Self-Storage vs. Other Sectors - Premium / Discount to NAV
================================================================================

o The self-storage sector has consistently traded at a wider discount to NAV than the industry average

    -- Likely a result of earnings underperformance unrelated to same-store
       NOI growth

--------------------------------------------------------------------------------
                    Historical Premium/Discount to NAV/(1)(2)/
--------------------------------------------------------------------------------

Self-Storage   Apartment  Industrial  Office  Regional Mall  Shopping Center
------------   ---------  ----------  ------  -------------  ---------------
     -8.2%        -5.7%       1.2%     -4.8%        -8.1%        -0.1%

                                  REIT Average/(3)/
                                 -------------
                                      -3.5%

----------
(1)     From 1Q98 to 2Q01.
(2) For a comparison of historical premium / discount to NAV between the self-storage sector and the REIT industry, refer to Appendix A-18.
(3)     REIT average calculation excludes self-storage sector.
        Source: Green Street Advisors.

Self-Storage vs. Other Sectors - FFO Multiples
================================================================================

o Self-storage FFO multiples have remained reasonably constant relative to the overall REIT sector

                                    [GRAPH]

----------
(1) Monthly average stock price divided by the historical forward FFO per share. Historical FFO multiples are based on data from Lehman Brothers and FactSet (2001 FFO projections are based on Green Street estimates in order to be consistent with the information used for valuation analyses in Section II of this presentation). Self-storage sector includes Sequoia, PSA, SHU and SSS. For a graph of the difference in historical FFO multiples between the self-storage sector and the REIT industry, refer to Appendix A-19. For a comparison of historical FFO multiples between Sequoia and the REIT industry, refer to Appendix A-20.

Self-Storage vs. Other Sectors - FFO Multiples to Growth Rates
================================================================================

o Based on FFO growth expectations, self-storage REITs appear to be undervalued relative to the REIT sector

--------------------------------------------------------------------------------
                     Current Forward FFO Per Share Growth/(1)/
--------------------------------------------------------------------------------

                                    2000-2001

Self-Storage   Apartment  Industrial  Office  Regional Mall  Shopping Center
------------   ---------  ----------  ------  -------------  ---------------
    8.2%         6.2%        8.0%      8.5%       7.5%            6.7%

                                  REIT Average
                                 -------------
                                      7.4%

                                    2001-2002

Self-Storage   Apartment  Industrial  Office  Regional Mall  Shopping Center
------------   ---------  ----------  ------  -------------  ---------------
    8.5%         8.6%        9.8%      9.6%       8.0%            6.5%

                                  REIT Average
                                 -------------
                                      8.5%


--------------------------------------------------------------------------------
                  FFO Multiple/FFO Per Share Growth Rate/(1)(2)/
--------------------------------------------------------------------------------

Self-Storage   Apartment  Industrial  Office  Regional Mall  Shopping Center
------------   ---------  ----------  ------  -------------  ---------------
   1.16x          1.61x      1.16x     1.05x       1.05x          1.32x

                                  REIT Average
                                 -------------
                                      1.24x

-------------
(1)     REIT average calculation excludes self-storage sector.
(2) FFO multiple / FFO per share growth rate is calculated as 2001 FFO multiple divided by 2000-2001 FFO per share growth.
        Source: Green Street Advisors, as of June 1, 2001.

Self-Storage vs. Other Sectors - Institutional Ownership
================================================================================

o Self-storage REITs currently have less institutional ownership than other property sectors

      -- This trend has worsened marginally over the past three years as earnings problems have accelerated

o Given the positive views on the sector from the research community, we would expect this trend to reverse itself if the sector can post earnings results consistent with investor expectations

--------------------------------------------------------------------------------
                             Institutional Ownership
--------------------------------------------------------------------------------

                  % of Shares Held by Institutinal Investors/(1)/

                                      1998

Self-Storage       Apartment      Industrial      Office      Regional Mall
------------       ---------      ----------      ------      -------------
    33.1%            72.0%          50.9%          69.0%         74.5%


                                      1999

Self-Storage       Apartment      Industrial      Office      Regional Mall
------------       ---------      ----------      ------      -------------
    32.4%            69.0%          60.6%          73.5%         70.4%


                                      2000

Self-Storage       Apartment      Industrial      Office      Regional Mall
------------       ---------      ----------      ------      -------------
    30.3%            71.7%          64.3%          73.4%         71.6%


                 # of Top REIT Industry Investors Represented in
                 Each Sector's Top Institutional Investors/(2)/

                                      1998

Self-Storage       Apartment      Industrial      Office      Regional Mall
------------       ---------      ----------      ------      -------------
     6.8             14.7            9.3           11.7          12.0


                                      1999

Self-Storage       Apartment      Industrial      Office      Regional Mall
------------       ---------      ----------      ------      -------------
     9.8             18.7           12.3           15.3          15.0

                                      2000

Self-Storage       Apartment      Industrial      Office      Regional Mall
------------       ---------      ----------      ------      -------------
     9.3             20.0           13.0           18.7          15.7



---------
(1) Based upon the institutional holdings in the three largest REITs by market capitalization within each property sector, except for the self-storage sector, which includes Sequoia, PSA, SHU and SSS. Apartment sector includes EQR, ASN and AIV; Industrial sector includes FR, PLD and AMB; Office sector includes EOP, BXP and VNO; Regional Mall sector includes SPG, GGP and RSE.

(2) Top 30 REIT industry institutional investors determined by holdings in the ten largest REITs, as measured by market capitalization as of mid-2Q01: EOP, SPG, EQR, AIV, BXP, VNO, BPO, PLD, SPK, GGP. Top institutional investors in each sector based on the three largest REITs by market capitalization within each property sector, except for the self-storage sector. Source: Thomson Financial Securities data as of 12/31/00; all data cross-referenced against Bloomberg for accuracy. Analysis excludes Barclays Bank and Vanguard Group, which are index investors.

Self-Storage Sector - Earnings and Other Missteps
================================================================================

                                    [GRAPH]

------------
(1) Data represents simple average of the earnings surprises for the companies in each sector. Earnings surprise (%) is defined as the percent by which a company's actual quarterly FFO per share exceeds or falls short of First Call Consensus estimates. Data was unavailable for 4Q99 and 2Q98, therefore simple averages for 1999 and 1998 are based on the three available quarters. Self-storage sector includes Sequoia, PSA, SHU and SSS.
        Source:  Prudential Financial Research.

Self-Storage Sector - Earnings and Other Missteps
================================================================================

Stock Price Performance vs. Key Events

"Despite the REIT group's solid performance year-to-date, the self-storage sector has underperformed the industry by a wide margin. This underperformance, in our opinion, is attributed to the fact that many of these companies have continued to miss or post disappointing earnings results. While the supply of new self-storage facilities appears to be moderating (which should bode well for the long-term health of the industry), we are not inclined to change any of our recommendations in this sector until we stop cutting our FFO estimates."
-  Merrill Lynch, 2/2/01

                                    [GRAPH]
----------
(1) Refer to Appendices A-21 through A-24 for charts showing individual companies' stock price performance versus key events.

Self-Storage Sector - Earnings and Other Missteps
================================================================================

Positive Research Views on the Self-Storage Sector

"The acceleration in same-store NOI growth rate in 1Q2001 is coming as a result of the success of key marketing and sales initiatives that are finally posting tangible results. In addition, self-storage construction activity has moderated over the past several quarters, which may be playing a role in the improved internal growth."

     --  Salomon Smith Barney, 5/21/01

"Traditional sources of real estate debt and equity were not quick to embrace self-storage. The strong industry results produced during much of this decade (1990's) have attracted additional capital from REIT investors, pension funds, life insurance companies, and CMBS programs."

     --  Green Street Advisors, 1/21/99

 "A slowing economy is good, the thinking goes, because companies and individuals are forced to downsize, creating a demand for storage space, and making the sector a safe place to be. Investors apparently think that makes sense. Self-storage REITs are outperforming other REIT groups except health care...since the beginning of the year."

     --  Wall Street Journal, 3/24/01

"We believe self-storage to be a real estate sector with solid long-term credit fundamentals. The self-storage industry is not as well understood as most other real estate sectors. Long considered a "non-traditional real estate sector," self-storage has undergone significant transformation and growth over the last decade. The industry has gained credibility among a wider circle of potential investors - a reflection of its sound performance."

     --   Woody's, 12/00

Self-Storage Sector - Earnings and Other Missteps
================================================================================

Positive Research Views on the Self-Storage Sector (continued)

 "In times of economic growth, storage is needed in the interim for people as they move into larger houses. In times of an economic slowdown, storage is needed as people downsize. Overall, the average American family moves once every four to five years. Therefore, it is our contention that the self-storage industry should thrive in any economic condition, making it an attractive industry to invest in."

     --  Morgan Keegan, 1/12/01

"While self-storage continues to be a highly localized form of business, we believe that industry consolidation will continue and a number of large operators will increase their brand-name recognition - particularly in major metropolitan areas."

     --  Legg Mason Wood Walker, 3/31/99

REIT Industry Trends - Does Size Matter?
================================================================================
While Bigger May be Better in Many Respects, Better is Always Better
================================================================================
                                 BIGGER is Better
================================================================================
o    Valuation benefits
     --   Positive correlation between size and FFO multiples
     --   Positive correlation between size and share price premium /
          discount to NAV
o    Lower cost of capital
     --   Attributable to better trading liquidity for both equity and debt
o    Operating efficiencies
     --   Economies of scale and pricing power
     --   Ability to better attract and retain top management
o    Strategic benefits
     --   Acquiror of choice
     --   Opportunity to create brand value
================================================================================
                             BETTER is Better
================================================================================
o    Impact of acquisitions and developments on  FFO per share are minimized as companies expand their asset base
o    Real estate is a local business
     --   "Local sharpshooters" tend to outperform competitors who lack in-depth local market knowledge
o    Select small companies with strong performance and high growth rates have been rewarded with higher multiples than their peers, irrespective of size
o    Unlikely that the benefit of enhanced liquidity     in a
     company's stock or debt securities can completely offset the negative impact on a company's valuation due to below-average earnings growth rate

 -------------------------------------------------------------------------------
                                      I-26

REIT Industry Trends - Does Size Matter?
================================================================================


Multiple Gapping by Market Capitalization

                                    [GRAPH]

----------
(1) Companies are segmented according to their market capitalization in respective years. Tier I consists of companies with market capitalization above $4 billion; Tier II consists of companies with market capitalization between $2 billion and $4 billion; Tier III consists of companies with market capitalization below $2 billion. The average market capitalization and price to trailing FFO multiple is shown for each tier in each year. Tiers do not necessarily include the same companies year-to-year. For a list of companies in each tier by year, see Appendices A-25 through A-29.

(2) Prices as of December 31 of respective year divided by FFO for that year, except for YTD 2001, which uses 6/8/01 share prices and 2000 FFO per share. Enterprise values are calculated as of respective year-ends, except for YTD 2001, which uses 1Q01 data.
        Source:  SNL Securities.

REIT Industry Trends - Does Size Matter?
================================================================================

NAV Premium / Discount by Market Capitalization

                                    [GRAPH]
----------
(1) Companies are segmented according to their market capitalization in respective years. Tier I consists of companies with market capitalization above $4 billion; Tier II consists of companies with market capitalization between $2 billion and $4 billion; Tier III consists of companies with market capitalization below $2 billion. The average market capitalization and average premium / discount to NAV is shown for each tier in each year. Tiers do not necessarily include the same companies year-to-year.

        For a list of companies in each tier by year, see Appendices A-25 through A-29. Year-end NAV estimates are from Green Street Advisors.
        For 1998, Green Street NAV estimates are available for 89% of Tier I companies, 83% of Tier II companies, and 34% of Tier III companies. For 1999, Green Street NAV estimates are available for 94% of Tier I companies, 74% of Tier II companies, and 32% of Tier III companies. For 2000, Green Street NAV estimates are available for 95% of Tier I companies,74% of Tier II companies, and 29% of Tier III companies. For 2001, Green Street NAV estimates are as of 6/1/01, and are available for 100% of Tier I companies, 74% of Tier II companies, and 29% of Tier III companies. Except for 2001, which uses 6/8/01 share prices, NAV premium / discount calculations use year-end share prices. Enterprise values are calculated as of respective year-ends, except for YTD 2001, which uses 1Q01 data.

REIT Industry Trends - Does Size Matter?
================================================================================

Liquidity Analysis by Market Capitalization

o   Higher liquidity for larger cap companies leads to lower cost of equity capital
--------------------------------------------------------------------------------
                    REIT Industry Average Trading Volume/(1)/
--------------------------------------------------------------------------------

                          Average Daily Trading Volume
                         over Last 39 Days (in shares)

            Tier I                 Tier II                  Tier III
            ------                 -------                  --------
           558,000                 193,600                   73,600

----------
(1) As of 2Q01. Companies are segmented according to their market capitalization in respective years. Tier I consists of companies with market capitalization above $4 billion; Tier II consists of companies with market capitalization between $2 billion and $4 billion; Tier III consists of companies with market capitalization below $2 billion. For a list of companies in each tier, see Appendices A-25 through A-29.
     Source:  Factset.

REIT Industry Trends - Does Size Matter?
================================================================================

Cost of Investment Grade REIT Unsecured Debt

o Large market capitalizations and larger debt issues have greater appeal to investors partly due to their better liquidity, resulting in tighter spreads and lower cost of debt capital
--------------------------------------------------------------------------------
  -----Original Message-----
  From:
  Sent:           Thursday, March 01, 2001 8:38 AM
  To:             Grimm, Kris D
  Subject:        REITs in Corporate Index

  I am contemplating a strategy in which we load up on EOP(1) as a proxy for the entire sector and only hold other names as special situations (grossly mispriced bonds, upgrade candidates, tender possibilities, etc.).

  But, as an analyst, I need some supporting facts.

  Pro-forma for SPK and about $1.0 billion of new debt, what would be EOP's % of the REIT component of the index, and what % would the entire REIT sector be? I think it was 13% of the corporate index last time I looked.

  If I have the ability to take a .5-1% position in EOP (on a $50bn portfolio, roughly $250-500MM, so the low end is more realistic) with selectively adding $15-50MM pieces of other names, this strategy could outperform (or at least match) index performance without sacrificing liquidity -- always a concern when you overweight REITs, despite the good liquidity seen in the sector YTD.

  Thanks for your help.
--------------------------------------------------------------------------------

----------
(1) On 2/23/01, EOP and Spieker Properties announced that they had entered into a definitive agreement to merge the two companies. The transaction is valued at over $7.2 billion.

REIT Industry Trends - Does Size Matter?
================================================================================

Real Estate Consolidation Trends

--------------------------------------------------------------------------------
                            Recent M&A Activity/(1)/
--------------------------------------------------------------------------------

                               Transaction Volume
                                   (millions)

          1996                       1997                         1998
          ----                       ----                         ----
     2 transactions            10 transactions               9 transactions
         $1,173                     $9,211                       $9,641

          1999                       2000                        2001
          ----                       ----                        ----
     4 transactions             8 transactions              2 transactions
         $5,101                    $10,524                      $10,236

----------
(1) Includes closed and pending transactions, by date of announcement. Excludes transactions in certain sectors, such as mortgage, lodging, gaming, healthcare, extended stay, and prison. Excludes minority or partial tender offers and mergers of equals.
        Source:  Thomson Financial Securities Data.

REIT Industry Trends - Does Size Matter?
===============================================================================

Real Estate Consolidation Trends (continued)
--------------------------------------------------------------------------------
                           Average Premiuns Paid/(1)/
--------------------------------------------------------------------------------

                          Premium over 20 Trading Days
                               Prior Share Price

                                 Simple Average

             1998          1999          2000          2001 YTD
             ----          ----          ----          --------
             10.5%         13.2%         18.9%          11.3%

                                Weighted Average

             1998          1999          2000          2001 YTD
             ----          ----          ----          --------
             12.4%         14.0%         24.3%          12.4%

              REIT Industry Average Annual Premium/Discount to NAV

             1998          1999          2000          2001 YTD
             ----          ----          ----          --------
             6.3%         -8.1%         -11.3%          -6.1%


----------
(1) Includes closed and pending transactions since 1998. Excludes transactions in certain sectors, such as mortgage, lodging, gaming, healthcare, extended stay, and prison. Excludes minority or partial tender offers and mergers of equals. REIT industry average annual premium / discount to NAV figures calculated using monthly data from Green Street Advisors. Sources: Thomson Financial Securities Data, Bloomberg, and various national publications.

REIT Industry Trends - Does Size Matter?
================================================================================

Drivers for REIT Industry Consolidation

o    Sellers taking advantage of "top of the market" conditions

     --  Spieker / EOP

o    Generational and management succession issues

     --  Charles E. Smith / Archstone

o Larger market capitalization is increasingly rewarded with higher earnings multiples, enhanced capital markets access and cheaper cost of capital

     --  MeriStar / Felcor

o    Acquirors better able to issue equity as consideration in mergers

     -- Acquiror stock prices trade closer to NAV, resulting in less NAV dilution for acquiror

     -- Reduced need for cash consideration mitigates balance sheet concerns for acquiror

REIT Industry Trends - Does Size Matter?
================================================================================

Industry and Research Views on REIT Industry Consolidation

"I have believed that scale is extraordinarily relevant and important...I don't think there's any question that the current environment is affected by the oligopolization of our industry."

     --   Sam Zell, Equity Office Properties, 3/6/01

"Almost invariably the largest company is the dominant company...they always have a higher multiple."

     --  Steve Roth, Vornado Realty Trust, 3/6/01

 "...The announced merger between Blue Chips Equity Office and Spieker Properties...has seemingly re-ignited discussions of additional consolidation in the REIT industry...We believe there are natural fits out there in terms of portfolios and strategy."

     --   Salomon Smith Barney, 4/2/01

"When all is said and done, if you can trade a million shares a day, then you can have real liquidity. I believe liquidity equals value and the real goal here is to create that kind of environment."

    --    Sam Zell, Equity Office Properties, 3/6/01

 "We expect merger and acquisition activity to continue The multiple differential between the `haves' and the `have nots' has widened in the last year."

    --    Salomon Smith Barney, 1/19/01

"Most obviously the merger adds scale. Equity Office will consolidate its position as the first choice for non-dedicated REIT investors wanting to buy into the sector because of its size and share liquidity. Furthermore we believe that Equity Office confirms its status as the front runner for inclusion in the S&P 500 Index should it be decided to add a REIT to the index for the first time."

    --   Lehman Brothers, 3/14/01

Valuation Summary
================================================================================

----------------------------------------------------------------------------------------------------------------------------
                          Valuation Ranges Based on Different Scenarios and Methodologies
----------------------------------------------------------------------------------------------------------------------------
                                                                                                 Executive
                                                                          Sequoia Value Range     Summary       Appendix
                                                                          -------------------   -----------   --------------
                                                                                                (Page II- )   (Appendix B- )

Management's Business Plan     Overview of Management Projections                                  2 - 7

                               Equity Research Analyst Price Targets        $33.00 - $36.00          8

                               Comparable Company Analysis
                                 With Cactus                                $32.00 - $38.50          9
                                 Without Cactus                             $34.50 - $41.50       10 - 11

                               Capitalization Rate Analysis                 $37.00 - $43.00         12

                               Discounted Cash Flow Analysis
                                 Unlevered                                  $35.50 - $40.50       13 - 14
                                 5-Year Dividend Discount Model             $38.50 - $41.00         15
                                 10-Year Dividend Discount Model            $41.50 - $47.00         16

                               Comparable Transactions Analysis             $38.50 - $42.00       17 - 18           1

                               Privatization/Leveraged Buyout               $32.50 - $34.50       33 - 34        66 - 71


Strategic Alternatives         Public-to-Public Mergers                                           19 - 20
                                 Acquisition of SHU                         $34.00 - $36.00       21 - 23         2 - 19
                                 Acquisition of SSS                         $36.00 - $38.00       24 - 26        20 - 35

                                 Sale to PSA                                $38.00 - $41.00       27 - 29        36 - 53
                                 Sale to SHU                                $34.00 - $36.00       30 - 32        54 - 65

                               Privatization/Leveraged Buyout               $32.50 - $34.50       33 - 34        66 - 71

                               Sale to Cactus                               $36.50 - $40.50       35 - 38        72 - 83
                                 Dollar Cost Averaging Analysis             $36.00 - $45.00         39             80
----------------------------------------------------------------------------------------------------------------------------

Management's Business Plan - Overview of Projections
================================================================================

Summary Capital Plan

--------------------------------------------------------------------------------
                           Sources and Uses of Funds
--------------------------------------------------------------------------------
(Dollars in Thousands)               Q3-Q4 2001   2002     2003    2004    2005
                                     ---------- -------- ------- ------- -------
USES OF FUNDS
  Acquisitions/(1)/                          $0 $ 15,000 $45,832 $24,000 $25,000
  Development                            18,528   22,862  20,249  20,004  20,004
  Investment in GECC acquisition JV       3,219    2,971      56      56      56
  Investment in GECC development JV       2,030    2,953     944     340      47
  Payoff of notes                         8,500       --      --      --      --
  Paydown of line of credit, net         (5,099) 107,122  23,964   9,541  13,573
  Common stock buybacks                      --   19,668      --      --      --
                                     ---------- -------- ------- ------- -------
  Total Uses                            $27,177 $170,576 $91,044 $53,940 $58,680

SOURCES OF FUNDS
  Free Cash Flow                        $10,472 $ 26,630 $34,474 $39,343 $43,349
  Asset dispositions                     14,000   20,000  12,000  12,000  12,000
  Franchisee loan repayments, net         2,503   23,526  44,129   2,135   2,846
  Unsecured debt issuance                    --  100,000      --      --      --
  Common stock issuance                     202      420     441     463     484
                                     ---------- -------- ------- ------- -------
  Total Sources                         $27,177 $170,576 $91,044 $53,940 $58,680
--------------------------------------------------------------------------------


----------------------------------
(1) Includes $23.8 million used to purchase facilities relating to a capital lease obligation, in July 2003.

Management's Business Plan - Overview of Projections
================================================================================

Summary Capital Plan


(Dollars in Thousands)

FREE CASH FLOW                           Q3-Q4 2001            2002             2003             2004            2005
                                       -------------       -------------   --------------   -------------  ---------------
Net Cash Provided by Operations            $89,350            $185,466        $201,735        $217,472         $234,093
Interest Expense                           (22,611)            (50,453)        (52,347)        (52,347)         (52,347)
Mortgage Principal Payments                   (645)             (1,289)         (1,289)         (1,289)          (1,289)
Property level capital expenditures         (8,000)            (10,000)        (10,000)        (10,000)         (10,000)
Non-Property capital expenditures           (1,500)             (4,000)         (4,000)         (4,000)          (4,000)
Dividends to common shareholders           (38,488)            (77,624)        (83,356)        (93,014)        (104,222)
Dividends to OP unitholders                 (4,750)             (9,701)        (10,500)        (11,711)         (13,116)
Preferred dividends                         (2,884)             (5,769)         (5,769)         (5,769)          (5,769)
                                       -------------       -------------   -------------    -------------  ---------------
Free Cash Flow                             $10,472             $26,630         $34,474         $39,343          $43,349

Net Cash Provided by Operations Growth                                              9%              8%               8%
Free Cash Flow Growth                                                              29%             14%              10%



Management's Business Plan - Overview of Projections

================================================================================


Summary Capital Plan

                            Projected Year-End Balance Sheet Measures and Credit Ratios

(Dollars in Thousands)
                                                  2001          2002           2003         2004          2005
                                            ----------------------------------------------------------------------
Total Assets                                    $1,751,713    $1,722,673    $1,679,325    $1,677,919    $1,675,203
Total Undepreciated Assets                      $1,925,841    $1,940,101    $1,941,220    $1,985,485    $2,029,745

Interest Coverage Ratios /(1)/
EBITDA to Interest Expense                           2.98x         3.08x         3.36x         3.72x         4.05x
EBITDA to Interest Expense and                       2.90x         2.81x         3.31x         3.51x         4.02x
  Capitalized Interest
EBITDA to Interest Expense, Capitalized              2.84x         2.76x         3.24x         3.44x         3.94x
  Interest and Principal Payments

Fixed Charge Ratios /(1)/
EBITDA to Interest Expense and                       2.75x         2.85x         3.10x         3.43x         3.72x
  Preferred Dividends
EBITDA to Interest Expense, Cap. Interest            2.68x         2.62x         3.06x         3.24x         3.70x
  and Pref. Dividends
EBITDA to Interest Expense, Cap. Interest,           2.63x         2.57x         3.00x         3.18x         3.62x
  Principal Payments and Pref. Dividends

Debt to Total Assets                                 49.4%         49.8%         48.1%         47.5%         46.7%
Debt to Undepreciated Assets                         45.0%         44.2%         41.6%         40.2%         38.6%
Unencumbered Assets to Unsecured Debt                2.02x         2.00x         2.01x         2.03x         2.07x
Secured Debt to Total Assets                          5.1%          5.1%          3.7%          3.7%          3.6%

Equity Market Capitalization                      $984,808    $1,013,667    $1,061,909    $1,110,195    $1,158,523
Total Market Capitalization                     $1,963,975    $1,990,444    $1,995,623    $2,039,099    $2,078,586
Debt to Equity Market Capitalization                 87.9%         84.6%         76.1%         71.8%         67.5%

------------------------------------
(1) Interest Coverage and Fixed Charge Coverage ratios for the fourth quarter of each of the projection years.

Management's Business Plan - Overview of Projections
================================================================================

Major Financing Assumptions

..    Unsecured debt

     --   $50 million of 5-year notes at 6.75% coupon, issued January 2002

     --   $50 million of 10-year notes at 7.50% coupon, issued July 2002

     --   Proceeds used to pay down line of credit

..    Common stock

     --   No common stock issuance from 2001 to 2005

..    Stock buybacks

     --   $19 million of common stock repurchased during first 6 months of 2002

     --   Buyback at prices ranging from $34.13 to $34.88

..    Preferred equity

     --   No preferred stock issuance from 2001 to 2005


Management's Business Plan - Overview of Projections
================================================================================

--------------------------------------------------------------------------------
Major Revenue, Expense and Cash Flow Assumptions
--------------------------------------------------------------------------------
     (Annual growth rates)                                  2001        2002      2003      2004       2005
                                                            ----        ----      ----      ----       ----

     Same-store properties     Revenue                      6.3%        5.0%      4.5%      4.5%       4.5%
                               Expense/(1)/                 5.7%        3.0%      3.0%      3.0%       3.0%
                               Imputed NOI Growth/(2)/      6.5%        5.7%      5.0%      5.0%       5.0%

     Acquisitions              Revenue                      n/a         5.5%      5.5%      5.5%       5.5%
                               Expense                      n/a         3.0%      3.0%      3.0%       3.0%
                               Imputed NOI Growth           n/a         6.4%      6.4%      6.4%       6.4%

     Developments              Revenue                      n/a         4.5%      4.5%      4.5%       4.5%
                               Expense                      n/a         3.5%      3.5%      3.5%       3.5%
                               Imputed NOI Growth           n/a         4.9%      4.9%      4.9%       4.9%

     Expansions                Revenue                      n/a         4.5%      4.5%      4.5%       4.5%
                               Expense                      n/a         3.5%      3.5%      3.5%       3.5%

     Lease-ups                 Revenue                      n/a         4.5%      4.5%      4.5%       4.5%
                               Expense                      n/a         3.5%      3.5%      3.5%       3.5%
   ----------------------------------------------------------------------------------------------------------

     Cost-to-Manage                                         n/a         3.0%      3.0%      3.0%       3.0%
     G&A                       Payroll expense              n/a         5.0%      5.0%      5.0%       5.0%
                               Other expenses               n/a         3.0%      3.0%      3.0%       3.0%
   ----------------------------------------------------------------------------------------------------------

     Dividends                 Dividend per share growth    2.9%        5.0%     10.0%     12.0%      12.0%
   ----------------------------------------------------------------------------------------------------------
     Capital expenditures      Property level               n/a       -22.5%      0.0%      0.0%       0.0%
                                  Recurring                 n/a         n/a       0.0%      0.0%       0.0%
                                  Non-recurring             n/a         n/a       0.0%      0.0%       0.0%
                               Non-property                 n/a        12.0%      0.0%      0.0%       0.0%
   ----------------------------------------------------------------------------------------------------------




-----------------
(1) Expense includes cost of property operations but excludes cost-to-manage, which is reflected below in the table. Property taxes are assumed to be equal to 8.3% of revenue.
(2) Because this calculation was not specifically provided in management's projections, it has been imputed based on Sequoia's 2000 ratio of expense to revenue.

Management's Business Plan - Overview of Projections
================================================================================

--------------------------------------------------------------------------------
                              Earnings Projections
--------------------------------------------------------------------------------

(Dollars in Thousands)                                       2001        2002        2003        2004        2005      '01-'05 CAGR
                                                         ------------------------------------------------------------  -------------
Real Estate NOI
    Stabilized properties                                  $180,258    $189,127    $198,447    $208,211    $218,439           4.9%
    Lease-up                                                  5,241       6,026       6,399       6,778       7,186           8.2%
    Development                                               6,367      10,551      13,882      17,382      20,867          34.5%
    Expansion                                                 9,126      10,882      13,965      15,832      16,877          16.6%
    Acquisitions                                                151         857       2,961       4,909       7,708         167.5%
    Dispositions                                               (668)     (2,951)     (4,425)     (5,625)     (6,825)         78.8%
    Other                                                      (474)        286         286         567         567
                                                         ------------------------------------------------------------  -------------
    Total                                                  $200,000    $214,778    $231,514    $248,054    $264,818           7.3%

    Cost-to-manage                                         ($14,104)   ($14,553)   ($15,098)   ($15,636)   ($16,178)          3.5%
                                                         ------------------------------------------------------------  -------------
    Real estate NOI after cost-to-manage                   $185,896    $200,225    $216,416    $232,418    $248,640           7.5%

Service and Other Income                                     $3,415      $3,486      $2,120      $2,145      $2,113         -11.3%

Equity in Earnings                                           $1,660      $2,700      $3,190      $3,995      $4,609          29.1%

Income From Property Operations                            $190,970    $206,411    $221,725    $238,558    $255,362           7.5%

    G&A                                                    ($15,656)   ($16,838)   ($17,319)   ($18,082)   ($18,869)          4.8%
    Interest Expense                                        (63,501)    (65,005)    (63,395)    (60,010)    (59,659)
    Capitalized Interest                                      3,218       1,237         900         728         731
    Interest Income                                          10,736       9,209       7,476       4,531       4,182
    Preferred Dividends                                      (5,769)     (5,769)     (5,769)     (5,769)     (5,769)
    Adjustments for Minority Interests                       (9,842)    (10,866)    (12,442)    (14,133)    (15,914)
    Depreciation of Non-Revenue Producing Assets             (6,942)     (7,053)     (7,958)     (8,091)     (8,235)

Funds From Operations Attributable to Common Shares        $103,214    $111,327    $123,219    $137,132    $151,828          10.1%

FFO Per Share (Diluted)                                       $3.77       $4.12       $4.55       $5.04       $5.53          10.1%
    Annual growth                                              9.7%        9.3%       10.6%       10.6%        9.9%

AFFO Per Share (Diluted)                                      $3.52       $3.87       $4.30       $4.79       $5.28          10.7%
    Annual Growth                                                         10.0%       11.3%       11.2%       10.4%

Management's Business Plan - Equity Research Analyst Price Targets
================================================================================

Sequoia Value Range:    . $33.00 to $36.00

Methodology:            . Value range derived using equity research analyst
                          12-month price targets


------------------------------------------------------------------------------------------------------------------------------------
                                               Price Targets and Estimates for Sequoia
------------------------------------------------------------------------------------------------------------------------------------
                               12-month                                  2001      2002      2001       2002      Last Updated
Firm                        Price Target NAV/(1)/ Recommendation/(1)/  FFO/(2)/  FFO/(2)/  AFFO/(1)/  AFFO/(1)/  FFO/(2)/ Other/(1)/
--------------------------  ------------ -------- -------------------  --------  --------  ---------  ---------  -------- ----------
Green Street Advisors         $35.24     $36.50          Hold           $3.76     $4.11     $3.55      $3.88      6/1/01     6/1/01
A.G. Edwards & Sons             N/A        N/A            N/A            3.74      4.07      N/A        N/A      4/27/01      N/A
Goldman Sachs                   N/A        N/A            N/A            3.74      4.10      N/A        N/A       6/6/01      N/A
Legg Mason                     33.00      35.00           Buy            3.74      4.08      N/A        N/A      4/27/01   10/27/00
Merrill Lynch                   N/A       37.94      LT Accumulate       3.74      4.08      3.53       3.85      6/1/01    4/30/01
Morgan Keegan                   N/A        N/A       Market Perform      3.85      N/A       N/A        N/A      1/12/01    1/12/01
Morgan Stanley Dean Witter    N/A/(3)/     N/A          Neutral          3.70      4.01      N/A        N/A      4/27/01    4/27/01
Robertson Stephens             33.00      36.10    Market Performer      3.73      4.09      N/A        N/A      5/21/01    4/26/01
Salomon Smith Barney           36.00      37.66   Neutral, Med. Risk     3.75      4.07      N/A        N/A      4/30/01    4/30/01
--------------------------  ------------ -------- -------------------  --------  --------  ---------  ---------  --------  ---------

Average                       $34.31     $36.64                         $3.75     $4.08     $3.54      $3.87
Median                        $34.12     $36.50                         $3.74     $4.08     $3.54      $3.87

First Call Average                                                      $3.73     $4.07

Sequoia's Estimates                      $40.60                         $3.77     $4.12     $3.52      $3.87     3/31/01    3/31/01
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------
(1) AFFO per share estimates, NAV estimates and recommendations are based on the latest available published research reports as of June 8, 2001.
(2)     Reported by First Call as of June 8, 2001.
(3) Morgan Stanley Equity Research reports "N/A" for current price target as of 4/27/01; its price target as of April 2001 was $32.00 per share.

Management's Business Plan - Comparable Company Analysis
================================================================================

With Cactus

Sequoia Value Range:  .  $32.00 to $38.50
Methodology:          .  Assumes Cactus remains a 43.5% owner of Sequoia's
                         equity
                      .  Value range derived by applying range of current AFFO
                         and FFO multiples for self-storage REITs to Sequoia's
                         AFFO and FFO estimates
                         -  Multiples for other self-storage REITs calculated
                            using 2001 and 2002 AFFO and FFO per share estimates by Green Street Advisors/(1)/ and current share prices/(2)/
                         -  Multiples at current leverage levels and adjusted to
                            equalize leverage across companies/(3)/



------------------------------------------------------------------------------------------------------------------------------------
                                                    Comparable Company Analysis
------------------------------------------------------------------------------------------------------------------------------------
                       Capitalization ($ million)        Leverage                Current Leverage           Equalized Leverage /(3)/
                       --------------------------  -----------------------  ---------------------------   --------------------------
               Share  Equity
               Price    Mkt.   Debt +      Firm    Net Debt/   Debt + Pfd/  FFO Multiple  AFFO Multiple   FFO Multiple AFFO Multiple
Company        /(2)/   Value   Preferred   Value   Firm Value  Firm Value   2001    2002  2001     2002   2001    2002  2001    2002
--------       ------- -----   ---------  -------  ----------- -----------  ----   -----  ----     ----   -----   ----  ----    ----
Sequoia        $36.04  $1,100    $940      $2,041       43%        46%      9.6x    8.7x 10.2x     9.3x   9.6x    8.7x 10.2x    9.3x

Public Storage  28.80   3,730    1,832      5,562        3%        33%     10.1x    9.4x 10.6x     9.9x   9.6x    8.8x 10.2x    9.3x
Shurgard        29.05     869      616      1,485       29%        41%      9.8x    8.9x 10.7x     9.6x   9.6x    8.7x 10.5x    9.4x
Sovran          25.76     335      275        610       40%        45%      8.6x    8.1x  9.3x     8.7x   8.5x    8.0x  9.3x    8.7x
                                                                           ----------------------------   --------------------------
Minimum                                                  3%        33%      8.6x    8.1x  9.3x     8.7x   8.5x    8.0x  9.3x    8.7x
Maximum                                                 43%        46%     10.1x    9.4x 10.7x     9.9x   9.6x    8.8x 10.5x    9.4x
                                                                           ---------------------------------------------------------

                                                                          FFO Per Share AFFO Per Share  FFO Per Share AFFO Per Share
                                                                          2001    2002   2001     2002   2001    2002   2001    2002
                                                                          ----    ----   ----     ----   ----    ----   ----    ----
Sequoia's Estimate                                                       $3.77   $4.12  $3.52    $3.87  $3.77   $4.12  $3.52  $3.87
Implied Value                                                            -----------------------------  ----------------------------
                                                                   Low   $32.37  $33.27 $32.73   $33.79 $32.18  $33.05 $32.57 $33.60
                                                                  High   $38.10  $38.52 $37.59   $38.17 $36.26  $36.10 $37.05 $36.44
                                                                         ------------------------------ ----------------------------
------------------------------------------------------------------------------------------------------------------------------------

-------------------
(1)  Source: Green Street Advisors, June 1, 2001.

(2)  Share prices as of June 13, 2001.

(3) For Equalized Leverage analyses, each company's leverage for the purpose of this analysis is increased to equal the current leverage of Sequoia and each company's AFFO and FFO estimates are adjusted assuming the issuance of debt at 7.75% and the use of proceeds to buy back common shares at the current market price. Leverage includes long-term debt plus perpetual preferred equity, minus cash on hand, but excludes each company's share of JV debt and convertible preferred stock.

Management's Business Plan - Comparable Company Analysis
================================================================================

Without Cactus

Sequoia Value Range: .  $34.50 to $41.50

Methodology:         .  Assumes Cactus has fully liquidated its ownership
                        position in Sequoia

                     . Value range derived by applying Archstone's share price outperformance over its peers since Cactus's disposition of its stake, to the value range derived assuming Cactus remains a 43.5% owner of Sequoia's equity (page II-9)

Significant          .  Archstone's share price performance calculated from
Assumptions:            February 23, 2001, when Cactus announced the sale of its
                        stake in Archstone, through May 3, 2001, one day before Archstone's announcement of its acquisition of Charles E. Smith Residential/(1)/

                        - 7.5% outperformance versus comparable multifamily
                          REITs

Management's Business Plan - Comparable Company Analysis
================================================================================

Without Cactus (continued)

                                    [GRAPH]

-------------------

(1) Analysis from 2/23/01, when Cactus announced the sale of its stake in ASN, through 5/3/01, one day before ASN's announcement of its acquisition of Charles E. Smith Residential.

Management's Business Plan - Capitalization Rate Analysis
================================================================================

Sequoia Value Range:  . $37.00 to $43.00
Methodology:          . Value range derived based on a range of capitalization
                        rates from 9.50% to 10.50% applied to Sequoia's projected 2002 real estate NOI less recurring capital expenditures

-------------------------------------------------------------------------------------------------------------------
Capitalization Rate Analysis
-------------------------------------------------------------------------------------------------------------------
(In Thousands Except Per Share and Per Unit Data)

Capitalization Rate                                   9.50%        9.75%        10.00%        10.25%       10.50%
                                                   ----------------------------------------------------------------
Valuation of Mature Owned Properties/(1)/          $1,808,153   $1,761,790    $1,717,745    $1,675,849   $1,635,948
Valuation of Management and Service Income/(2)/        11,483       11,483        11,483        11,483       11,483
Add:
Cash, Cash Equivalents and Securities                  $1,605       $1,605        $1,605        $1,605       $1,605
Recent Acquisitions in Lease-up/(3)/                   59,755       59,755        59,755        59,755       59,755
Recent Expansions/(3)/                                 93,846       93,846        93,846        93,846       93,846
Developments in Lease-up/(3)/                          82,817       82,817        82,817        82,817       82,817
Construction in Progress/(3)/                          55,711       55,711        55,711        55,711       55,711
GECC JV Equity/(4)/                                    12,054       12,054        12,054        12,054       12,054
Fidelity JV Properties/(5)/                            41,250       41,250        41,250        41,250       41,250
Franchise Corp. Equity/(6)/                            10,100       10,100        10,10         10,100       10,100
Employee Stock Loans Receivable                       110,301      110,301       110,31        110,301      110,301
Mortgage Notes Receivable                             110,661      110,661       110,61        110,661      110,661
Other Assets/(7)/                                      34,995       34,995        34995         34,995       34,995
Subtract:
Debt                                                 $877,078     $877,078      $877,078      $877,078     $877,078
Other Liabilities/(8)/                                 61,301       61,301        61,301        61,301       61,301
Share of JV Debt/(9)/                                  27,384       27,384        27,384        27,384       27,384
Preferred Units                                        65,000       65,000        65,000        65,000       65,000

Net Asset Value                                    $1,302,968   $1,256,605    $1,212,560    $1,170,664   $1,130,763
Net Asset Value Per Share                              $42.79       $41.27        $39.82        $38.45       $37.14
-------------------------------------------------------------------------------------------------------------------


-------------------
(1) Based on Sequoia's projected 2002 NOI less cost-to-manage from stabilized properties, and $0.25 per square foot of recurring capital expenditures estimated by management.

(2) Based on Sequoia's projected 2002 income from management fees and tenant insurance premiums (management projections), less cost-to-manage of $20,000 per managed/franchised and JV property, valued at a 5x multiple. Excludes joint venture fees from acquisition, development and general contractor services ($165,000 for 1Q2001) which are deemed by management to be non-recurring.

(3) Recently acquired and expanded properties in lease-up are accounted for at 100% of cost. Development projects in lease-up and constructions in progress are accounted for at 105% of cost.

(4) Based on Company's share of book equity in the Acquisition JV, and its share of equity in the Development JV - valued assuming a 5% premium to the undepreciated asset cost.

(5) Assumes a valuation of $165 million for the Fidelity properties (management's estimate).

(6) Market valuation of Franchise Corp. performed when Company purchased minority interest in January 2001.

(7) Other assets from Company's balance sheet, plus $7mm in corporate PP&E (valued at 25% of undepreciated book value as reported in Sequoia's March 31, 2001 10-Q); excludes deferred financing costs.

(8) Per company's 10-Q; excludes $37 million in deferred gain from contribution of self-storage facilities.

(9)  Includes share of debt in Fidelity JV and single-property JVs.

Management's Business Plan - Discounted Cash Flow Analysis
================================================================================

Unlevered Discounted Cash Flow Analysis

Sequoia Value Range:     . $35.50 to $40.50

Methodology:             . Valuation as an independent public company, based on
                           Sequoia's projections from July 1, 2001 through December 31, 2005

                         . Value range derived by subtracting Sequoia's debt,
                           other liabilities and preferred stock from the range of total enterprise values calculated using the discounted cash flow analysis described below

Sensitivity Analysis:


--------------------------------------------------------------------------------
                                                Discount Rate
                                10.50%    11.00%    11.50%    12.00%    12.50%
                                -------  --------  --------  --------  -------
                      8.5x      $37.04    $35.84    $34.66    $33.51    $32.39
   Terminal           9.0x      $38.81    $37.57    $36.36    $35.18    $34.02
     FFO              9.5x      $40.58    $39.30    $38.06    $36.84    $35.65
Multiple/(1)/        10.0x      $42.35    $41.04    $39.76    $38.51    $37.29
                                -------  --------  --------  --------  -------
--------------------------------------------------------------------------------


Significant Assumptions: . Unlevered free cash flow calculated as:
                             EBITDA
                           - Capital expenditures
                           - Investments in acquisitions, development and JVs + Proceeds from asset dispositions
                           + Franchisee loan repayments

                         . Unlevered discount rates range from 10.5% to 12.5% . Terminal enterprise value in 2005 equals terminal equity value plus outstanding indebtedness plus outstanding preferred stock
                           - Terminal equity value calculated using FFO
                             multiples applied to projected FFO


--------------------

(1) Refer to page II-9 for a range of current 2001 FFO multiples for Sequoia's comparable companies.

Management's Business Plan - Discounted Cash Flow Analysis
================================================================================

Unlevered Discounted Cash Flow Analysis (continued)


(Amounts in Thousands except Per Share and Per Unit Data)

CASH FLOW PROJECTIONS/(1)/                    2001                       2002                              2003
                                          Q3      Q4         Q1      Q2      Q3      Q4         Q1      Q2      Q3      Q4
                                       ------- -------    ------- ------- ------- -------    ------- ------- ------- -------
Net income                             $23,025 $22,368    $19,441 $23,687 $24,576 $24,011    $22,281 $26,730 $28,542 $27,367
to common shareholders and unitholders

Add back:
  Interest expense                      11,305  11,305     12,139  12,149  13,077  13,087     13,087  13,087  13,087  13,087
  Depreciation and amortization         10,632  10,713     10,756  10,781  10,854  10,910     10,995  11,085  11,164  11,223

Capital expenditures:
  Property-level                        (2,500) (5,500)    (2,500) (2,500) (2,500) (2,500)    (2,500) (2,500) (2,500) (2,500)
  Non-property level                    (1,000)   (500)    (1,000) (1,000) (1,000) (1,000)    (1,000) (1,000) (1,000) (1,000)

Investments:
  Acquisitions/(2)/                         --      --         --  (5,000) (5,000) (5,000)    (8,000) (8,000)(26,832) (3,000)
  Development                           (9,833) (8,695)    (6,846) (6,541) (5,061) (4,414)    (4,999) (4,833) (5,083) (5,334)
  GECC Acquisition JV                   (1,675) (1,543)    (2,929)    (14)    (14)    (14)       (14)    (14)    (14)    (14)
  GECC Development JV                     (856) (1,174)      (791)   (902)   (695)   (565)      (369)   (380)   (105)    (90)

Dispositions                             8,000   6,000      8,000   4,000   4,000   4,000      3,000   3,000   3,000   3,000

Repayment of Loans to Franchisees         (105)  2,609      9,398   6,877   5,793   1,459      7,437   3,476   2,471  30,746


                                       -------------------------------------------------------------------------------------
Unlevered Cash Flow                    $36,994 $35,583    $45,666 $41,537 $44,030 $39,973    $39,918 $40,651 $22,730 $73,485
                                       -------------------------------------------------------------------------------------



CASH FLOW PROJECTIONS/(1)/                             2004                                2005
                                          Q1      Q2      Q3      Q4           Q1     Q2      Q3      Q4
                                       ------- ------- ------- -------     -------- ------ ------- -------
Net income                             $25,502 $30,441 $32,373 $31,138     $29,311 $34,277 $36,270 $34,912
to common shareholders and unitholders

Add back:
  Interest expense                      13,087  13,087  13,087  13,087      13,087  13,087  13,087  13,087
  Depreciation and amortization         11,299  11.380  11,460  11,532      11,623  11,707  11,787  11,859

Capital expenditures:
  Property-level                        (2,500) (2,500) (2,500) (2,500)     (2,500) (2,500) (2,500) (2,500)
  Non-property level                    (1,000) (1,000) (1,000) (1,000)     (1,000) (1,000) (1,000) (1,000)

Investments:
  Acquisitions/(2)/                     (6,000) (6,000) (6,000) (6,000)     (6,000) (6,000) (6,000) (6,000)
  Development                           (5,001) (5,001) (5,001) (5,001)     (5,001) (5,001) (5,001) (5,001)
  GECC Acquisition JV                      (14)    (14)    (14)    (14)        (14)    (14)    (14)    (14)
  GECC Development JV                      (23)   (273)    (34)    (11)         (9)    (34)    (11)    (11)

Dispositions                             3,000   3,000   3,000   3,000       3,000   3,000   3,000   3,000

Repayment of Loans to Franchises         1,100      --      --   1,035       2,846      --      --      --


                                       -------------------------------------------------------------------
Unlevered Cash Flow                    $39,450 $43,120 $45,371 $45,266     $44,360 $47,522 $49,618 $48,332
                                       -------------------------------------------------------------------


DCF VALUATION
-----------------------------------------------------------
  Discount Rate (mid-point)                          11.50%
  PV of Terminal Value/(3)/                     $1,519,376
  PV of Cash Flows/(3)/                            598,894
                                                ----------
  Combined PV                                   $2,118,270
    Less: Net debt at 7/1/01/(4)/                 (909,937)
    Less: Preferred equity at 7/1/01               (65,000)
                                                ----------
    Equity Value                                $1,143,332
  Shares and units outstanding at 7/1/01            30,726
                                                ----------
  Value Per Share                               $    37.21
                                                ----------
-----------------------------------------------------------


SENSITIVITY ANALYSIS
-----------------------------------------------------------
Discount Rate (Top) and Terminal FFO Multiple/(6)/ (Left)

          10.50%    11.00%    11.50%    12.00%    12.50%
          ----------------------------------------------
 8.5x     $37.04    $35.84    $34.66    $33.51    $32.39
 9.0x     $38.81    $37.57    $36.36    $35.18    $34.02
 9.5x     $40.58    $39.30    $38.06    $36.84    $35.65
10.0x     $42.35    $41.04    $39.76    $38.51    $37.29
          ----------------------------------------------
-----------------------------------------------------------


TERMINAL VALUE
-----------------------------------------------------------
  2005E FFO per share/(5)/                            $5.53
  Terminal FFO multiple (mid-point)/(6)/               9.25x
  Shares and units outstanding at 12/31/05           30,782
                                                 ----------
  Terminal Equity Value                          $1,575,976
  Add. Preferred equity                              65,000
  Add. Net debt at 12/31/05                         838,741
                                                 ----------
  Terminal Value                                 $2,479,717
-----------------------------------------------------------

-----------------------------
(1)  Based on projections supplied by Sequoia management.
(2) Includes $23.8mm for purchase of properties relating to a capital lease obligation, in 3Q2003.
(3)  Discounted to 7/1/2001.
(4) Includes Sequoia's line of credit, unsecured notes and mortgage debt. Also includes capital leases and other liabilities and is net of cash on hand.
(5) Diluted FFO per share from Company's projections; implies a 10.0% FFO per share CAGR from 2000 to 2005.
(6) Refer to page II-9 for a range of current 2001 FFO multiples for Sequoia's comparable companies.

Management's Business Plan - Discounted Cash Flow Analysis
================================================================================

Levered Discounted Cash Flow Analysis - 5-Year Dividend Discount Model

Sequoia Value Range:  .  $38.50 to $41.00

Methodology:          .  Valuation as an independent public company, based on
                         Sequoia's projections from July 1, 2001 through
                         December 31, 2005

                      . Value range derived by discounting the projected dividend stream plus a terminal equity value in 2005 calculated using FFO multiples applied to projected FFO

                      .  Equity discount rates range from 13% to 15%

(Amounts in Thousands except Per Share and Per Unit Data)


                                           2001              2002                    2003
DIVIDENDS/(1)/                            Q3     Q4    Q1    Q2    Q3    Q4    Q1    Q2    Q3    Q4
                                       ------------ ----------------------- ------------------------
Dividend Paid Per Share and Unit       $0.71  $0.71 $0.71 $0.73 $0.73 $0.73  $0.73 $0.80 $0.80 $0.80


                                           2004                       2005
                                  Q1    Q2    Q3     Q4      Q1     Q2     Q3      Q4
                                ------------------------- -----------------------------
                                $0.80 $0.90  $0.90  $0.90  $0.90  $1.01  $1.01  $1.01



TERMINAL VALUE                                  DCF VALUATION
----------------------------------------------  --------------------------------
 2005E FF0 per share/(1)/               $5.53   Discount Rate (mid-point) 14.00%
 Terminal FFO multiple (mid-point)/(2)/  9.25x  Value Per Share/(3)/     $39.06
 Terminal Equity Value Per Share       -------                           ------
                                        $51.20

SENSITIVITY ANALYSIS
---------------------------------------------------------
Discount Rate (Top) and Terminal FFO Multiple/(2)/ (Left)

        13.00%    13.50%    14.00%    14.50%    15.00%
        ----------------------------------------------
 8.5x   $38.06    $37.40    $36.76    $36.13    $35.52
 9.0x   $39.65    $38.97    $38.26    $37.64    $37.00
 9.5x   $41.25    $40.53    $39.83    $39.14    $38.47
10.0x   $42.85    $42.10    $41.36    $40.65    $39.95
        ----------------------------------------------


-------------------
(1)  Based on projections supplied by management.
(2) Refer to page II-9 for a range of current 2001 FFO multiples for Sequoia's comparable companies.
(3) Quarterly dividends paid and terminal equity value are discounted to 7/1/2001.

Management's Business Plan - Discounted Cash Flow Analysis
================================================================================

Levered Discounted Cash Flow Analysis - 10-Year Dividend Discount Model

Sequoia Value Range:   . $41.50 to $47.00

Methodology:           . Valuation as an independent public company, based on
                         projections from July 1, 2001 through December 31, 2010
                         - Detailed projections through 2005 provided by Sequoia
                           management
                         - Projections from 2006 to 2010 based on guidance from
                           Sequoia management using the following general assumptions
                           . FFO per share grows 9.5% per year from internal
                             sources, without the need for public equity issuance
                           . Dividends per share grow 9.5% per year, tracking
                             the growth in FFO per share
                       . Value range derived by discounting the projected
                         dividend stream plus a terminal equity value in 2010 calculated using FFO multiples applied to projected FFO

                                    2001    2002    2003   2004    2005    2006     2007     2008    2009     2010
                                  ---------------------------------------------------------------------------------
FFO Per Share                      $3.77   $4.12   $4.55   $5.04   $5.53   $6.06    $6.64    $7.27   $7.96    $8.71
Dividend Paid Per Share and Unit   $2.82   $2.90   $3.13   $3.50   $3.93   $4.33    $4.74    $5.19   $5.68    $6.22


TERMINAL VALUE                                                 SENSITIVITY ANALYSIS
------------------------------------------------               ---------------------------------------------------------------------
2010E FFO per share                       $8.71                Discount Rate (Top) and Terminal FFO Multiple/(1)/ (Left)
Terminal FFO multiple (mid-point)/(1)/     9.25x
                                         -------                                  13.00% 13.50% 14.00% 14.50% 15.00%
Terminal Equity Value Per Share          $80.60                                 ------------------------------------
                                                                            8.5x $44.54 $43.12 $41.75 $40.44 $39.18
                                                                            9.0x $45.91 $44.43 $43.01 $41.64 $40.34
DCF VALUATION                                                               9.5x $47.27 $45.73 $44.26 $42.85 $41.49
------------------------------------------------                           10.0x $48.63 $47.04 $45.52 $44.05 $42.65
Discount Rate(mid-point)                  14.00%                                ------------------------------------
                                         -------
Value Per Share/(2)/                     $43.63
                                         -------               Sensitivity to Annual FFO Per Share and Dividend Growth, 2006-2010
                                                               (Assumes mid-point terminal FFO multiple and mid-point discount rate)

                                                                  5.0%     6.0%     7.0%     8.0%     9.0%     10.0%
                                                                -----------------------------------------------------
                                                               $38.23   $39.36   $40.53   $41.74   $42.99    $44.29

-----------------
(1) Refer to page II-9 for a range of current 2001 FFO multiples for Sequoia's comparable companies.
(2) Quarterly dividends paid and terminal equity value are discounted to 7/1/2001.

Management's Business Plan - Comparable Transactions Analysis
================================================================================

Sequoia Value Range:  .  $38.50 to $42.00

Methodology:          .  Value range derived using various metrics for
                         comparable REIT transactions over the past three years
                         - Percentage premiums offered over the closing price
                           the day before, and 20 trading days before, announcement of the transaction, applied to Sequoia's current stock price/(1)/
                         - Offer price as a multiple of forward year projected
                           FFO per share, applied to Sequoia's current 2002 FFO per share estimate/(2)/
                         - Offer price as a multiple of last four quarters
                           actual FFO per share, applied to the sum of Sequoia's actual FFO per share from 2Q00 to 1Q01




Valuation Summary:                                                        Mean       Median
                                                                        -------    -----------
                           Premium over Previous Day's Close             16.5%        16.3%
                           Sequoia Current Stock Price                  $36.04       $36.04
                                                                        -------    -----------
                                Value Per Share                         $42.00       $41.90


                           Premium over 20-Days Prior Share Price        15.1%        14.3%
                           Sequoia Current Stock Price                  $36.04       $36.04
                                                                        -------    -----------
                                Value Per Share                         $41.49       $41.19

                           Multiple to Forward Year FFO                  10.0x        10.0x
                           Sequoia 2002 FFO Per Share                   $ 4.12        $4.12
                                                                        -------    -----------
                                Value Per Share                         $41.22       $41.22

                           Multiple to Last 4 Quarters FFO               11.1x        11.3x
                           Sequoia Last 4 Quarters FFO Per Share        $ 3.49        $3.49
                                                                        -------    -----------
                                Value Per Share                         $38.57       $39.49

                           -------------------------------------------------------------------
                                             Valuation Range: $38.50 to $42.00 Per Share
                           -------------------------------------------------------------------

-------------------
/(1)/  Sequoia stock price as of June 13, 2001.
/(2)/  Management's estimate.

LEHMAN BROTHERS                               II-17

Management's Business Plan - Comparable Transactions Analysis
================================================================================

Comparable Transactions Analysis/(1)/

   Date                                                                                    Property               Transaction
Announced              Target                              Acquiror                         Sector       Status    Value (mm)
--------------------------------------------------------------------------------------------------------------------------------
  5/4/01    Charles E Smith Residential        Archstone Communities Trust               Multifamily    Pending      $3,215
 2/23/01    Spieker Properties Inc             Equity Office Properties Trust            Office         Pending       7,021
 11/2/00    American Industrial Properties     Developers Diversified Realty             Diversified    Pending         156
 9/28/00    First Washington Realty Trust      US Retail Partners LLC                    Retail         Completed       470
 9/26/00    Urban Shopping Centers Inc         Rodamco North America NV                  Mall           Completed     3,358
 8/22/00    Western Properties Trust           Pan Pacific Retail Properties             Retail         Completed       420
 7/17/00    Grove Property Trust               Equity Residential Pptys Trust            Multifamily    Completed       391
 6/16/00    Pacific Gateway Properties         Mission Orchard Statutory                 Multifamily    Completed        54
 5/15/00    Bradley Real Estate Inc            Heritage Property Invest Trust            Retail         Completed     1,125
 2/11/00    Cornerstone PRoperties Inc         Equity Office Properties Trust            Office         Completed     4,550
 9/24/99    Walden Residential Properties Inc  Olympus Real Estate Corp. (Hicks Muse)    Multifamily    Completed     1,572
  7/1/99    Lexford Residential Property Trust Equity Residential Pptys Trust            Multifamily    Completed       731
 4/14/99    Berkshire Realty Company, Inc      Berkshire Realty Holdings (Aptco LLC)     Multifamily    Completed     1,123
  3/1/99    Weeks Corporation                  Duke Realty Investments                   Diversified    Completed     1,675
 12/1/98    Irvine Apartment Communities       The Irvine Company                        Multifamily    Completed       569
11/17/98    Meridian Industrial Trust          ProLogis Trust                            Industrial     Completed     1,457
  8/4/98    Storage Trust Realty               Public Storage Inc                        Self-Storage   Completed       518
  7/9/98    Tower Realty Trust                 Metropolitan Partners (owned by Reckson)  Office         Completed       690
  7/8/98    Merry Land & Investment Co Inc     Equity Residential Pptys Trust            Multifamily    Completed     1,986


                                                               Premium over    Premium over     Multiple to      Multiple
   Date                                         Consideration     Previous     20-Days Prior      Forward        to Last
Announced              Target                    for Equity       Close/2/      Share Price     Year FFO/3/    4Q's FFO/4/
--------------------------------------------------------------------------------------------------------------------------------
  5/4/01    Charles E Smith Residential          All Stock           9.2%            8.4%           12.5x         13.3x
 2/23/01    Spieker Properties Inc               23% Cash           12.3%           14.3%           11.5x         13.7x
 11/2/00    American Industrial Properties       All Cash            9.9%            5.7%             N/A          9.2x
 9/28/00    First Washington Realty Trust        All Cash           25.9%           24.0%            9.5x         10.5x
 9/26/00    Urban Shopping Centers Inc           All Cash           39.4%           38.9%           11.7x         13.2x
 8/22/00    Western Properties Trust             All Stock            N/A            4.1%            8.1x          9.0x
 7/17/00    Grove Property Trust                 All Cash            4.2%           14.3%            9.7x         11.7x
 6/16/00    Pacific Gateway Properties           All Cash           19.5%           21.0%             N/A          8.3x
 5/15/00    Bradley Real Estate Inc              All Cash           18.9%           27.5%            9.1x          9.4x
 2/11/00    Cornerstone PRoperties Inc           Choice             21.0%           16.1%           10.7x         11.3x
 9/24/99    Walden Residential Properties Inc    All Cash           24.0%           24.0%            8.6x          9.2x
  7/1/99    Lexford Residential Property Trust   All Stock            N/A           10.5%            4.7x          5.8x
 4/14/99    Berkshire Realty Company, Inc        All Cash            8.9%            7.7%            9.8x         10.5x
  3/1/99    Weeks Corporation                    All Stock          11.5%           10.5%           10.1x         11.3x
 12/1/98    Irvine Apartment Communities         All Cash           26.8%           29.8%           12.9x         15.5x
11/17/98    Meridian Industrial Trust            All Stock            N/A            9.0%           11.2x         13.2x
  8/4/98    Storage Trust Realty                 All Stock            N/A            1.0%             N/A         11.3x
  7/9/98    Tower Realty Trust                   25% Cash            0.3%            3.1%             N/A         11.7x
  7/8/98    Merry Land & Investment Co Inc       All Stock          16.3%           17.6%             N/A         11.8x
================================================================================================================================
                                                Mean                16.5%           15.1%           10.0x         11.1x
                                                Median              16.3%           14.3%           10.0x         11.3x
                                                High                39.4%           38.9%           12.9x         15.5x
                                                Low                  0.3%            1.0%            4.7x          5.8x
================================================================================================================================

-------------------
(1) Includes closed and pending transactions for the past three years. Excludes non-comparable transactions, including those in the mortgage, lodging, gaming, healthcare, extended stay, and prison sectors. Excludes minority or partial tender offers and mergers of equals.
(2) For Premium Over Previous Close, "N/A" denotes transactions excluded due to abnormally high trading volume and accompanying price increases prior to the merger's announcement.
(3) Multiple to Forward Year FFO divides the offer price per share by the forward full-year FFO estimate provided by various investment banks in research reports issued before the transaction's announcement. For transactions announced after July of the respective year, the subsequent year's FFO estimate is used. "N/A" denotes transactions excluded due to unavailability of FFO estimates prior to transaction's announcement.
(4) Multiple to Last 4Q's FFO divides the offer price per share by actual FFO per share for the four quarters prior to the merger announcement.
     Sources: Thomson Financial, Bloomberg, equity research reports, and various national publications.

Strategic Alternatives - Public-to-Public Mergers
================================================================================

Significant Modeling Assumptions for Public-to-Public Mergers



                                                     Modeling Assumptions

                      Current           20-Day
                       Price         Average Price     NAV     2001 FFO     2002 FFO     2001 AFFO     2002 AFFO
                    -----------     ---------------  -------  ----------   ----------   -----------   -----------
Sequoia               $36.04            $34.65       $36.50      $3.77       $4.12         $3.52         $3.87
PSA                   $28.80            $27.77       $27.75      $2.85       $3.08         $2.71         $2.92
SHU                   $29.05            $27.79       $32.00      $2.96       $3.27         $2.72         $3.02
SSS                   $25.76            $25.03       $26.75      $3.00       $3.19         $2.77         $2.95



..  FFO and AFFO estimates per Green Street Advisors for PSA, SHU and SSS;
   management's estimates used for Sequoia

   -- Green Street FFO estimates for Sequoia $0.03 and $0.04 higher for 2001 and
      2002, respectively, than Street consensus estimates

   -- Green Street FFO estimates for Sequoia $0.01 lower for both 2001 and 2002 than Sequoia management projections provided Lehman Brothers

..  NAV estimates per Green Street Advisors

   -- Green Street estimate of Sequoia NAV is $36.50, $0.14 lower than Street consensus estimates, and well below Sequoia management's December 2000 estimate of $40.60/(1)/

.. 2002 pro forma FFO and AFFO accretion/dilution numbers assume the transactions close on January 1, 2002

-------------------
(1) Sequoia management has not formally updated its December 2000 NAV estimate, but does not believe there is currently a material difference from the $40.60 estimate.

Strategic Alternatives - Public-to-Public Mergers
================================================================================

Significant Modeling Assumptions for Public-to-Public Mergers (continued)

.. Pro forma NAV calculated below/(1)/:

      Target NAV

    + Acquiror NAV

    - Cash portion of acquisition price financed through additional debt

    - Cash portion of transaction expenses financed through additional debt

.. Exchange ratios are calculated using the acquiror's trailing 20-day average stock price and a range of acquisition prices for the target

.. The target's deferred financing costs are written off

.. The target's in the money options are exercised

.. Other modeling assumptions vary depending on the proposed transaction and are described in the appropriate sections herein


-------------------
(1) NAV per share calculated using pro forma shares and units (including equity issued for target options).

Strategic Alternatives - Acquisition of Shurgard
================================================================================


Sequoia          . $34.00 to $36.00
Value Range:

Methodology:     . Value range derived by applying Sequoia's current 2002 AFFO multiple of 9.3x to the range of pro forma 2002 AFFO per share (see table on the following page)

Rationale:       . Significantly increases Sequoia's total market capitalization to $3.6 billion from $2.0 billion

                 . Combined company would have highest quality assets in REIT sector

                 . Should have significant effect in reducing cost of capital, both debt and equity

                 . Likely favorable rating agency treatment due to SHU's
                   BBB/Baa2 ratings

                 . Improves trading liquidity

                 . Potential to dilute Cactus's ownership position

Considerations:  . Balance sheet limitations constrain the amount of cash
                   Sequoia can offer

                 . Dilutive to AFFO

                 . Dilutive to NAV

                   - 85% of consideration in Sequoia stock, issued at a 5.1%
                     discount to NAV

                 . Increased balance sheet and earnings complexity due to SHU's development JVs

Strategic Alternatives - Acquisition of Shurgard
================================================================================

AFFO Accretion /
(Dilution) Summary:

--------------------------------------------------------------------------------
  Acquisition Price Per Share  $31.00     $31.50    $32.00     $32.50    $33.00
                               -------------------------------------------------
Acquisition Premium (%) over:
                Current Price    6.7%       8.4%     10.2%      11.9%     13.6%
         20-day Average Price   11.6%      13.4%     15.2%      17.0%     18.8%
                          NAV   (3.1%)     (1.6%)     0.0%       1.6%      3.1%

                    2002 AFFO   $3.82      $3.79     $3.76      $3.73     $3.70
                Accr./(Dil.)$  ($0.05)    ($0.08)   ($0.11)    ($0.14)   ($0.17)
                Accr./(Dil.)%   (1.2%)     (2.0%)    (2.8%)     (3.6%)    (4.4%)
--------------------------------------------------------------------------------



NAV Accretion /
(Dilution) Summary:

--------------------------------------------------------------------------------
  Acquisition Price Per Share  $31.00     $31.50    $32.00     $32.50    $33.00
                               -------------------------------------------------
                          NAV  $35.71     $35.40    $35.10     $34.79    $34.50
                Accr./(Dil.)$  ($0.79)    ($1.10)   ($1.40)    ($1.71)   ($2.00)
                Accr./(Dil.)%   (2.2%)     (3.0%)    (3.8%)     (4.7%)    (5.5%)
--------------------------------------------------------------------------------


Structure: . Acquire 100% of SHU's common stock for 85% stock, 15% cash

             - Cash helps mitigate Sequoia NAV dilution; amount of cash limited by balance sheet considerations

           . Pro forma leverage/(1)/ decreases, though increases when preferreds are included

             - Debt to total market capitalization decreases to 40.9% from 43.7%

             - Debt plus preferred to total market capitalization increases to
               47.8% from 46.9%

-------------------
(1) For the purpose of calculating leverage, Sequoia's stock price is assumed to remain constant.

Strategic Alternatives - Acquisition of Shurgard

================================================================================

Significant  . Synergies of $8 million per year
Assumptions:

             . SHU's deferred financing costs are written off ($1.4 million of amortization expense savings per year)

             . $30 million in transaction fees and expenses

             . Blended rate of 7.30% on new debt incurred in acquisition

             . No payout to SHU employees under 1999 bonus plan/(1)/

-------------------
(1) SHU's 1999 bonus plan provides for a one-time, $50 million bonus payment to employees upon the achievement of $1.25 in quarterly FFO per share by 12/31/2003. This payment must be assumed by the acquiror or accelerated in a merger. However, analyst estimates strongly imply that no payments are likely to be made at any time under this plan.

Strategic Alternatives - Acquisition of Sovran
================================================================================

Sequoia          . $36.00 to $38.00
Value Range:

Methodology:     . Value range derived by applying Sequoia's current 2002 AFFO multiple of 9.3x to the range of pro forma 2002 AFFO per share (see table on the following page)

Rationale:       . Potential for significant accretion to FFO and AFFO in 2001 and 2002

                 . Increases Sequoia's total market capitalization to $2.6
                   billion from $2.0 billion

                 . Potential to dilute Cactus's ownership position

Considerations:  . Inconsistent quality of SSS's assets

                 . Ability to integrate Uncle Bob's brand into Sequoia's brand strategy

                 . Potential negative impact on AFFO and FFO growth rates

                 . Potential reduction in same-store NOI growth if SSS's
                   historically slower NOI growth rates persist

                 . Balance sheet limitations constrain the amount of cash
                   Sequoia can offer

                 . Dilutive to Sequoia's NAV


Strategic Alternatives - Acquisition of Sovran
================================================================================

                     ---------------------------------------------------------------------------------------------------------
AFFO Accretion /
(Dilution) Summary:        Acquisition Price Per Share        $25.75      $26.25      $26.75      $27.25      $27.75
                                                            -----------------------------------------------------------
                           Acquisition Premium(%)over:
                                         Current Price         (0.0%)       1.9%        3.8%        5.8%        7.7%
                                  20-day Average Price          2.9%        4.9%        6.9%        8.8%       10.8%
                                                   NAV         (3.7%)      (1.9%)       0.0%        1.9%        3.7%

                                             2002 AFFO         $4.05       $4.04       $4.02       $4.00       $3.98
                                         Accr./(Dil.)$         $0.18       $0.17       $0.15       $0.13       $0.11
                                         Accr./(Dil.)%          4.8%        4.3%        3.8%        3.3%        2.8%
                     ----------------------------------------------------------------------------------------------------------

                     ----------------------------------------------------------------------------------------------------------
NAV Accretion /
(Dilution) Summary:        Acquisition Price Per Share        $25.75      $26.25      $26.75      $27.25      $27.75
                                                            -----------------------------------------------------------
                                                   NAV        $35.95      $35.78      $35.60      $35.43      $35.25
                                         Accr./(Dil.)$        ($0.55)     ($0.72)     ($0.90)     ($1.07)     ($1.25)
                                         Accr./(Dil.)%         (1.5%)      (2.0%)      (2.5%)      (2.9%)      (3.4%)
                     ----------------------------------------------------------------------------------------------------------

Structure:           .  Acquire 100% of SSS's common stock (including OP units)
                        for 85% stock, 15% cash

                     .  Pro forma leverage increases slightly

                        - Debt to total market capitalization increases to 45.1%
                          from 43.7%

                        - Debt plus preferred to total market capitalization
                          increases to 48.7% from 46.9%

Strategic Alternatives - Acquisition of Sovran
================================================================================

Significant Assumptions:  .  Synergies of $5.7 million per year (80% of SSS's
                             G&A expenses and 2% of SSS's property operating expenses)

                          . SSS's deferred financing costs are written off ($827,000 of amortization expense savings per year)

                          .  $20 million in transaction fees and expenses

                          . Blended rate of 6.95% on new debt incurred in acquisition

Strategic Alternatives - Sale to Public Storage
================================================================================

Sequoia          .  $38.00 to $41.00
Value Range:
                 .  Upper limit of price range based on the assumption that the transaction must be at least minimally accretive to PSA's
                    AFFO/(1)/

Methodology:     .  PSA consolidates its position as sector leader and improves the quality of its portfolio

Rationale:       .  PSA becomes the 9/th/ largest REIT, up from its current ranking of 14/th/

                 . Significantly increases PSA's market presence in several major markets including New York City, Washington D.C., Los Angeles, Philadelphia and Miami

                 .  Accretive to 2002 FFO and AFFO

Considerations:  .  Nature of Strategic Alliance Agreement may impact price PSA is willing to pay

                 . Increased leverage levels inconsistent with PSA's historical balance sheet management

-------------------
(1) Refer to Appendix B-51 to B-53 for information on PSA's acquisition of Storage Trust and its attempt to acquire Shurgard.

Strategic Alternatives - Sale to Public Storage
================================================================================

AFFO Accretion /
(Dilution) Summary:

                    ---------------------------------------------------------------------------------------
                      Acquisition Price Per Share    $38.00  $38.50  $39.00  $39.50  $40.00  $40.50  $41.00
                                                     ------------------------------------------------------
                    Acquisition Premium (%) over:
                                    Current Price      5.4%    6.8%    8.2%    9.6%   11.0%   12.4%   13.8%
                             20-day Average Price      9.7%   11.1%   12.5%   14.0%   15.4%   16.9%   18.3%
                                              NAV      4.1%    5.5%    6.8%    8.2%    9.6%   11.0%   12.3%

                                        2002 AFFO     $2.99   $2.98   $2.97   $2.96   $2.95   $2.94   $2.93
                                    Accr./(Dil.)$     $0.07   $0.06   $0.05   $0.04   $0.03   $0.02   $0.01
                                    Accr./(Dil.)%      2.3%    1.9%    1.6%    1.2%    0.9%    0.5%    0.2%
                    ---------------------------------------------------------------------------------------


NAV Accretion /
(Dilution) Summary:
                    ----------------------------------------------------------------------------------------
                      Acquisition Price Per Share    $38.00  $38.50  $39.00  $39.50  $40.00  $40.50  $41.00
                                                     -------------------------------------------------------
                                              NAV    $27.44  $27.35  $27.26  $27.16  $27.07  $26.98  $26.89
                                    Accr./(Dil.)$    ($0.31) ($0.40) ($0.49) ($0.59) ($0.68) (0.77)  ($0.86)
                                    Accr./(Dil.)%    (1.1%)  (1.4%)  (1.8%)  (2.1%)  (2.4%)  (2.8%)  (3.1%)
                    ----------------------------------------------------------------------------------------

Structure:          .  100% stock transaction

                    . PSA may be able to complete an all cash transaction and stay within its leverage policies/(1)/

-------------------
(1) Refer to Appendix B-45 to B-47 for an overview of PSA's leverage policies and an analysis of PSA's pro forma leverage.

Strategic Alternatives - Sale to Public Storage
================================================================================

Significant Assumptions:  .  Synergies of $15.6 million per year (80% of
                             Sequoia's G&A expenses and 2% of Sequoia's property operating expenses)

                          . Sequoia's deferred financing costs are written off ($1.1 million of amortization expense savings per year)

                          .  $30 million in transaction fees and expenses

Strategic Alternatives - Sale to Shurgard
================================================================================

Sequoia          .  $34.00 to $36.00
Value Range:

Methodology:     .  Assumes the transaction must be accretive to SHU's AFFO

                 . Although the transaction would be AFFO accretive to SHU at acquisition prices above $36.00, the NAV dilution may become too great above this price to justify the transaction

Rationale:       .  Significantly increases SHU's total market capitalization to
                    $3.5 billion from $1.5 billion

                 . Combined company would have highest quality assets in REIT sector

                 . Should have significant effect in reducing cost of capital, both debt and equity

                 . Likely favorable rating agency treatment due to SHU's BBB/Baa2 ratings

                 .  Improves trading liquidity

                 .  Accretive to 2002 FFO and AFFO

Considerations:  .  Nature of Strategic Alliance Agreement may impact price SHU is willing to pay

                 . Balance sheet limitations constrain the amount of cash SHU can offer

                 .  Highly dilutive to SHU's NAV

                    - 85% of consideration in SHU stock, issued at a 13.2%
                      discount to NAV

Strategic Alternatives - Sale to Shurgard
================================================================================



                         -----------------------------------------------------------------------------------
AFFO Accretion/
(Dilution) Summary:        Acquisition Price Per Share     $36.00     $36.50     $37.00     $37.50    $38.00
                                                          --------------------------------------------------
                        Acquisition Premium (%) over:
                                        Current Price     (0.1%)       1.3%       2.7%       4.1%       5.4%
                                 20-day Average Price       3.9%       5.3%       6.8%       8.2%       9.7%
                                                  NAV     (1.4%)       0.0%       1.4%       2.7%       4.1%

                                            2002 AFFO      $3.19      $3.16      $3.13      $3.11      $3.08
                                        Accr./(Dil.)$      $0.17      $0.14      $0.11      $0.09      $0.06
                                        Accr./(Dil.)%       5.6%       4.7%       3.8%       2.9%       2.0%
                         -----------------------------------------------------------------------------------

                         -----------------------------------------------------------------------------------
NAV Accretion/
 (Dilution) Summary:      Acquisition Price Per Share     $34.00     $34.50     $35.00     $35.50     $36.00
                                                          --------------------------------------------------
                                                  NAV     $30.85     $30.56     $30.27     $29.99     $29.71
                                         Accr./(Dil.)$   ($1.15)    ($1.44)    ($1.73)    ($2.01)    ($2.29)
                                         Accr./(Dil.)%    (3.6%)     (4.5%)     (5.4%)     (6.3%)     (7.1%)
                         -----------------------------------------------------------------------------------



Structure: . Acquire 100% of Sequoia's common stock (including OP units) for 85%
             stock, 15% cash

             - Cash helps mitigate SHU NAV dilution; amount of cash limited by balance sheet considerations

           . Pro forma leverage increases

             - Debt to total market capitalization increases to 42.4% from 30.3%

             - Debt plus preferred to total market capitalization increases to
               49.5% from 43.1%

Strategic Alternatives - Sale to Shurgard
================================================================================

Significant  . Synergies of $8 million per year
Assumptions:
             . Sequoia's deferred financing costs are written off ($1.1 million of amortization expense savings per year)

             . $30 million in transaction fees and expenses

             . Blended rate of 7.35% on new acquisition debt

Strategic Alternatives - Privatization / Leveraged Buyout
================================================================================

Sequoia         . $32.50 to $34.50
Value Range:

Methodology:    . Assumes that Sequoia goes private in a leveraged transaction

                . Value range based on targeted returns of 25% to 30% to equity investors

                  - Potential reduction in value of up to $1.20 per share below this stated range if Sequoia bond prepayment penalties cannot be negotiated down to assumed levels

Rationale:      . Equity investors liquidate assets over 3 to 5 year period

                  - Sell large pools of assets to other public self-storage
                    REITs

                  - Individual asset sales to local buyers and privately
                    capitalized self-storage companies

Considerations: . Low transaction certainty

                  - Large size of equity raise requires multiple investors

                  - Only a handful of lenders capable of committing to mezzanine financing

                . Nature of Strategic Alliance Agreement may impact price
                  investors are willing to pay

                . High cost of capital required to finance the transaction

                . May require continuing involvement of, and equity investment from, management team

                . Significant Sequoia bond prepayment penalties reduce value

Structure:      . All cash transaction

                  - 20% equity - targeted returns of 25% to 30%

                  - 15% mezzanine debt (3 year term) - all-in cost of 17% to 18%

                  - 65% first mortgage debt (3 year term)

Strategic Alternatives - Privatization / Leveraged Buyout
================================================================================

Valuation
Analysis:


    ----------------------------------------------------------------------------
                                            Equity Returns Assuming Year 5 Exit

                Acquisition Price Per Share    $32.50       $33.50       $34.50
                                           -------------------------------------
              Acquisition Premium (%) over:
                              Current Price     (9.8%)       (7.0%)       (4.3%)
                       20-Day Average Price     (6.2%)       (3.3%)       (0.4%)
                                        NAV    (11.0%)       (8.2%)       (5.5%)

     Exit Capitalization Rate:          9.5%    33.7%        31.9%        30.0%
                                       10.0%    31.5%        29.6%        27.7%
                                       10.5%    29.3%        27.5%        25.5%
    ----------------------------------------------------------------------------



Significant   . Real estate and operating projections based on company's model
Assummptions:

              . Asset sales of $210 million per year

                - Capitalization rates range from 9.5% to 10.5%

                - Proceeds used to deleverage the capital structure

              . First mortgage financing is initially floating rate to
                accommodate asset sales -

                - Interest rate set at LIBOR plus 325 bps; 1% up-front fee

              . G&A expense reduction of $1 million at closing

                - G&A expense proportionally reduced as asset sales occur

              . Transaction expenses of $30 million (excludes cost of financing fees, prepayment penalties and monetization of options, as described in Appendix B-68 to B-69)

Strategic Alternatives - Sale to Cactus
================================================================================

Sequoia Value Range: . $36.50 to $40.50

Methodology:         . Value range derived by assuming the transaction can be
                       minimally dilutive to Cactus due to the strategic importance of the transaction to Cactus

                       - Pro forma Cactus accretion uses two hypothetical
                         financing scenarios

                         . Scenario I: 50% debt and 50% Cactus equity issuance
                           (page II-36)

                         . Scenario II: Proceeds from sale of Archstone position
                           used to purchase Sequoia common stock (including OP units) not owned by Cactus (page II-37)

                     . Value range considers Cactus's cost basis to date in
                       Sequoia and Cactus's pro forma cost basis relative to Sequoia NAV (page II-39)

Rationale:           . Cactus completes a major transaction consistent with its stated strategy

                     . Concerns over AEBDADT and NAV dilution may be mitigated
                       by the strategic importance to Cactus of the transaction

Considerations:      . Significant AEBDADT and NAV dilution - stock buybacks may be a better use of Cactus capital

Strategic Alternatives - Sale to Cactus
================================================================================

Scenario I:  Stock and Cash Transaction


AEBDADT Accretion /
(Dilution)Summary:


--------------------------------------------------------------------------------
  Acquisition Price Per Share  $36.50     $37.50    $38.50     $39.50     $40.50
                               -------------------------------------------------
Acquisition Premium (%) over:
                Current Price    1.7%       4.5%      7.3%      10.1%     12.9%
         20-day Average Price    5.3%       8.2%     11.1%      14.0%     16.9%
                          NAV    0.0%       2.7%      5.5%       8.2%     11.0%

                    2002 AFFO   $2.58      $2.57     $2.55      $2.54     $2.53
                Accr./(Dil.)$   $0.02      $0.01    ($0.01)    ($0.02)   ($0.03)
                Accr./(Dil.)%    0.7%       0.2%     (0.3%)     (0.7%)    (1.2%)
--------------------------------------------------------------------------------



NAV Accretion /
(Dilution)Summary:


--------------------------------------------------------------------------------
  Acquisition Price Per Share  $36.50    $37.50    $38.50    $39.50     $40.50
                               -------------------------------------------------
                          NAV  $22.05    $24.91    $24.78    $24.65     $24.52
                Accr./(Dil.)$  ($0.45)   ($0.59)   ($0.72)   ($0.85)    ($0.98)
                Accr./(Dil.)%   (1.8%)    (2.3%)    (2.8%)    (3.3%)     (3.9%)
--------------------------------------------------------------------------------


Structure:               . Acquire 100% of Sequoia common stock (including OP
                           units) not owned by Cactus for 50% stock, 50% cash

                         . Assumes Sequoia's borrowing costs remain constant
                           after being acquired by Cactus, with continued access to the unsecured debt and preferred stock markets

                         . Pro forma Cactus debt to total market capitalization
                           (1) increases to 39.8% from 31.5%

-------------------
(1) Refer to Appendix B-82 to B-83 for an overview of Cactus's leverage policies and an analysis of Cactus's pro forma leverage.

Strategic Alternatives - Sale to Cactus
================================================================================


Scenario II: Cactus Purchases Sequoia for Cash Using Proceeds from Sale of
             Archstone Position


AEBDADT Accretion /
(Dilution)Summary:

Acquisition Price Per Share             $36.50  $37.50  $38.50  $39.50  $40.50
                                        --------------------------------------
Acquisition Premium (%) over:
Current Price                           1.7%    4.5%    7.3%    10.1%   12.9%
20-day Average Price                    5.3%    8.2%    11.1%   14.0%   16.9%
NAV                                     0.0%    2.7%    5.5%    8.2%    11.0%

2002 AFFO                               $2.57   $2.56   $2.55   $2.55   $2.54
Accr./(Dil.)$                           $0.01   $0.00   $(0.01) ($0.01) ($0.02)
Accr./(Dil.)%                           0.3%    0.0%    (0.2%)  (0.5%)  (0.7%)


NAV Accretion /
(Dilution)Summary:


Acquisition Price Per Share              $36.50  $37.50  $38.50  $39.50  $40.50
                                        --------------------------------------
NAV(1)                                  $25.29  $25.16  $25.02  $24.89  $24.75
Accr./(Dil.)$                           ($0.21) ($0.34) ($0.48) ($0.61) ($0.75)
Accr./(Dil.)%                           (0.8%)  (1.4%)  (1.9%)  (2.4%)  (2.9%)


Structure:                  . Acquire 100% of Sequoia common stock (including OP
                              units) not owned by Cactus using proceeds from the
                              sale of its Archstone position

                            . Assumes Sequoia's borrowing costs remain constant
                              after being acquired by Cactus, with continued access to the unsecured debt and preferred stock markets

                            . Pro forma Cactus debt to total market
                              capitalization increases to 39.4% from 31.5%


-------------------
(1) NAV dilution to Cactus represents the dilution from acquiring the remaining stake in Sequoia and not the dilution from selling its stake in Archstone.

~

Strategic Alternatives - Sale to Cactus
================================================================================

Significant Modeling Assumptions

General                      . Synergies of $2 million per year
Assumptions:
                             . No prepayment penalties or assumption costs on
                               Sequoia's debt or preferred equity

                             . $30 million in transaction fees and expenses
                               incurred during the acquisition of remaining
                               Sequoia shares and units

Scenario I                   . Interest rate of 7.90% on new debt incurred
(50% cash and 50% stock)       through the acquisition (280 bps spread over the
                               7-year Treasury rate)

Scenario II                  . $700 million net proceeds from sale of Archstone
(Sale of Archstone             common stock owned by Cactus
position)
                               - 31.7 million shares sold at a price of $22.08
                                 per share, net of $30.3 million of transaction fees and expenses/(1)(2)/

                               - Transaction closed in February 2001

                             . At the time of the sale, Archstone's 2002 AFFO
                               yield to Cactus was 10.3% (2002 AFFO divided by Cactus's net sale price of $22.08 per share)




-------------------
(1)  Transaction information was obtained from Archstone's Form 8-K dated
     2/16/01.
(2) Cactus's Form 10-Q dated 3/31/01 reports that the Company paid $57.3 million of income taxes related to the sale of its Archstone position. Because the tax implications of all of Cactus's restructuring initiatives, taken as a whole, are not known, this expense is excluded from the analysis.

Strategic Alternatives - Sale to Cactus
================================================================================

Dollar Cost Averaging Analysis

Sequoia Value Range:  . $36.00 to $45.00

Methodology:          . Value range derived based on the maximum purchase
                        price per Sequoia share that Cactus can pay so that its overall cost basis does not exceed Sequoia's NAV per share

                        - Based on a weighted average cost of $33.39 per
                          Sequoia share currently owned by Cactus/(1)/

                        - Sequoia NAV per share range of $35.00 to $40.60/(2)/

Purchase Price Per Share for Cactus Overall Basis to Equal Sequoia NAV Per Share

                   NAV Per Share      $35.00  $35.50  $36.00  $36.50  $37.00  $37.50  $38.00  $38.50  $39.00  $39.50  $40.00  $40.50
Maximum Purchase Price Per Share      $36.01  $36.83  $37.64  $38.46  $39.27  $40.09  $40.90  $41.72  $42.53  $43.35  $44.16  $44.98

-------------------
(1) Refer to Appendix B-84 to B-87 for more detail on Cactus's investment in Sequoia.
(2) Refer to page II-8 for a range of NAV per share estimates for Sequoia from equity research analysts.

Lehman Brothers
                                     II-39

Financial Forecasting
================================================================================

                                    [GRAPH]


                                     III-1

Cactus Relationship - Archstone Case Study
================================================================================

Overview

..    On July 19, 2000, Cactus announced that it would reduce its investment in
     Archstone

..    The announcement was consistent with Cactus's objective of simplifying its structure, focusing on eliminating its share price discount to NAV, and reducing the number of companies in which it invests

     --   In the July 19 announcement, Cactus agreed to exchange approximately
          17.5 million Archstone common shares for $178.7 million in cash and $221.3 million face amount of Homestead mortgage notes then held by Archstone. The shares represented over a 12.5% stake in Archstone

     -- Cactus continued to reduce its position in Archstone on November 30, 2000, disposing of 3.75 million shares at $23.13 per share for approximately $86.7 million

     -- On February 28, 2001, Cactus sold approximately 31.7 million Archstone shares for $626 million, including approximately 29.5 million shares in a secondary public offering and 2.3 million shares to Archstone

..    The analyst community has generally applauded Cactus's disposition as a welcome elimination of the "overhang" that had hampered Archstone's share price

..    The Archstone transactions followed the rationalization of other Cactus positions

     -- June 2000: acquired outstanding shares of Homestead Village for $64 million/(1)/

     -- September 1999: sold its 23.6% stake in Strategic Hotel Capital for $329 million

..    On June 7, 2001, Cactus announced that it would sell its 94.1% ownership position in CWS Communities Trust to Chateau Communities for $289.7 million in cash

--------------------
(1) Refer to Appendix B-88 for more details.

                                     III-2

Cactus Relationship - Archstone Case Study
================================================================================

                                    [GRAPH]

--------------------
(1) Analysis from 2/23/01, when Cactus announced the sale of its stake in ASN, through 5/3/01, one day before ASN's announcement of its acquisition of Charles E. Smith Residential.

                                     III-3

Cactus Relationship - Archstone Case Study
================================================================================

Float and Liquidity

..    Archstone trading liquidity has improved significantly since elimination of the overhang

     -- Average daily trading volume increased over 60% following Cactus's disposition, to 440,000 shares from 270,000 shares

     -- Average daily trading volume relative to the outstanding float has increased over 18%

--------------------------------------------------------------------------------
                Percentage of Archstone's Float Traded Daily/(1)/
--------------------------------------------------------------------------------

                             Average Daily Trading
                                Volume (shares)

                Pre-Disposition                 Post-Disposition
                ---------------                 ----------------
                   271,000                          442,000

                              Percentage of Float
                                  Traded Daily

                Pre-Disposition                 Post-Disposition
                ---------------                 ----------------
                     0.33%                            0.39%

-------------------
(1) Percentage of float traded is calculated as average daily trading volume over 40 trading days divided by Archstone's float. Pre-disposition period is from 12/14/00 to 2/12/01; Post-disposition period is from 3/7/01 to 5/2/01. Each period excludes the 7 trading days immediately before and after the date of disposition (2/23/01).
     Source: FactSet.

                                      III-4

Cactus Relationship - Archstone Case Study
================================================================================

Positive Reactions to Cactus's Sale of Archstone Shares

From Archstone Management:

"The successful secondary offering of all Archstone's shares owned by Cactus...eliminated the overhang issue which concerned many investors and also significantly increased our trading flow while adding over 50 new institutional shareholders."

     -- Charles Mueller, Jr., CFO of Archstone Communities in conference call on Archstone's proposed merger with Charles E. Smith Residential, 5/4/01

From Research Analysts:

"The successful placement of this stake removes the fear of an overhang...with Cactus overhang eliminated, Archstone's stock should work higher."

     -- David Shulman, Lehman Brothers, 2/23/01

"As a result of the stock being sold and the overhang issue going away, we are adding Archstone to our list of Blue Chip REITs...Cactus's large ownership position clouded what is otherwise a positive story at Archstone, with a strong management team and an operating strategy that should continue to create shareholder value."

     -- Jonathan Litt, Salomon Smith Barney, 2/26/01

"Free at last...overhang clears...transaction eliminates the 'overhang'...that possibly made some investors hesitant...and which may have put a lid on ASN's potential price."

     -- Steve Sakwa, Merrill Lynch, 3/2/01

                                     III-5


Market Capitalization - Access to Debt Capital
================================================================================

Size and Spread Performance in the Unsecured Debt Market

..    Sequoia's senior unsecured notes trade significantly wider than those of
     REITs with large market capitalizations who are frequent issuers.....


                                              Ratings        Average Deal    5 Year Bid     10 Year Bid
    Issuer                                  (Moody's/S&P)     Size ($mm)     Spreads(bps)   Spreads(bps)
--------------------------------------------------------------------------------------------------------
Equity Residential Properties              A3/BBB+             $143            160             175
AvalonBay Communities                      Baa1/BBB+           $112            165             180
Equity Office Properties                   Baa1/BBB+           $254            170             180
Duke-Weeks Realty                          Baa1/BBB+           $118            175             185
Simon Property Group                       Baa1/BBB+           $220            220             230
Spieker Properties                         Baa2/BBB            $140            170             185
                                                               ----            ---             ---
                                           Average             $164            177             189


.....and wider than those of comparable REITs, including Shurgard

                                           Ratings         Average Deal    5 Year Bid      10 Year Bid
    Issuer                              (Moody's/S&P)       Size ($mm)     Spreads(bps)    Spreads(bps)
-------------------------------------------------------------------------------------------------------
Shurgared Storage Centers                  Baa2/BBB            $100            225             245
First Industrial Realty Trust              Baa2/BBB            $144            195             225
Liberty Property Trust                     Baa2/BBB            $118            185             215
Reckson Associates                         Baa3/BBB-           $150            220             250
                                                               ----            ---             ---
                                           Average             $128            206             234

Sequoia                                    Baa3/BBB            $100            235             255

Lehman Brothers

                                      III-6

Market Capitalization - Access to Debt Capital
================================================================================

Market Shift To Larger Unsecured Debt Deal Sizes Over Past Several Years

Equity Residential Properties   A3/BBB+         $108    $300
AvalonBay Communities           Baa1/BBB+       $87     $156
Equity Office Properties        Baa1/BBB+       $226    $442
Duke-Weeks Realty               Baa1/BBB+       $92     $156
Simon Property Group            Baa1/BBB+       $195    $275
Spieker Properties              Baa2/BBB        $115    $200
                                                -----   ----
                                Average         $137    $255

                                        Less Than $250 mm       Greater than $250 mm
                                        -----------------       --------------------
January 1997 through August 1998        -307 bps                -367 bps
September 1998 through May 2001         +49 bps                 +172 bps




                                    [TABLE]

-----------------------
(1) Represents the weighted average excess return of debt securities included in the Lehman Brothers Credit Index over comparable Treasuries. As of the end of May 2001, there are approximately 2,300 bonds greater than $250 mm in size, and 1,600 bonds less than $250 mm in size.

                                      III-7

Market Capitalization - Access to Debt Capital
================================================================================

Lack of Participation by Major REIT Unsecured Debt Investors in Sequoia's Bonds

o Major REIT unsecured debt investors that do not currently own Sequoia's bonds are indicated in bold in the right column below

 1. Loomis, Sayles & Company             1. Teachers Insurance & Annuity
 2. PPM America                          2. Metropolitan Life Insurance
 3. AIG Global Investment Group          3. Fidelity Management & Research
 4. Citigroup Investments                4. Delaware Lincoln Investments
 5. Teachers Insurance & Annuity         5. AIG Global Investment Group
 6. Delaware Lincoln Investment Advisers 6. CNA Insurance
 7. American General Investment          7. American General Investment
 8. Aegon USA Investment Management      8. Allstate Corporation
 9. Federated Investment Counseling      9. GE Financial Assurance
10. Zurich Scudder Investments          10. Aegon USA Investment Management
11. Liberty Mutual Insurance            11. Pacific Life Insurance
12. Hartford Investment Management      12. Pacific Investment Management
13. ING Investment Management           13. Zurich Scudder Investments
14. Vanguard Group                      14. USAA Investment Management
15. Stein, Roe & Farnham                15. Conning Asset Management
16. Wellington Management               16. Blackrock, Inc.
17. Provident Mutual Life Insurance     17. Hartford Investment Management
18. SunAmerica Investments              18. David L. Babson & Company
19. Travelers Investment Management     19. New York Life Insurance
20. Summit Investment Partners          20. Prudential Insurance
21. Equitrust Investment Management     21. Conseco Capital Management
22. Lafayette Life Insurance            22. General Re-New England
23. McGlinn Capital Management          23. Adventus Capital Management
24. Wells Capital Management            24. SunAmerica Investments
25. AON Risk Services                   25. Wellington Management

-------------------
Source: Lehman Brothers' proprietary GEM system; "Top 25 REIT Sector Debt
        Investors" is comprised of investors in a universe of selected top tier REIT credits including EOP, SPK, EQR, SPG, AVB, and DRE. Shading indicates investor is not a top holder of Sequoia's bonds. Investors are listed in order of holding size with the largest holding listed first.

                                     III-8

Management - Research Views on Management
================================================================================

Positive Research Analyst Views on Sequoia and Management

"Sequoia's Chairman and CEO must be credited for designing a strategy that has allowed the REIT to be a leading consolidator within the highly fragmented self-storage industry."

     -- Green Street Advisors, 1/21/99

"Sequoia is a company that has done most things very well."

     -- Green Street Advisors, 4/27/00

"Sequoia may be turning the corner as some of the non-core issues, such as late fees and development dilution, are no longer clouding investor perceptions."

     -- Salomon Smith Barney, 4/30/01

"Innovative strategies for achieving growth...ability to be a dominant player in the industry...Sequoia is the only self-storage operator to franchise its name and business. We believe that this is an excellent strategy for maintaining rapid expansion in the midst of a difficult capital-raising environment...the company is a consistent performer in a good industry."

     -- Morgan Keegan, 1/12/01

"Consistent track record in adding value to its real estate portfolio, good portfolio diversification by geography, a conservative capital structure and good financial flexibility."

     -- Moody's Investors Service, 4/24/01

                                     III-9

Management - Research Views on Management
================================================================================

Positive Research Analyst Views on Sequoia and Management (continued)

"We believe that management is one of the key assets at Sequoia, supplying a clear strategic vision and effective implementation."

     -- Morgan Keegan, 1/12/01

Research Analyst Concerns

"The Company has unveiled numerous initiatives designed to simultaneously grow and profitably leverage its operating platform. To date, however, management's considerable efforts have been disappointing, and potentially distracting."

     -- Standard and Poor's, 2/27/01

"Two presidents have left the company in the past three years, and the post is currently vacant. In addition, the company is on its fourth CFO in four years."

     -- Morgan Keegan, 1/12/01

"While we understand that the miss was an accounting driven one...it is just not all related to accounting issues."

     -- Morgan Stanley Dean Witter, 2/5/01

"Of equal surprise was management's guidance...we are now carrying a number that is a full $0.25 lower than we were carrying for 2001 back in late 1999 and early 2000!"

     -- Morgan Stanley Dean Witter, 2/5/01

"We believe that investors continue to penalize shares of SUS for earnings reductions stemming from various non-core issues, such as late fee reductions and most recently, the loan participation accounting issues."

     -- Salomon Smith Barney, 2/2/01

                                     III-10

                                                                    Confidential

                                 Project Sequoia

                                 Appendices

                                 June 25, 2001

                                 Lehman Brothers

Table of Contents
================================================================================


    A.   Performance and Market Valuation

         Sequoia versus its Peers
              A.1     Ratings Summary
              A.2     Same-Store NOI Growth
              A.3     3-Year CAGR of Same-Store NOI
              A.4     FFO Per Share Growth
              A.5     2- and 4-Year CAGR of FFO Per Share
              A.6     Share Price Performance
              A.7     Total Returns Since 1/99 and 1/00
              A.8     Dividend Growth
              A.9     FFO Payout Ratio
              A.10    Premium / Discount to NAV
              A.11    1- and 2-Year Average Premium / Discount to NAV
              A.12    Comparison of Premium / Discount to NAV
              A.13    FFO Multiples,  Sequoia and Public Storage
              A.14    FFO Multiples,  Sequoia and Shurgard
              A.15    FFO Multiples,  Sequoia and Sovran

         Self-Storage versus Other Sectors
              A.16    Same-Store NOI Growth
              A.17    FFO Per Share Growth
              A.18    Premium / Discount to NAV
              A.19    FFO Multiples, Self-Storage Sector and REIT Industry
              A.20    FFO Multiples, Sequoia and REIT Industry

Table of Contents
================================================================================


   A.   Performance and Market Valuation (continued)

        Self-Storage versus Other Sectors (continued)
           A.21     Stock Price Performance vs. Key Events - Sequoia
           A.22     Stock Price Performance vs. Key Events - Public Storage
           A.23     Stock Price Performance vs. Key Events - Shurgard
           A.24     Stock Price Performance vs. Key Events - Sovran

        REIT Industry Trends
           A.25     REIT Tiers by Market Cap - Tier I
           A.26     REIT Tiers by Market Cap - Tier II
           A.27-29  REIT Tiers by Market Cap - Tier III

   B.   Valuation Analysis
           B.1      Comparable Transactions Analysis: REITs with Large
                    Shareholders

        Acquisition of Shurgard
           B.2      Highlights
           B.3      Capitalization Rate Analysis
           B.4      Pro Forma Capital Structure; Relative Share Prices Over Time
           B.5      AFFO Accretion/Dilution Summary
           B.6      AFFO Accretion/Dilution
           B.7      FFO Accretion/Dilution
           B.8      NAV Accretion/Dilution

Table of Contents

===============================================================================



B.       Valuation Analysis (continued)

         Acquisition of Shurgard (continued)
           B.9-10  Significant Modeling Assumptions
           B.11    Summary of Analyst Estimates
           B.12    Portfolio - Sequoia
           B.13    Portfolio - Shurgard
           B.14    Portfolio - Pro Forma Combined
           B.15    Shurgard - Summary of Outstanding Debt
           B.16    Shurgard - Unsecured Line of Credit
           B.17    Shurgard - Preferred Stock, Series B
           B.18    Shurgard - Preferred Stock, Series C
           B.19    Shurgard - Preferred Stock, Series D

         Acquisition of Sovran
           B.20    Highlights
           B.21    Capitalization Rate Analysis
           B.22    Pro Forma Capital Structure; Relative Share Prices Over Time
           B.23    AFFO Accretion/Dilution Summary
           B.24    AFFO Accretion/Dilution
           B.25    FFO Accretion/Dilution
           B.26    NAV Accretion/Dilution
           B.27-28 Significant Modeling Assumptions
           B.29    Summary of Analyst Estimates
           B.30    Portfolio - Sequoia

Table of Contents
================================================================================

    B.   Valuation Analysis (continued)

         Acquisition of Sovran (continued)
              B.31       Portfolio - Sovran
              B.32       Portfolio - Pro Forma Combined
              B.33       Sovran - Summary of Outstanding Debt
              B.34       Sovran - Unsecured Line of Credit and Term Notes
              B.35       Sovran - Preferred Stock, Series B

         Sale to Public Storage
              B.36       Highlights
              B.37       Pro Forma Capital Structure; Relative Share Prices
                           Over Time
              B.38       AFFO Accretion/Dilution Summary
              B.39       AFFO Accretion/Dilution
              B.40       FFO Accretion/Dilution
              B.41       NAV Accretion/Dilution
              B.42-43    Significant Modeling Assumptions
              B.44       Summary of Analyst Estimates
              B.45-47    Effect on Public Storage's Leverage
              B.48       Portfolio - Public Storage
              B.49       Portfolio - Sequoia
              B.50       Portfolio - Pro Forma Combined
              B.51-52    Public Storage's Acquisition of Storage Trust
              B.53       Public Storage's Merger Proposal with Shurgard

Table of Contents

=============================================================================



     B.  Valuation Analysis (continued)

         Sale to Shurgard
              B.54    Highlights
              B.55    Pro Forma Capital Structure; Relative Share Prices Over
                      Time
              B.56    AFFO Accretion/Dilution Summary
              B.57    AFFO Accretion/Dilution
              B.58    FFO Accretion/Dilution
              B.59    NAV Accretion/Dilution
              B.60-61 Significant Modeling Assumptions
              B.62    Summary of Analyst Estimates
              B.63    Portfolio - Shurgard
              B.64    Portfolio - Sequoia
              B.65    Portfolio - Pro Forma Combined

         Privatization / Leveraged Buyout
              B.66-70 Financing Assumptions
              B.71    Equity Returns

         Sale to Cactus

              Scenario I (Stock and Cash Transaction)
              B.72    2001 AEBDADT Accretion/Dilution
              B.73    2002 AEBDADT Accretion/Dilution
              B.74    NAV Accretion/Dilution
              B.75-76 Significant Modeling Assumptions

Table of Contents
================================================================================

    B.   Valuation Analysis (continued)

         Sale to Cactus (continued)

              Scenario II (Purchase Sequoia Using ASN Proceeds)
              B.77       AEBDADT and NAV Accretion/Dilution
              B.78-79    Significant Modeling Assumptions
              B.80       Dollar Cost Averaging Analysis
              B.81       Summary of Analyst Estimates
              B.82       Effect on Cactus's Leverage
              B.83       Cactus's Limitations on Leverage

              Cactus's Investment in Sequoia
              B.84-85    Chronology
              B.86       Cumulative Ownership of Sequoia Shares
              B.87       Average Purchase Price of Sequoia Shares

              Cactus's Acquisition of Homestead
              B.88       Cactus's Acquisition of Homestead


Sequoia vs. Peers - Ratings Summary
====================================================================================================================================


               Senior Unsecured Ratings        Outlook             Last Ratings Change                  Last Outlook Change
               ------------------------   -----------------   --------------------------------     --------------------------------
                                                                    S&P            Moody's              S&P             Moody's
                                                              --------------  ----------------     -------------   ----------------
   Company          S&P        Moody's      S&P    Moody's      Date    From    Date      From      Date    From    Date     From
--------------  -----------  -----------  -------- --------   -------   ----  --------    ----     ------- ------  -----   --------
Sequoia         BBB(issuer)  Baa3         Negative  Stable    12/97     BBB-   6/97(1)     --      2/01    Stable   7/00   Positive
Public Storage  A-(issuer)   Baa2(pref.)   Stable  Positive   1/96      BBB+  11/95        Bal      --       --    11/98    Stable
Shurgard        BBB          Baa2          Stable   Stable    4/97(1)   --     4/97(1)     --      4/97(1)   --      --       --
Sovran          BBB-(issuer) Baa3          Stable   Stable    6/98(1)   --     7/98(1)     --      6/98(1)   --      --       --

-------------------
(1)  Represents initial rating date.

Lehman Brothers
                                       A-1

Sequoia vs. Peers - NOI Growth
================================================================================


                                    [GRAPH]


----------------
(1) Quarterly NOI growth, versus comparable quarter of the prior year. For Sequoia, the late fee revenue is subtracted from NOI in 2000 and 1999 to calculate same-store growth during this time period, as described in Sequoia's Annual Report.
     Source:  Green Street Advisors.

Sequoia vs. Peers - NOI CAGR
================================================================================
[Graph with following plot points goes here]
--------------------------------------------------------------------------------
                       3-Year CAGR of Same-Store NOI/(1)/
--------------------------------------------------------------------------------

          Sequoia           PSA               SHU               SSS
          -------           ---               ---               ---
            7.1%            5.9%              6.0%              4.0%


----------------
(1) Based on annual NOI numbers from 1998 to 2000. For Sequoia, the late fee revenue is subtracted from NOI in 2000 and 1999 to calculate same-store growth during this time period, as described in Sequoia's Annual Report.
     Source:  Green Street Advisors.

Sequoia vs. Peers - FFO Per Share Growth
================================================================================


                                    [GRAPH]

----------------
(1) For Equalized Leverage analyses, each company's leverage for the purpose of this analysis is increased to equal the current leverage of Sequoia and each company's AFFO and FFO estimates are adjusted assuming the issuance of debt at 7.75% and the use of proceeds to buy back common shares at the current market price. Leverage includes long-term debt plus perpetual preferred equity, minus cash on hand, but excludes each company's share of JV debt and convertible preferred stock. All data is from First Call estimates.

Sequoia vs. Peers - FFO Per Share CAGR
================================================================================
--------------------------------------------------------------------------------
                        4-Year CAGR of FFO Per Share/(1)/
--------------------------------------------------------------------------------
                               Existing Leverage
                                  (1997-2000)

      Sequoia               PSA               SHU               SSS
      -------               ---               ---               ---
       7.0%                 6.9%              5.1%              4.2%

                               Equalized Leverage
                                  (1997-2000)

     Sequoia               PSA               SHU               SSS
     -------               ---               ---               ---
       7.0%                8.6%              5.5%              4.4%

--------------------------------------------------------------------------------
                        2-Year CAGR of FFO Per Share/(1)/
--------------------------------------------------------------------------------
                               Existing Leverage
                                  (1999-2000)

     Sequoia               PSA               SHU               SSS
     -------               ---               ---               ---
       5.5%                7.5%              4.9%             0.9%

                               Equalized Leverage
                                  (1999-2000)

     Sequoia               PSA               SHU               SSS
     -------               ---               ---               ---
       5.5%                9.2%              5.2%              0.9%


-------------------
(1) For Equalized Leverage analyses, each company's leverage for the purpose of this analysis is increased to equal the current leverage of Sequoia and each company's AFFO and FFO estimates are adjusted assuming the issuance of debt at 7.75% and the use of proceeds to buy back common shares at the current market price. Leverage includes long-term debt plus perpetual preferred equity, minus cash on hand, but excludes each company's share of JV debt and convertible preferred stock. All data is from First Call estimates.

Sequoia vs. Peers - Share Price Performance
================================================================================

                                    [GRAPH]

-------------------
Source: FactSet.

Sequoia vs. Peers - Returns to Shareholders
================================================================================
[Graph with following plot points goes here]
--------------------------------------------------------------------------------
                   Annualized Total Returns Since 1/1/99/(1)/
--------------------------------------------------------------------------------

      Sequoia               PSA               SHU               SSS
      -------               ---               ---               ---
       13.0%                7.3%             12.8%             12.3%

--------------------------------------------------------------------------------
                   Annualized Total Returns Since 1/1/00/(1)/
--------------------------------------------------------------------------------

      Sequoia               PSA               SHU               SSS
      -------               ---               ---               ---
       20.8%               22.2%             24.9%             40.5%



-------------------

(1) Annualized total returns are calculated as of 6/8/01 and assume reinvestment of dividends (including PSA's special dividends of $0.60 per share and $0.62 per share in 2000 and 1999, respectively). Source:
     Bloomberg.

Sequoia vs. Peers - Dividend Growth
================================================================================
--------------------------------------------------------------------------------
                                Dividend Growth
--------------------------------------------------------------------------------

                         Dividend Growth 3-Year CAGR/(2)/

      Sequoia                PSA               SHU              SSS
      -------                ---               ---              ---
        3.5%                 0.0%              2.0%             2.4%

                                     [GRAPH]
-------------------
(1) From 1Q98 to 1Q01, PSA held its quarterly dividend constant at $0.22; excludes PSA special cash dividends of $0.62 per share and $0.60 per share in 4Q99 and 3Q00, respectively.

(2) From 1Q98 to 1Q01; excludes PSA's special cash dividends of $0.62 per share and $0.60 per share in 4Q99 and 3Q00, respectively.

Sequoia vs. Peers - FFO Payout Ratio
================================================================================
--------------------------------------------------------------------------------
                      Average Payout Ratio Since 1/1/98/(1)/
--------------------------------------------------------------------------------

       Sequoia               PSA               SHU               SSS
       -------               ---               ---               ---
         81%                 36%               75%               80%

-------------------
(1) Average of 13 quarterly dividends since 1/1/98, each annualized and divided by FFO per share of respective year.

Sequoia vs. Peers - Premium / Discount to NAV
================================================================================

                                    [GRAPH]
-------------------
Source:  Green Street Advisors.

Sequoia vs. Peers - Average Premium / Discount to NAV
================================================================================
--------------------------------------------------------------------------------
                Average Premium/Discount to NAV Since 1/1/99/(1)/
--------------------------------------------------------------------------------

      Sequoia               PSA               SHU                SSS
      -------               ---               ---                ---
       -12.6%              -6.4%             -17.5%             -17.1%

--------------------------------------------------------------------------------
                Average Premium/Discount to NAV Since 1/1/00/(1)/
--------------------------------------------------------------------------------

      Sequoia               PSA               SHU                SSS
      -------               ---               ---                ---
       -11.9%              -9.4%             -21.0%             -20.5%


-------------------
(1)  Averages from January 1999 to June 2001 and from January 2000 to June 2001.
     Source: Green Street Advisors.

Sequoia vs. Peers - Comparison of Premium / Discount to NAV
================================================================================
                                    [GRAPH]

-------------------
Source: Green Street Advisors.

Sequoia vs. Peers - FFO Multiples
================================================================================

                                    [GRAPH]

----------------

(1) Monthly average stock price divided by the historical forward FFO per share. Historical FFO multiples are based on data from Lehman Brothers Equity Research (2001 FFO projections are based on Green Street estimates in order to be consistent with the information used for valuation analyses in Section II of this presentation).

Sequoia vs. Peers - FFO Multiples

================================================================================

                                     [GRAPH]

--------------------------
(1) Monthly average stock price divided by the historical forward FFO per share. Historical FFO multiples are based on data from Lehman Brothers Equity Research (2001 FFO projections are based on Green Street estimates in order to be consistent with the information used for valuation analyses in Section II of this presentation).

Sequoia vs. Peers - FFO Multiples
================================================================================

                                    [GRAPH]

-------------------
(1) Monthly average stock price divided by the historical forward FFO per share. Historical FFO multiples are based on data from Lehman Brothers Equity Research (2001 FFO projections are based on Green Street estimates in order to be consistent with the information used for valuation analyses in Section II of this presentation).

Self-Storage vs. Other Sectors - NOI Growth
================================================================================

                                    [GRAPH]

-------------------
(1) Self-Storage sector excludes impact on Sequoia's revenue of late fee reduction. The late fee revenue is subtracted from Sequoia's NOI in 2000 and 1999 to calculate same-store NOI growth during this period, as described in Sequoia's Annual Report.
        Source: Green Street Advisors; extends only through 4Q00 as Green Street research for all sectors for 1Q01 was not yet available.

Self-Storage vs. Other Sectors - FFO Per Share Growth
================================================================================

                                    [GRAPH]

-------------------
Source: Lehman Brothers Equity Research, except self-storage sector, which uses
        First Call numbers.

Self-Storage vs. Other Sectors - Premium / Discount to NAV
================================================================================

                                    [GRAPH]

-------------------
Source:  Green Street Advisors.

Self-Storage vs. Other Sectors - FFO Multiples
================================================================================

                                    [GRAPH]

-----------------------
(1) Monthly average stock price divided by the historical forward FFO per share. Historical FFO multiples are based on data from Lehman Brothers Equity Research (2001 FFO projections are based on Green Street estimates in order to be consistent with the information used for valuation analyses in Section II of this presentation). Self-storage sector includes Sequoia, PSA, SHU and SSS.

Self-Storage vs. Other Sectors - FFO Multiples
================================================================================

                             [GRAPH]

------------------------
(1) Monthly average stock price divided by the historical forward FFO per share. Historical FFO multiples are based on data from Lehman Brothers Equity Research (2001 FFO projections are based on Green Street estimates in order to be consistent with the information used for valuation analyses in Section II of this presentation). Self-storage sector includes Sequoia, PSA, SHU and SSS.

Stock Price Performance vs. Key Events - Sequoia
================================================================================

                                     [GRAPH]

Stock Price Performance vs. Key Events - Public Storage
================================================================================

                                    [GRAPH]

Stock Price Performance vs. Key Events - Shurgard
================================================================================

                                    [GRAPH]

Stock Price Performance vs. Key Events - Sovran
================================================================================

                                    [GRAPH]

REIT Tiers by Market Cap
================================================================================

Tier I - Companies with a Total Market Capitalization Above $4 Billion

------------------------------------------------------------------------------------------------------------------------------------
         2001/1/                                              1999                                         1998
------------------------------------------------------------------------------------------------------------------------------------
Equity Office Properties Trust                 Simon Property Group, Inc.                     Simon Property Group, Inc.
Simon Property Group, Inc.                     Equity Office Properties Trust                 Equity Office Properties Trues
Equity Residential Properties Trust            Equity Residential Properties Trust            Equity Residential Properties Trust
Host Marriott Corporation                      Host Marriott Corporation                      Host Marriott Corporation
Apartment Investment and Management            Boston Properties, Inc.                        Rouse Company
   Company
Boston Properties, Inc.                        Vornado Realty Trust                           Boston Properties, Inc.
Vornado Realty Trust                           ProLogis Trust                                 Crescent Real Estate Equities Company
ProLogis Trust                                 Apartment Investment and Management            Vornado Realty Trust
                                                  Company
General Growth Properties, Inc.                Archstone Communities Trust                    Meditrust Corporation
Duke-Weeks Realty Corporation                  Duke-Weeks Realty Corporation                  Archstone Communities Trust
Spieker Properties, Inc.                       General Growth Properties, Inc.                General Growth Properties, Inc.
Archstone Communities Trust                    Crescent Real Estate Equities Company          ProLogis Trust
AvalonBay Communities Inc.                     Spieker Properties, Inc.                       Spieker Properties, Inc.
Crescent Real Estate Equities Company          Rouse Company                                  Apartment Investment and Management
                                                                                                 Company
Rouse Company                                  AvalonBay Communities Inc.                     Westfield America, Inc.
Public Storage, Inc.                           Public Storage, Inc.                           Public Storage, Inc.
AMB Property Corporation                                                                      AvalonBay Communities, Inc.
Kimco Realty Corporation                                                                      Highwoods Properties, Inc.

------------------------------------------------------------------------------------------------------------------------------------

-------------------
(1) Company segmentation for YTD 2001 is identical to segmentation for 2000, except for the removal of Westfield America, Inc., from Tier II due to the Company's acquisition.

REIT Tiers by Market Cap
================================================================================

Tier II - Companies with a Total Market Capitalization Between $2 Billion and $4 Billion

------------------------------------------------------------------------------------------------------------------------------------
          2000/1/                                              1999                                      1998
------------------------------------------------------------------------------------------------------------------------------------
CarrAmerica Realty Corporation               Westfield America, Inc.                     Kimco Realty Corporation
Mack-Cali Realty Corporation                 Highwoods Properties, Inc.                  CarrAmerica Realty Corporation
United Dominion Realty Trust, Inc.           United Dominion Realty Trust, Inc.          Mack-Cali Realty Corporation
FelCor Lodging Trust, Inc.                   Kimco Realty Corporation                    United Dominion Realty Trust, Inc.
Highwoods Properties, Inc.                   Meditrust Corporation                       AMB Property Corporation
Reckson Association Realty Corporation       CarrAmerica Realty Corporation              Duke-Weeks Realty Corporation
Charles E. SMith Residential Realty, Inc.    Liberty Property Trust                      FelCor Lodging Trust, Inc.
First Industrial Realty Trust, Inc.          Mack-Cali Realty Corporation                Liberty Property Trust
Post Properties, Inc.                        AMB Property Corporation                    HRPT Properties Trust
Regency Centers Corporation                  FelCor Lodging Trust, Inc.                  Macerich Company
Health Care Property Investors, Inc.         New Plan Excel Realty Trust, Inc.           First Industrial Realty Trust, Inc.
Arden Realty Inc.                            Post Properties, Inc.                       MeriStar Hospitality Corporation
Camden Property Trust                        Reckson Associates Realty Corporation       Post Properties, Inc.
New Plan Excel Realty Trust, Inc.            First Industrial Realty Trust, Inc.         Developers Diversified Realty Corporation
Macerich Company                             Macerich Company                            Arden Realty Inc.
MeriStar Hospitality Corporation             Health Care Property Investors, Inc.        Camden Property Trust
Developers Diversified Realty Corporation    Camden Property Trust                       Reckson Associates Realty Corporation
CBL & Associates Properties, Inc.            HRPT Properties Trust                       CBL & Associates Properties, Inc.
BRE Properties, Inc.                         MeriStar Hospitality Corporation            Taubman Centers, Inc.
Taubman Centers, Inc.                        Charles E. Smith Residential Realty, Inc.   Colonial Properties Inc.
Weingarten Realty Investors                  Regency Centers Corporation
Prentiss Properties Trust                    Arden Realty Inc.
Colonial Properties Trust                    Developers Diversified Realty Corporation
HRPT Properties Trust                        CBL & Associates Properties, Inc.
Meditrust Corporation                        Franchise Finance Corporation of America
Home Properties of New York, Inc.            Taubman Centers, Inc.
Franchise Finance Corporation of America      Colonial Properties Trust
Westfield America, Inc.
Liberty Property Trust
------------------------------------------------------------------------------------------------------------------------------------

-------------------
(1) Company segmentation for YTD 2001 is identical to segmentation for 2000, except for the removal of Westfield America, Inc., from Tier II due to the Company's acquisition.

REIT Tiers by Market Cap
================================================================================

Tier III - Companies with a Total Market Capitalization Below $2 Billion


--------------------------------------------------------------------------------------------------------------------------------
             2000/(1)/                                   1999                                          1998
--------------------------------------------------------------------------------------------------------------------------------
Essex Property Trust, Inc.                Prentiss Properties Trust                 New Plan Excel REalty Trust, Inc.
Storage USA, Inc.                         Weingarten Realty Investors               Charles E. Smith Residential Realty, Inc.
Federal Realty Investment Trust           BRE Properties, Inc.                      Glenborough Realty Trust Incorporated
Brandywine Realty Trust                   Storage USA, Inc.                         BRE Properties, Inc.
Cousins Properties Incorporated           Federal REalty Investment Trust           Federal Realty Investment Trust
Hospitality Properties Trust              Brandywine Realty Trust                   Prentiss Properties Trust
Gables Residential Trust                  Home Properties of New York, Inc.         Storage USA, Inc.
Cabot Industrial Trust                    Gables Residential Trust                  Franchise Finance Corporation of America
Kilroy Realty Corporation                 Glenborough Realty Trust Incorporated     Weingarten Realty Investors
CenterPoint Properties Trust              Glimcher Realty Trust                     Health Care Property Investors, Inc.
Summit Properties, Inc.                   Mills Corporation                         Brandywine Realty Trust
Glimcher Realty Trust                     Manufactured Home Communities, Inc.       Nationwide Health Properties, Inc.
Manufactured Home Communities, Inc.       Nationwide Health Properties, Inc.        Gables Residential Trust
Mills Corporation                         Cabot Industrial Trust                    Glimcher Realty
Chateau Communities, Inc.                 Hospitality Properties Trust              Manufactured Home Communities, Inc.
Healthcare Realty Trust, Inc.             CenterPoint Properties Trust              Mills Corporation
Nationwide Health Properties, Inc.        Cousins Properties Incorporated           Healthcare Realty Trust, Inc.
Mid-America Apartment Communities, Inc.   Kilroy Realty Corporation                 Hospitality Properties Trust
Pan Pacific Retail Properties, Inc.       Mid-America Apartment Communities, Inc.   Chateau Communities, Inc.
SL Green Realty Corp.                     Chateau Communities, Inc.                 Mid-America Apartment Communities, Inc.
Shurgard Storage Centers, Inc.            Summit Properties, Inc.                   Summit Properties, Inc.
Glenborough Realty Trust Incorporated     Essex Property Trust, Inc.                Regency Centers Corporation
Chelsea Property Group, Inc.              Healthcare Realty Trust, Inc.             Shurgard Storage Centers, Inc.
Sun Communities, Inc.                     Shurgard Storage Centers, Inc.            Kilroy Realty Corporation
Washington Real Estate Investment Trust   JDN Realty Corporation                    Cousins Properties Incorporated
Realty Income Corporation                 Sun Communities, Inc.                     Health Care REIT, Inc.
Health Care REIT, Inc.                    SL Green Realty Corp.                     Omega Healthcare Investors, Inc.
Alexandria Real Estate Equities, Inc.     Health Care REIT, Inc.                    JDN Realty Corporation
--------------------------------------------------------------------------------------------------------------------------------

-------------------
(1) Company segmentation for YTD 2001 is identical to segmentation for 2000, except for the removal of Westfield America, Inc., from Tier II due to the Company's acquisition.

REIT Tiers by Market Cap
================================================================================

Tier III - Companies with a Total Market Capitalization Below $2 Billion
           (continued)


------------------------------------------------------------------------------------------------------------------------------------
            2001(1)                                       1999                                         1998
------------------------------------------------------------------------------------------------------------------------------------
PS Business Parks, Inc.                   Chelsea Property Group, Inc.            Home Properties of New York, Inc.
Crown American Realty Trust               Crown American Realty Trust             Cabot Industrial Trust
Capital Automotive REIT                   Realty Income Corporation               CenterPoint Properties Trust
National Golf Properties, Inc.            National Golf Properties, Inc.          Chelsea Property Group, Inc.
AMLI Residential Properties Trust         Burnham Pacific Properties, Inc.        Sun Communities, Inc.
Keystone Property Trust                   Center Trust, Inc.                      Burnham Pacific Properties, Inc.
JDN Realty Corporation                    Keystone Property Trust                 Crown American Realty Trust
JP Realty, Inc.                           Omega Healthcare Investors, Inc.        Essex Property Trust, Inc.
Corporate Office Properties Trust         Pacific Gulf Properties, Inc.           Center Trust, Inc.
Town and Country Trust                    AMLI Residential Properties Trust       National Golf Properties, Inc.
Innkeepers USA Trust                      Washington Real Estate Investment Trust Realty Income Corporation
Associated Estates Realty Corporation     PS Business Parks, Inc.                 Washington Real Estate Investment Trust
EastGroup Properties, Inc.                JP Realty, Inc.                         AMLI Residential Properties Trust
Omega Healthcare Investors, Inc.          Capital Automotive REIT                 National Health Investors, Inc.
Kramont Realty Trust                      Alexandria Real Estate Equities, Inc.   JP Realty, Inc.
Saul Centers, Inc.                        Town and Country Trust                  Pacific Gulf Properties, Inc.
Equity Inns, Inc.                         Associated Estates Realty Corporation   LTC Properties, Inc.
Burnham Pacific Properties, Inc.          Pan Pacific Retail Properties, Inc.     SL Green Realty Corp.
Commercial Net Lease Realty, Inc.         National Health Investors, Inc.         Associated Estates Realty Corporation
Pennsylvania Real Estate Investment Trust Equity Inns, Inc.                       PS Business Parks, Inc.
Parkway Properties, Inc.                  Innkeepers USA Trust                    Innkeepers USA Trust
Bedford Property Investors, Inc.          Corporate Office Properties Trust       Equity Inns, Inc.
RFS Hotel Investors, Inc.                 LTC Properties, Inc.                    First Union Real Estate Equity and Mortgage Invts.
Tanger Factory Outlet Centers, Inc.       Bedford Property Investors, Inc.        Pan Pacific Retail Properties, Inc.
Center Trust, Inc.                        Parkway Properties, Inc.                Alexandria Real Estate Equities, Inc.
------------------------------------------------------------------------------------------------------------------------------------


-------------------
(1) Company segmentation for YTD 2001 is identical to segmentation for 2000, except for the removal of Westfield America, Inc., from Tier II due to the Company's acquisition.

REIT Tiers by Market Cap
================================================================================

Tier III - Companies with a Total Market Capitalization Below $2 Billion (continued)


------------------------------------------------------------------------------------------------------------------------------------
                2000 /(1)/                                          1999                                       1998
------------------------------------------------------------------------------------------------------------------------------------
IRT Property Company                               Commercial Net Lease Realty, Inc.           Commercial Net Lease Realty, Inc.
LaSalle Hotel Properties                           EastGroup Properties, Inc.                  Town and Country Trust
Konover Property Trust, Inc.                       RFS Hotel Investors, Inc.                   Pennsylvania Real Estate Investment
                                                                                                   Trust
LTC Properties, Inc.                               Konover Property Trust, Inc.                RFS Hotel Investors, Inc.
Great Lakes REIT                                   Tanger Factory Outlet Centers, Inc.         Parkway Properties, Inc.
Sovran Self Storage, Inc.                          Pennsylvania Real Estate Investment Trust   IRT Property Company
National Health Investors, Inc.                    Saul Centers, Inc.                          Bedford Property Investors, Inc.
Boykin Lodging Company                             IRT Property Company                        Keystone Property Trust
Acadia Realty Trust                                Senior Housing Properties Trust             EastGroup Properties, Inc.
First Union Real Estate Equity and Mortgage Invts. Boykin Lodging Company                      Golf Trust of America, Inc.
Entertainment Properties Trust                     Great Lakes REIT                            Saul Centers, Inc.
Winston Hotels, Inc.                               Sovran Self Storage, Inc.                   Tanger Factory Outlet Centers, Inc.
Senior Housing Properties Trust                    LaSalle Hotel Properties                    Corporate Office Properties Trust
Golf Trust of America, Inc.                        Golf Trust of America, Inc.                 Sovran Self Storage, Inc.
Universal Health Realty Income Trust               Acadia Realty Trust                         Capital Automotive REIT
Malan Realty Investors, Inc.                       First Union Real Estate Equity and Mortgage Invts. Boykin Lodging Company
Pacific Gulf Properties, Inc.                      Entertainment Properties Trust              Great Lakes REIT
Agree Realty Corporation                           Winston Hotels, Inc.                        Konover Property Trust, Inc.
Aegis Realty, Inc.                                 Malan Realty Investors, Inc.                Acadia Realty Trust
                                                   Kramont Realty Trust                        Entertainment Properties Trust
                                                   Universal Health Realty Income Trust        Winston Hotels, Inc.
                                                   Agree Realty Corporation                    LaSalle Hotel Properties
                                                   Aegis Realty, Inc.                          Malan Realty Investors, Inc.
                                                                                               Universal Health Realty Income Trust
                                                                                               Kramont Realty Trust
                                                                                               Agree Realty Corporation
                                                                                               Aegis Realty, Inc.
------------------------------------------------------------------------------------------------------------------------------------

-------------------
(1) Company segmentation for YTD 2001 is identical to segmentation for 2000, except for the removal of Westfield America, Inc., from Tier II due to the Company's acquisition.

Comparable Transactions Analysis - REITs with Large Shareholders
================================================================================

.. The Security Capital US Realty and Westfield America, Inc. transactions are the best comparable transactions to Sequoia's current situation:

   -- Homestead Village's public float was only $45 million, making a large premium on a percentage basis a small nominal premium

   -- Irvine Apartment Communities traded at a 17.7% discount to NAV/(1)/, resulting in a purchase price premium of 24% that was more easily justified



                                                                                                  Premium   Premium Over
                                                                                                  Over      20-Trading
  Date                                                           % Common Owned     Transaction   Previous  Days Prior
Announced        Target                    Acquirer          Prior to Announcement   Value (mm)   Close     Sh. Price  % Cash/Stock
---------        --------                 ----------        ----------------------- ------------- ---------  --------   ------------

12/2/98  Irvine Apart. Communities     The Irvine Company    17% (3.4mm shares)/(2)/   $569       24.2%      29.8%      All Cash

3/23/00     Homestead Village        Security Capital Group  87% (104.3mm shares)      $157       52.6%      98.8%      All Cash

9/26/00  Security Capital US Realty  Security Capital Group  41% (30.4mm shares)      $1,400      12.4%      13.5%    All Stock/(3)/

2/14/01    Westfield America, Inc.   Westfield America Trust 78% (56.9mm shares)       $720       14.7%      17.1%      All Cash
------------------------------------------------------------------------------------------------------------------------------------

Mean:                                                                                             25.9%      39.8%

------------------------------------------------------------------------------------------------------------------------------------

-------------------
(1)  NAV from Green Street Advisors, December 1998.
(2) The Irvine Company owned approximately 55% of the effective economic interest in the company through ownership of the partnership interests of Irvine Apartment Communities L.P.
(3) Security Capital US Realty shareholders who voted against the transaction had the option to elect to receive cash in the amount of $22.37 per share. Such shareholders received in aggregate approximately $102 million.

Acquisition of Shurgard
================================================================================

Highlights

.. An acquisition of Shurgard would significantly increase Sequoia's total market capitalization to $3.6 billion from $2.0 billion

.. Transaction: Acquire 100% of SHU's outstanding common stock in an 85% stock, 15% cash transaction at $32.00 per share (base case)
   -- Price equal to SHU's NAV per share estimate by Green Street Advisors
   -- 10.2% premium over SHU's closing price of $29.05 on June 13, 2001
   -- 15.2% premium over SHU's 20-day average share price of $27.79
   -- Cash portion of the consideration helps mitigate Sequoia NAV dilution, but the amount of cash paid is limited by balance sheet considerations

..  Valuation:  Purchase price implies a 9.71% capitalization rate on projected
   2002 NOI (less capital expenditure reserve)

..  Earnings Dilution:  2002 AFFO dilution of $0.11 per share or 2.8%

..  Enhanced Growth Rate:  Pro forma 2002/2001 AFFO growth decreases to 9.6% from
   9.9% pre-merger

..  Net Asset Value:  Dilutive to Sequoia's NAV by $1.40 per share, or 3.8%

..  Leverage:
   -- Pro forma debt to total market capitalization decreases to 40.9% from
      43.7%
   -- Pro forma debt plus preferred to total market capitalization increases to 47.8% from 46.9%

Acquisition of Shurgard
================================================================================

Capitalization Rate Analysis


------------------------------------------------------------------------------------------------------------------
                                      Capitalization Rate Analysis for Shurgard
------------------------------------------------------------------------------------------------------------------
(In thousands except per share & per unit data)

Valuation Per Share                     $28.00          $30.00       $32.00           $34.00           $36.00
                                      ----------------------------------------------------------------------------
Common Equity                           $831,712        $891,120     $950,528         $1,009,936       $1,069,344
Preferred Equity                         186,250         186,250      186,250            186,250          186,250
Debt                                     443,051         443,051      443,051            443,051          443,051
Other Liab. & Trans. Costs /(1)/          42,018          47,998       53,977             59,956           65,935
                                      ----------------------------------------------------------------------------
Total Market Capitalization           $1,503,031      $1,568,419   $1,633,806         $1,699,193       $1,764,580
Less:
  Construction in Progress /(2)/         $27,027         $27,027      $27,027            $27,027          $27,027
  Land Held for Development                    0               0            0                  0                0
  Equity Investments in JV /(2)/          50,022          50,022       50,022             50,022           50,022
  Other Income Cap. @ 5.0x /(2)/           4,440           4,440        4,440              4,440            4,440
  Other Assets /(3)/                      17,870          17,870       17,870             17,870           17,870
                                      ----------------------------------------------------------------------------
Adjusted Market Capitalization        $1,403,672      $1,469,060   $1,534,447         $1,599,834       $1,665,221
Adjusted NOI /(4)/                      $140,158        $140,158     $140,158           $140,158         $140,158
Implied 2001 Trans. Cap Rate               9.99%           9.54%        9.13%              8.76%            8.42%
Implied 2002 Trans. Cap Rate /(5)/        10.61%          10.14%        9.71%              9.31%            8.95%
------------------------------------------------------------------------------------------------------------------

-------------------
(1) Includes transaction costs of $30mm and options costs ranging from $12mm to $36mm depending on purchase price.
(2) Includes constructions in progress at 105% of book value, equity investments in JVs at book value and Q1 2001 property management revenue of $0.2mm annualized and capped at 20%.
(3)  Other assets include cash, cash equivalents and restricted cash.
(4) Adjusted NOI obtained by annualizing Q1 2001 NOI, less $0.25 per square foot of recurring capital expenditures. Q1 2001 NOI excludes "indirect and leasehold expense" of $4.5mm consisting of certain shared property and overhead costs.
(5) Adjusted NOI increased by 6.3% (SHU's 1999-2000 same-store NOI growth rate) for implied 2002 capitalization rate calculation.

Acquisition of Shurgard
===============================================================================

Capitalization            Pro Forma Capital Structure


                                                                                                                       Pro Forma
                       (Dollars in Thousands)                                Sequoia        SHU      Adjustments/(1)/   Combined
                                                                           ------------ ------------ ---------------- ------------

                       Equity market capitalization/(2)/                    $1,064,717     $830,898          ($2,568)  $1,893,047
                       Preferred equity                                        $65,000     $186,250               $0     $251,250
                       Total debt                                             $877,078     $443,051         $161,176   $1,481,305
                                                                           ------------ ------------ ---------------- ------------
                       Total market capitalization                          $2,006,795   $1,460,199         $158,607   $3,625,601

                       Debt to total market capitalization                        43.7%        30.3%                         40.9%
                       Debt plus preferred to total market capitalization         46.9%        43.1%                         47.8%



Relative Share Prices
Over Time                Sequoia / SHU Ratio of Share Prices/(3)/

(Plot points to come)
[Graph shown here]

___________________
     (1) Adjustments reflect the increase in market value resulting from the premium paid for the target less the portion of the consideration paid in cash.
     (2) Market value of equity based on 20-day trailing average share prices as of June 13, 2001.
     (3) Based on historical share prices for Sequoia and SHU, assuming no acquisition premium.

Acquisition of Shurgard
================================================================================

AFFO Accretion/Dilution Summary

                    AFFO Per Share Accretion/Dilution /(1)(2)/


  Acquisition Price Per Share   $28.00    $30.00    $32.00    $34.00    $36.00
                              --------------------------------------------------
Acquisition Premium (%) over:
           Current Price/(3)/    (3.6%)     3.3%     10.2%     17.0%     23.9%
    20-day Average Price/(3)/     0.8%      8.0%     15.2%     22.4%     29.6%
                     NAV/(4)/   (12.5%)    (6.3%)     0.0%      6.3%     12.5%

                                           85.0% stock / 15.0% cash
                              --------------------------------------------------
                    2001 AFFO    $3.67     $3.54     $3.43     $3.32     $3.21
               Accr./(Dil.) $    $0.15     $0.02    ($0.09)   ($0.20)   ($0.31)
               Accr./(Dil.) %     4.2%      0.7%     (2.7%)    (5.8%)    (8.8%)

                    2002 AFFO    $4.02     $3.89     $3.76     $3.64     $3.53
               Accr./(Dil.) $    $0.15     $0.02    ($0.11)   ($0.23)   ($0.34)
               Accr./(Dil.) %     4.0%      0.5%     (2.8%)    (5.9%)    (8.9%)

                                                  100% stock
                              --------------------------------------------------
                    2001 AFFO    $3.60     $3.48     $3.37     $3.26     $3.17
               Accr./(Dil.) $    $0.08    ($0.04)   ($0.15)   ($0.26)   ($0.35)
               Accr./(Dil.) %     2.2%     (1.1%)    (4.3%)    (7.3%)   (10.1%)

                    2002 AFFO    $3.93     $3.80     $3.68     $3.56     $3.46
               Accr./(Dil.) $    $0.06    ($0.07)   ($0.19)   ($0.31)   ($0.41)
               Accr./(Dil.) %     1.6%     (1.8%)    (4.9%)    (7.9%)   (10.7%)


____________________________________
(1) Accretion/Dilution based on AFFO estimates by Sequoia management of $3.52 and $3.87 for 2001 and 2002, respectively.
(2)  Analysis assumes $8 million of synergies.
(3) SHU current price as of June 13, 2001 of $29.05, SHU 20-day average market price of $27.79.
(4)  Premium/(discount) to Green Street NAV estimate for SHU of $32.00.

Acquisition of Shurgard
================================================================================

AFFO Accretion/Dilution

(Amounts in Thousands, Except Per Share Data)

                                                                              Synergy Cost Savings
                                                                              ---------------------------
Sequoia's Estimate of 2001 AFFO/Share on a Stand-Alone Basis      $3.52       Minimum Synergies    $7,000
Sequoia's Estimate of 2002 AFFO/Share on a Stand-Alone Basis      $3.87       Moderate Synergies   $8,000
                                                                              Maximum Synergies    $9,000

                                                                     Acquisition Price Per Share
                                             -------------------------------------------------------------------------------
Acquisition Price per Share                  $28.00   $29.00   $30.00   $31.00   $32.00   $33.00   $34.00   $35.00   $36.00
                                             -------------------------------------------------------------------------------
Acq Premium (%) over Current Price             (3.6%)   (0.2%)    3.3%     6.7%    10.2%    13.6%    17.0%    20.5%    23.9%
                                             -------------------------------------------------------------------------------
Acq PRemium (%) over 20-day Avg Price           0.8%     4.4%     8.0%    11.6%    15.2%    18.8%    22.4%    26.0%    29.6%
                                             -------------------------------------------------------------------------------
Acq Premium (%) over NAV                      (12.5%)   (9.4%)   (6.3%)   (3.1%)    0.0%     3.1%     6.3%     9.4%    12.5%
                                             -------------------------------------------------------------------------------
Implied Exchange Rate                        0.8080x  0.8369x  0.8658x  0.8946x  0.9235x  0.9523x  0.9812x  1.0100x  1.0389x
                                             -------------------------------------------------------------------------------

2001E AFFO

           Synergies                   NO     $3.51     $3.45    $3.39    $3.34    $3.28    $3.23    $3.17    $3.12    $3.07
        Accr/(Dil.)$                         ($0.01)   ($0.07)  ($0.13)  ($0.18)  ($0.24)  ($0.29)  ($0.35)  ($0.40)  ($0.45)
        Accr/(Dil.)%                          (0.2%)    (1.9%)   (3.6%)   (5.2%)   (6.8%)   (8.3%)   (9.8%)  (11.3%)  (12.7%)

           Synergies              MINIMUM     $3.65     $3.59    $3.53    $3.47    $3.41    $3.35    $3.30    $3.25    $3.19
        Accr/(Dil.)$                          $0.13     $0.07    $0.01   ($0.05)  ($0.11)  ($0.17)  ($0.22)  ($0.27)  ($0.33)
        Accr/(Dil.)%                            3.7%      1.9%     0.2%   (1.5%)   (3.2%)   (4.8%)   (6.3%)   (7.8%)   (9.3%)

           Synergies             MODERATE     $3.67     $3.61    $3.54    $3.48    $3.43    $3.37    $3.32    $3.26    $3.21
        Accr/(Dil.)$                          $0.15     $0.09    $0.02   ($0.04)  ($0.09)  ($0.15)  ($0.20)  ($0.26)  ($0.31)
        Accr/(Dil.)%                            4.2%      2.4%     0.7%   (1.0%)   (2.7%)   (4.2%)   (5.8%)   (7.3%)   (8.8%)

           Synergies              MAXIMUM     $3.69     $3.62    $3.56    $3.50    $3.44    $3.39    $3.33    $3.28    $3.23
        Accr/(Dil.)$                          $0.17     $0.10    $0.04   ($0.02)  ($0.08)  ($0.13)  ($0.19)  ($0.24)  ($0.29)
        Accr/(Dil.)%                            4.8%      3.0%     1.2%   (0.5%)   (2.1%)   (3.7%)   (5.3%)   (6.8%)   (8.3%)


2002E AFFO

           Synergies                   NO     $3.87     $3.80    $3.74    $3.68    $3.62    $3.56    $3.50    $3.44    $3.39
        Accr/(Dil.)$                         ($0.00)   ($0.07)  ($0.13)  ($0.19)  ($0.25)  ($0.31)  ($0.37)  ($0.43)  ($0.48)
        Accr/(Dil.)%                          (0.0%)    (1.7%)   (3.4%)   (5.0%)   (6.6%)   (8.1%)   (9.6%)  (11.0%)  (12.4%)

           Synergies              MINIMUM     $4.01     $3.94    $3.87    $3.81    $3.74    $3.68    $3.62    $3.57    $3.51
        Accr/(Dil.)$                          $0.14     $0.07    $0.00   ($0.06)  ($0.13)  ($0.19)  ($0.25)  ($0.30)  ($0.36)
        Accr/(Dil.)%                            3.5%      1.7%     0.0%   (1.7%)   (3.3%)   (4.8%)   (6.4%)   (7.9%)   (9.3%)

           Synergies             MODERATE     $4.02     $3.96    $3.89    $3.82    $3.76    $3.70    $3.64    $3.58    $3.53
        Accr/(Dil.)$                          $0.15     $0.09    $0.02   ($0.05)  ($0.11)  ($0.17)  ($0.23)  ($0.29)  ($0.34)
        Accr/(Dil.)%                            4.0%      2.2%     0.5%   (1.2%)   (2.8%)   (4.4%)   (5.9%)   (7.4%)   (8.9%)

           Synergies              MAXIMUM     $4.04     $3.98    $3.91    $3.84    $3.78    $3.72    $3.66    $3.60    $3.54
        Accr/(Dil.)$                          $0.17     $0.11    $0.04   ($0.03)  ($0.09)  ($0.15)  ($0.21)  ($0.27)  ($0.33)
        Accr/(Dil.)%                            4.5%      2.7%     1.0%   (0.7%)   (2.3%)   (3.9%)   (5.5%)   (7.0%)   (8.4%)

Acquisition of Shurgard
================================================================================

FFO Accretion/Dilution


(Amounts in Thousands, Except Per Share Data)


                                                                           Synergy Cost Savings
                                                                           -----------------------------
                                                                           Minimum Synergies      $7,000
Sequoia's Estimate of 2001 FFO/Share on a Stand-Alone Basis      $3.77     Moderate Synergies     $8,000
Sequoia's Estimate of 2002 FFO/Share on a Stand-Alone Basis      $4.12     Maximum Synergies      $9,000
                                                                           -----------------------------

                                                                      Acquisition Price Per Share
                                             ---------------------------------------------------------------------------------------
Acquisition Price per Share                   $28.00    $29.00    $30.00    $31.00    $32.00    $33.00    $34.00    $35.00    $36.00
                                             ---------------------------------------------------------------------------------------
Acq. Premium (%) over Current Price           (3.6%)    (0.2%)      3.3%      6.7%     10.2%     13.6%     17.0%     20.5%     23.9%
                                             ---------------------------------------------------------------------------------------
Acq. Premium (%) over 20-day Avg. Price         0.8%      4.4%      8.0%     11.6%     15.2%     18.8%     22.4%     26.0%     29.6%
                                             ---------------------------------------------------------------------------------------
Acq. Premium (%) over NAV                    (12.5%)    (9.4%)    (6.3%)    (3.1%)      0.0%      3.1%      6.3%      9.4%     12.5%
                                             ---------------------------------------------------------------------------------------
Implied Exchange Ratio                       0.8080x   0.8369x   0.8658x   0.8946x   0.9235x   0.9523x   0.9812x   1.0100x   1.0389x
                                             ---------------------------------------------------------------------------------------

2001E FFO
             Synergies              NO         $3.80    $3.74     $3.67     $3.61     $3.55     $3.49     $3.44     $3.38     $3.33
           Accr./(Dil.)$                       $0.03   ($0.03)   ($0.10)   ($0.16)   ($0.22)   ($0.28)   ($0.33)   ($0.39)   ($0.44)
           Accr./(Dil.)%                        0.9%    (0.9%)    (2.6%)    (4.2%)    (5.8%)    (7.3%)    (8.8%)   (10.3%)   (11.7%)

             Synergies         MINIMUM         $3.94     $3.87     $3.81     $3.74     $3.68     $3.62     $3.56     $3.51     $3.45
           Accr./(Dil.)$                       $0.17     $0.10     $0.04   ($0.03)   ($0.09)   ($0.15)   ($0.21)  ($0.26%)   ($0.32)
           Accr./(Dil.)%                        4.5%      2.7%      0.9%    (0.7%)    (2.4%)    (4.0%)    (5.5%)    (7.0%)    (8.5%)

             Synergies        MODERATE         $3.96     $3.89     $3.82     $3.76     $3.70     $3.64     $3.58     $3.52     $3.47
           Accr./(Dil.)$                       $0.19     $0.12     $0.05   ($0.01)   ($0.07)   ($0.13)   ($0.19)   ($0.25)   ($0.30)
           Accr./(Dil.)%                        5.0%      3.2%      1.4%    (0.2%).   (1.9%)    (3.5%)    (5.0%)    (6.5%)    (8.0%)

             Synergies         MAXIMUM         $3.98     $3.91     $3.84     $3.78     $3.72     $3.66     $3.60     $3.54     $3.49
           Accr./(Dil.)$                       $0.21     $0.14     $0.07     $0.01   ($0.05)   ($0.11)   ($0.17)   ($0.23)   ($0.28)
           Accr./(Dil.)%                        5.5%      3.7%      1.9%      0.2%    (1.4%)    (3.0%)    (4.6%)    (6.1%)    (7.5%)

2002E FFO
             Synergies              NO         $4.16     $4.09     $4.02     $3.96     $3.89     $3.83     $3.77     $3.71     $3.65
           Accr./(Dil.)$                       $0.04   ($0.03)   ($0.10)   ($0.16)   ($0.23)   ($0.29)   ($0.35)   ($0.41)   ($0.47)
           Accr./(Dil.)%                        1.0%    (0.7%)    (2.4%)    (4.0%)    (5.6%)    (7.1%)    (8.6%)   (10.0%)   (11.4%)

             Synergies         MINIMUM         $4.30     $4.23     $4.15     $4.09     $4.02     $3.95     $3.89     $3.83     $3.77
           Accr./(Dil.)$                       $0.18     $0.11     $0.03   ($0.03)   ($0.10)   ($0.17)   ($0.23)   ($0.29)   ($0.35)
           Accr./(Dil.)%                        4.3%      2.6%      0.8%    (0.8%)    (2.4%)    (4.0%)    (5.5%)    (7.0%)    (8.5%)

             Synergies        MODERATE         $4.32     $4.24     $4.17     $4.10     $4.04     $3.97     $3.91     $3.85     $3.79
           Accr./(Dil.)$                       $0.20     $0.12     $0.05   ($0.02)   ($0.08)   ($0.15)   ($0.21)   ($0.27)   ($0.33)
           Accr./(Dil.)%                        4.8%      3.0%      1.3%    (0.4%)    (2.0%)    (3.6%)    (5.1%)    (6.6%)    (8.1%)

             Synergies         MAXIMUM         $4.34     $4.26     $4.19     $4.12     $4.06     $3.99     $3.93     $3.87     $3.81
           Accr./(Dil.)$                       $0.22     $0.14     $0.07     $0.00   ($0.06)   ($0.13)   ($0.19)   ($0.25)   ($0.31)
           Accr./(Dil.)%                        5.3%      3.5%      1.8%      0.1%    (1.6%)    (3.1%)    (4.7%)    (6.2%)    (7.6%)

Acquisition of Shurgard
================================================================================

NAV Accretion/Dilution
(Amounts in Thousands, Except Per Share Data)



                                                                      Calculation of Pro Forma NAV
Net Equity Value of Sequoia & SHU            Sequoia        SHU       Net Equity Value for Sequoia Before Acquistion     $1,121,499
                                           ------------- -----------

Green Street's NAV Estimate as of 6/1/01         $36.50      $32.00   Add Net Equity Value for  SHU's shares & units        956,928
Total Number of Shares/Units                     30,726      29,904   Less Incremental Debt from Acquisition               (161,176)
                                           ------------- -----------                                                    -----------
  Net Equity Value                           $1,121,499    $956,928     Pro Forma Net Equity Value                       $1,917,251

                                                                      Total Number of Sequoia's Shares/Units                 30,726
                                                                      Shares/Units Issued During Acquisition                 23,904
                                                                                                                         ----------
Discount/Premium to NAV                      Sequoia        SHU         Pro Forma Shares/Units                               54,630
                                           ------------- -----------
Green Street's NAV Estimate as of 6/1/01         $36.50       $32.00
20-day Average Share Price as of 6/13/01         $34.65       $27.79    Pro Forma NAV/Share                                  $35.10
                                           ------------- -----------
  (Discount) Premium to NAV                       (5.1%)      (13.2%)
                                                                        Accretion/Dilution ($)                               ($1.40)
                                                                        Accretion/Dilution (%)                                (3.8%)


Sensitivity of Pro Forma NAV to Acquisition Price
                                                 --------------------------------------------------------------------------------
                                                  $27.75   $28.00   $28.25   $28.50   $28.75   $29.00   $29.25   $29.50   $29.75
                                                 --------------------------------------------------------------------------------

  Pro Forma NAV/Share                             $37.84   $37.67   $37.50   $37.33   $37.16   $36.99   $36.83   $36.67   $36.50
        Accr./(Dil.)$                              $1.34    $1.17    $1.00    $0.83    $0.66    $0.49    $0.33    $0.17    $0.00
        Accr./(Dil.)%                               3.7%     3.2%     2.7%     2.3%     1.8%     1.4%     0.9%     0.5%     0.0%

                                                 --------------------------------------------------------------------------------
                                                  $30.00   $30.25   $30.50   $30.75   $31.00   $31.25   $31.50   $31.75   $32.00
                                                 --------------------------------------------------------------------------------
  Pro Forma NAV/Share                             $36.34   $36.18   $36.02   $35.87   $35.71   $35.55   $35.40   $35.5    $35.10
        Accr./(Dil.)$                             ($0.16)  ($0.32)  ($0.48)  ($0.63)  ($0.79)  ($0.95)  ($1.10)  (1.25)   ($1.40)
        Accr./(Dil.)%                               0.4%)   (0.9%)   (1.3%)   (1.7%)   (2.2%)   (2.6%)   (3.0%)  (3.4%)    (3.8%)

                                                ---------------------------------------------------------------------------------
                                                  $32.25   $32.50   $32.75   $33.00   $33.25   $33.50   $33.75   $34.00   $34.25
                                                ---------------------------------------------------------------------------------
  Pro Forma NAV/Share                             $34.94   $34.79   $34.65   $34.50   $34.35   $34.21   $34.06   $33.92   $33.78
        Accr./(Dil.)$                             ($1.56)  ($1.71)  ($1.85)  ($2.00)  ($2.15)  ($2.29)  ($2.44)  ($2.58)  ($2.72)
        Accr./(Dil.)%                              (4.3%)   (4.7%)   (5.1%)   (5.5%)   (5.9%)   (6.3%)   (6.7%)   (7.1%)   (7.5%)

                                               ----------------------------------------------------------------------------------
                                                  $34.50   $34.75   $35.00   $35.25   $35.50   $35.75   $36.00   $36.25   $36.50
                                               ----------------------------------------------------------------------------------
  Pro Forma NAV/Share                             $33.64   $33.50   $33.36   $33.22   $33.08   $32.94   $32.81   $32.67   $32.54
        Accr./(Dil.)$                             ($2.86)  ($3.00)  ($3.14)  ($3.28)  ($3.42)  ($3.56)  ($3.69)  ($3.83)  ($3.96)
        Accr./(Dil.)%                              (7.8%)   (8.2%)   (8.6%)   (9.0%)   (9.4%)   (9.7%)  (10.1%)  (10.5%)  (10.8%)


Acquisition of Shurgard
================================================================================

Significant Modeling Assumptions

FFO and AFFO Estimates
----------------------

..    SHU FFO and AFFO estimates Green Street Advisors' Real Estate Securities
     Monthly (June 2001)

     --   $2.96 and $2.72 for 2001 and $3.27 and $3.02 for 2002

..    Sequoia FFO and AFFO estimates per Sequoia management

     --   $3.77 and $3.52 for 2001 and $4.12 and $3.87 for 2002

..    2001 pro forma FFO and AFFO accretion numbers assume the transaction closes on January 1, 2001

..    2002 pro forma FFO and AFFO accretion numbers assume the transaction closes on January 1, 2002

Debt and Preferred Stock
------------------------

..    Sequoia assumes SHU's bonds, mortgages and preferred stock

..    Replace SHU's line with Sequoia's, but assume no interest expense savings

Portfolio
---------

..    Sequoia inherits all SHU's JVs

..    Sequoia inherits SHU's development pipeline

Other
-----

..    No payout to employees under SHU's 1999 bonus plan/(1)/


______________________
(1) SHU's 1999 bonus plan provides for a one-time, $50 million bonus payment to employees upon the achievement of $1.25 in quarterly FFO per share by 12/31/2003. This payment must be assumed by the acquiror or accelerated in a merger. However, analyst estimates strongly imply that no payments are likely to be made at any time under this plan.

Acquisition of Shurgard
================================================================================

Significant Modeling Assumptions (continued)

Transaction
-----------

..    Exchange ratio based on 20-day average stock price for Sequoia and current
     NAV per share estimate for SHU (base case)

..    Rate on new acquisition debt assumed to be the rate on Sequoia's line of credit (5.2%) for transaction costs and 7.5% for the remainder of acquisition debt

     --   Blended rate of 7.3% assuming 85% stock / 15% cash transaction

..    $30 million of transaction fees and expenses

..    $8 million of synergies

Other
-----

..    SHU's deferred financing costs are written off

..    SHU's in-the-money options are exercised

Acquisition of Shurgard
================================================================================

Summary of Analyst Estimates

                    FFO, AFFO and NAV Estimates for Shurgard


                                                                                                                Last Updated
Firm                            2001 FFO    2002 FFO     2001 AFFO     2002 AFFO    NAV       Recommendation   FFO(1)   Other(2)
------------------------------- --------    --------     ---------     ---------   ------    ---------------   -------  --------
Green Street Advisors            $2.96       $3.27        $2.72        $3.02       $32.00         Buy          6/1/01    6/1/01
A.G. Edwards & Sons               2.93        3.15         N/A          N/A         N/A           N/A         5/11/01     N/A
Dresdner Kleinwort Benson         2.95        3.20         N/A          N/A         N/A           Add         2/12/01   2/12/01
Merrill Lynch                     2.95        3.22         2.73         2.99        33.03      Accuumulate     6/7/01   5/10/01
Prudential Securities             2.94        3.13         N/A          N/A         N/A           Hold        5/23/01    5/9/01
Robertson Stephens                2.91        3.11         N/A          N/A         N/A     Market Performer  5/21/01    5/9/01
Salomon Smith Barney              2.94        3.16         N/A          N/A         32.82        Neutral       5/9/01    5/9/01
------------------------------- --------    --------     ---------     ---------   ------    ---------------   -------  --------

Average                          $2.94       $3.18        $2.73         $3.01       $32.62
Median                           $2.94       $3.16        $2.73         $3.01       $32.82

First Call Average               $2.93       $3.15














____________________________________
(1) For FFO per share estimates, based on the latest estimates as reported by First Call as of June 8, 2001.
(2) For AFFO per share estimates, NAV estimates and recommendations, based on the latest available published research reports as of June 8, 2001.

Acquisition of Shurgard
================================================================================

Portfolio - Sequoia

                             Sequoia's Portfolio/(1)/

   462 owned properties (including JVs), 81 managed / franchised properties/(2)/

                                    [MAP]

(1) Markets indicated with stars represent top markets as defined by Metropolitan Statistical Area ("MSAs") with more than 4% of company's total number of properties. Los Angeles MSA includes Los Angeles, Riverside and Orange County; New York City MSA includes New York, New Jersey and Long Island, NY; Washington, DC MSA includes Maryland and Virginia; Miami MSA includes greater Miami and Fort Lauderdale; Memphis includes parts of Missouri; Philadelphia includes Delaware and southern New Jersey; Phoenix includes greater Phoenix and Mesa, AZ.

(2) State-by-state breakdown of 414 total properties based on company's information on owned properties only. Total properties as of 3/31/01 include 411 owned properties, 81 managed / franchised properties and 51 joint venture assets, for a total of 543 self-storage facilities.

Acquisition of Shurgard
================================================================================

Portfolio - Shurgard

                             Shurgard's Portfolio/(1)/

         404 owned properties (including JVs), 33 managed properties/(2)/

                                      [MAP]

____________________________________
(1) Markets indicated with stars represent top markets as defined by MSAs with more than 4% of company's total number of properties. Seattle MSA includes greater Seattle, Bellevue, Bremerton, Tacoma and Everett, WA; Washington, DC MSA includes Washington DC, Maryland (including Baltimore) and Virginia; Phoenix MSA includes greater Phoenix and Mesa, AZ; Portland MSA includes Vancouver, OR and parts of Washington; Los Angeles includes greater LA, Orange County, Riverside and San Bernadino, CA; Dallas MSA includes greater Dallas, Fort Worth and Arlington, TX; San Francisco MSA includes Oakland, CA.
(2)     State-by-state breakdown of properties based on company's 10-K.
        European property numbers are current as of 3/31/01. 437 total properties as of 3/31/01; percentage calculations are based on 399 properties as of 12/31/00. Total properties include 404 owned properties (including 130 properties owned through JVs), 33 managed properties and no franchised properties.

Acquisition of Shurgard
================================================================================

Portfolio - Pro Forma Combined

                      Pro Forma Portfolio after Merger/(1)/

    866 owned properties (including JVs), 114 managed / franchised properties

                                     [MAP]

__________________________
(1) Markets indicated with stars represent top markets as defined by MSAs with more than 4% of the merged company's total number of properties. State-by-state breakdown based on year end 2000 numbers for owned properties only (411 for Sequoia and 399 for SHU); MSAs are based on the same definitions as SHU's stand-alone portfolio.

Acquisition of Shurgard
================================================================================

Shurgard - Summary of Outstanding Debt

           ($ in millions)



                                                           Amount at
Debt Instrument                     Collateral              3/31/01         Rate             Maturity
------------------------------   -------------------    -------------   --------------     --------------

Credit Facility:
Unsecured Line of Credit            Unsecured                   $4.0      LIBOR + 125         2/2005


Fixed Rate Debt:
Senior Notes                        Unsecured                 $200.0            7.75%         2/2011
Senior Notes                        Unsecured                   50.0            7.50%         4/2004
Senior Notes                        Unsecured                   50.0            7.63%         4/2007
Mortgage Notes Payable              Secured                    139.1            Varies
  Total/Wtd Avg                                               $439.1            7.69%

                                                         ------------
  Total                                                       $443.1
                                                         ------------


Lehman Brothers

Acquisition of Shurgard
================================================================================


Shurgard - Unsecured Line of Credit

..    Extended on March 2, 2001 and expanded 80% from $200 million to $360 million; matures February 2005

..    Interest: LIBOR plus 125 bps

..    Outstanding borrowings at March 31, 2001: $4.0 million

Acquisition of Shurgard
================================================================================

Shurgard - Series B Cumulative Redeemable Preferred Stock

..    Offering Date:                  April 16, 1997

..    Offering Type:                  Public

..    Listing:                        NYSE (Symbol - SHU B)

..    Ratings:                        Baa3/BBB-

..    Par Value:                      $0.001 per share

..    Liquidation Preference:         $25 per share ($50.0 million)

..    Shares Outstanding:             2,000,000 as of March 31, 2001

..    Shares Issued:                  2,000,000

..    Dividends:                      8.8%, cumulative ($2.2 per annum per share)

..    Redemption:                     Callable at Company's option after five
                                     years (June 30, 2002) at a redemption price of $25 per share

Acquisition of Shurgard

===============================================================================

Shurgard - Series C Cumulative Redeemable Preferred Stock

..    Offering Date:                December 3, 1998

..    Offering Type:                Public

..    Listing:                      NYSE (Symbol - SHU C)

..    Ratings:                      Baa3/BBB-

..    Par Value:                    $0.001 per share

..    Liquidation Preference:       $25 per share ($50.0 million)

..    Shares Outstanding:           2,000,000 as of March 31, 2001

..    Shares Issued:                2,000,000

..    Dividends:                    8.7%, cumulative ($2.175 per annum per share)

..    Redemption:                   Callable at Company's option after five years
                                   (December 8, 2003) at a redemption price of $25 per share

Acquisition of Shurgard
================================================================================

Shurgard - Series D Cumulative Redeemable Preferred Stock

..    Offering Date:                     March 5, 2001

..    Offering Type:                     Public

..    Listing:                           NYSE (Symbol - SHU D)

..    Ratings:                           Baa3/BBB-

..    Par Value:                         $0.001 per share

..    Liquidation Preference:            $25 per share ($86.25 million)

..    Shares Outstanding:                3,450,000 as of March 31, 2001

..    Shares Issued:                     3,450,000

..    Dividends:                         8.75%, cumulative ($2.1875 per annum per
                                        share)

..    Redemption:                        Callable at Company's option after five
                                        years (February 27, 2006) at a
                                        redemption price of $25 per share

Acquisition of Sovran

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Highlights

..       An acquisition of Sovran would consolidate Storage USA's position as one of the top two self-storage REITs, with a pro forma market capitalization of $2.6 billion

..       Transaction: Acquire 100% of SSS's outstanding common shares in a 85%
        stock, 15% cash transaction at $26.75 per share (base case)

        -- Equal to SSS's NAV per share estimate by Green Street Advisors -- 3.8% premium over SSS's closing price of $25.76 on June 13, 2001 -- 6.9% premium over SSS's 20-day average share price of $25.03

..       Valuation:   Purchase price implies a 9.47% capitalization rate on
        projected 2002 NOI (less capital expenditure reserve)

..       Earnings Accretion:  2002 AFFO accretion of $0.15 per share or 3.8%

..       Reduced Growth Rate:  Pro forma 2002/2001 AFFO growth decreases to 8.1%
        from 9.9% pre-merger

..       Net Asset Value:  Dilutive to NAV by $0.90 per share, or 2.5%

..       Leverage:

        -- Pro forma debt to total market capitalization increases to 45.1% from
           43.7%
        -- Pro forma debt plus preferred to total market capitalization increases to 48.7% from 46.9%

Acquisition of Sovran
===============================================================================

Capitalization Rate Analysis

-------------------------------------------------------------------------------
                     Capitalization Rate Analysis for Sovran
-------------------------------------------------------------------------------



(In thousands except per share & per unit data)
Valuation Per Share                         $22.75            $24.75            $26.75            $28.75            $30.75
                                       ----------------------------------------------------------------------------------------

Common Equity                                $289,858          $315,340          $340,822          $366,304          $391,786
Preferred Equity                               30,000            30,000            30,000            30,000            30,000
Debt                                          247,715           247,715           247,715           247,715           247,715
Other Liab. & Trans. Costs/(1)/                20,000            20,690            21,968            23,246            24,524
                                       ----------------------------------------------------------------------------------------
Total Market Capitalization                  $587,573          $613,745          $640,505          $667,265          $694,025
Less:
 Construction in Progress                          $0                $0                $0                $0                $0
 Land Held for Development                          0                 0                 0                 0                 0
 Equity Investments in JV/(2)/                  4,476             4,476             4,476             4,476             4,476
 Notes receivable from JVs/(2)/                27,575            27,575            27,575            27,575            27,575
 Other Income Cap. @ 5.0x                           0                 0                 0                 0                 0
 Other Assets/(3)/                              4,746             4,746             4,746             4,746             4,746
                                       ----------------------------------------------------------------------------------------
Adjusted Market Capitalization               $550,776          $576,948          $603,708          $630,468          $657,228
Adjusted NOI/(4)/                             $55,065           $55,065           $55,065           $55,065           $55,065
Implied 2001 Trans. Cap Rate                   10.00%             9.54%             9.12%             8.73%             8.38%
Implied 2002 Trans. Cap Rate                   10.38%             9.91%             9.47%             9.07%             8.70%



________________________________
(1) Includes transaction costs of $20mm and options costs ranging from $0mm to $5mm depending on purchase price.
(2) Includes equity investments in JVs and notes receivable from JVs at book value.
(3) Other assets include cash, cash equivalents and receivable from related parties.
(4) Adjusted NOI obtained by annualizing Q1 2001 NOI, less $0.25 per square foot of recurring capital expenditures.
(5) Adjusted NOI increased by 3.8% (SSS's 1999-2000 same-store NOI growth rate) for implied 2002 capitalization rate calculation.

Acquisition of Sovran
================================================================================

Capitalization    ----------------------------------------------------------
                                Pro Forma Capital Structure
                  ----------------------------------------------------------


(Dollars in Thousands)

                                                                                                    Pro Forma
                                                     Sequoia        SSS        Adjustments/(1)/      Combined
                                                    -----------   ---------    ----------------      --------
Equity market capitalization/(2)/                   $1,064,717    $319,240        ($27,868)         $1,356,089


Preferred Equity                                       $65,000     $30,000              $0             $95,000

Total debt                                            $877,078    $247,715         $69,419          $1,194,212
                                                      --------    --------         -------          ----------
Total market capitalization                         $2,006,795    $596,955         $41,550          $2,645,300

Debt to total market capitalization                       43.7%       41.5%                               45.1%
Debt plus preferred to total market capitalization        46.9%       46.5%                               48.7%


Relative Share Prices ----------------------------------------------------------
Over Time                     Sequoia / SSS Ratio of Share Prices/(3)/
                      ----------------------------------------------------------


                              [(Plot Points to come)]
                                [Graph Shown Here]


                      ______________
                      (1) Adjustments reflect the increase in market value resulting from the premium paid for the target less the portion of the consideration paid in cash.
                      (2)      Market value of equity based on 20-day trailing
                               average share prices as of June 13, 2001.
                      (3)      Based on historical share prices for Sequoia and
                               SSS, assuming no acquisition premium.
Lehman Brothers

Acquisition of Sovran
===============================================================================

AFFO Accretion/Dilution Summary
-------------------------------------------------------------------------------
                    AFFO Per Share Accretion/Dilution /(1)(2)/
-------------------------------------------------------------------------------

                                     [TABLE]
____________________________________
(1) Accretion/Dilution based on AFFO estimates by Sequoia management of $3.52 and $3.87 for 2001 and 2002, respectively.
(2) Analysis assumes $5.7 million of synergies including 80% of SSS's G&A and 2% savings on SSS's real estate operating costs.
(3) SSS current price as of June 13, 2001 of $25.76, SSS 20-day average market price of $25.03.
(4)  Premium/(discount) to Green Street NAV estimate for SSS of $26.75.

Acquisition of Sovran
===============================================================================

AFFO Accretion/Dilution

(Amounts in Thousands, Except Per Share Data)

                                                                                                      Synergy Cost Savings
                                                                                                      ----------------------------
Sequoia's Estimate of 2001 AFFO/Share on a Stand-Alone Basis                    $3.52                 Minimum Synergies     $4,765
Sequoia's Estimate of 2002 AFFO/Share on a Stand-Alone Basis                    $3.87                 Moderate Synergies    $5,694
                                                                                                      Maximum Synergies     $6,623
                                                                                                      ----------------------------

                            Acquisition Price Share

                                            ---------------------------------------------------------------------------------------
Acquisition Price per Share                 $22.75    $23.75    $24.75    $25.75    $26.75    $27.75    $28.75    $29.75    $30.75
                                            ---------------------------------------------------------------------------------------
Acq Premium (%) over Current Price          (11.7%)    (7.8%)    (3.9%)    (0.0%)     3.8%      7.7%     11.6%     15.5%     19.4%
                                            ---------------------------------------------------------------------------------------
Acq Premium (%) over 20-day Avg Price        (9.1%)    (5.1%)    (1.1%)     2.9%      6.9%     10.8%     14.8%     18.8%     22.8%
                                            ---------------------------------------------------------------------------------------
Acq Premium (%) over NAV                    (15.0%)   (11.2%)    (7.5%)    (3.7%)     0.0%      3.7%      7.5%     11.2%     15.0%
                                            ---------------------------------------------------------------------------------------
Implied Exchange Ratio                      0.6565x   0.6854x   0.7142x   0.7431x   0.7720x   0.8008x   0.8297x   0.8585x   0.8874x
                                            ---------------------------------------------------------------------------------------

2001E AFFO
                Synergies        NO          $3.71     $3.68     $3.64     $3.61     $3.57     $3.54     $3.51     $3.48     $3.44
         Accr. / (Dil.) $                    $0.19     $0.16     $0.12     $0.09     $0.05     $0.02    ($0.01)   ($0.04)   ($0.08)
         Accr. / (Dil.) %                     5.5%      4.5%      3.5%      2.5%      1.5%      0.6%     (0.4%)    (1.3%)    (2.2%)

                Synergies   MINIMUM          $3.84     $3.80     $3.77     $3.73     $3.70     $3.66     $3.63     $3.59     $3.56
         Accr. / (Dil.) $                    $0.32     $0.28     $0.25     $0.21     $0.18     $0.14     $0.11     $0.07     $0.04
         Accr. / (Dil.) %                     9.1%      8.0%      7.0%      6.0%      5.0%      4.0%      3.1%      2.1%      1.2%

                Synergies  MODERATE          $3.86     $3.83     $3.79     $3.76     $3.72     $3.68     $3.65     $3.62     $3.58
         Accr. / (Dil.) $                    $0.34     $0.31     $0.27     $0.24     $0.20     $0.16     $0.13     $0.10     $0.06
         Accr. / (Dil.) %                     9.7%      8.7%      7.7%      6.7%      5.7%      4.7%      3.7%      2.8%      1.8%

                Synergies   MAXIMUM          $3.89     $3.85     $3.82     $3.78     $3.74     $3.71     $3.67     $3.64     $3.61
         Accr. / (Dil.) $                    $0.37     $0.33     $0.30     $0.26     $0.22     $0.19     $0.15     $0.12     $0.09
         Accr. / (Dil.) %                    10.4%      9.4%      8.4%      7.4%      6.3%      5.4%      4.4%      3.4%      2.5%

2002E AFFO
                Synergies        NO          $4.02     $3.98     $3.94     $3.91     $3.87     $3.84     $3.80     $3.76     $3.73
         Accr. / (Dil.) $                    $0.15     $0.11     $0.07     $0.04     $0.00    ($0.03)   ($0.07)   ($0.11)   ($0.14)
         Accr. / (Dil.) %                     3.9%      2.9%      1.9%      1.0%      0.0%     (0.9%)    (1.8%)    (2.7%)    (3.6%)

                Synergies   MINIMUM          $4.15     $4.11     $4.07     $4.03     $3.99     $3.96     $3.92     $3.88     $3.85
         Accr. / (Dil.) $                    $0.28     $0.24     $0.20     $0.16     $0.12     $0.09     $0.05     $0.01    $(0.02)
         Accr. / (Dil.) %                     7.1%      6.1%      5.1%      4.1%      3.2%      2.2%      1.3%      0.3%     (0.6%)

                Synergies  MODERATE          $4.17     $4.13     $4.09     $4.05     $4.02     $3.98     $3.94     $3.91     $3.87
         Accr. / (Dil.) $                    $0.30     $0.26     $0.22     $0.18     $0.15     $0.11     $0.07     $0.04     $0.00
         Accr. / (Dil.) %                     7.8%      6.8%      5.8%      4.8%      3.8%      2.8%      1.9%      0.9%      0.0%

                Synergies   MAXIMUM          $4.19     $4.16     $4.12     $4.08     $4.04     $4.00     $3.97     $3.93     $3.89
         Accr. / (Dil.) $                    $0.32     $0.29     $0.25     $0.24     $0.17     $0.13     $0.10     $0.16     $0.02
         Accr. / (Dil.) %                     8.4%      7.4%      6.4%      5.4%      4.4%      3.4%      2.5%      1.5%      0.6%


LEHMAN BROTHERS                       B-24

Acquisition of Sovran
================================================================================

FFO Accretion/Dilution


(Amounts in Thousands, Except Per Share Data)

                                                                                        Synergy Cost Savings
                                                                                        --------------------------------
Sequoia's Estimate of 2001 FFO/Share on a Stand-Alone Basis       $3.77                 Minimum Synergies         $4,765
Sequoia's Estimate of 2002 FFO/Share on a Stand-Alone Basis       $4.12                 Moderate Synergies        $5,694
                                                                                        Maximum Synergies         $6,623
                                                                                        --------------------------------

                                                                      Acquisition Price Per Share
                                         -----------------------------------------------------------------------------------------
Acquisition Price per Share               $22.75    $23.75    $24.75    $25.75    $26.75     $22.75   $28.75      $29.75    $30.75
                                         -----------------------------------------------------------------------------------------
Acq. Premium (%) over Current Price      (11.7%)    (7.8%)    (3.9%)    (0.0%)      3.8%      7.7%     11.6%       15.5%     19.4%
                                         -----------------------------------------------------------------------------------------
Acq. Premium (%) over 20-day Avg. Price   (9.1%)    (5.1%)    (1.1%)      2.9%      6.9%     10.8%     14.8%       18.8%     22.8%
                                         -----------------------------------------------------------------------------------------
Acq. Premium (%) over NAV                (15.0%)   (11.2%)    (7.5%)    (3.7%)      0.0%      3.7%      7.5%       11.2%     15.0%
                                         -----------------------------------------------------------------------------------------
Implied Exchange Ratio                   0.6565x   0.6854x   0.7142x   0.7431x   0.7720x   0.8008x   0.8297x     0.8585x   0.8874x
                                         -----------------------------------------------------------------------------------------
2001E FFO

     Synergies                  NO         $3.99     $3.96     $3.92     $3.88     $3.85     $3.81     $3.77       $3.74     $3.71
     Accr./(Dil.)$                         $0.22     $0.19     $0.15     $0.11     $0.08     $0.04     $0.00     ($0.03)   ($0.06)
     Accr./(Dil.)%                          5.9%      5.0%      4.0%      3.0%      2.0%      1.1%      0.1%      (0.8%)    (1.7%)

     Synergies             MINIMUM         $4.12     $4.08     $4.04     $4.00     $3.97     $3.93     $3.89       $3.86     $3.82
     Accr./(Dil.)$                         $0.35     $0.31     $0.27     $0.23     $0.20     $0.16     $0.12       $0.09     $0.05
     Accr./(Dil.)%                          9.3%      8.3%      7.2%      6.2%      5.2%      4.3%      3.3%        2.4%      1.4%

     Synergies            MODERATE         $4.14     $4.11     $4.07     $4.03     $3.99     $3.95     $3.92       $3.88     $3.85
     Accr./(Dil.)$                         $0.37     $0.34     $0.30     $0.26     $0.22     $0.18     $0.15       $0.11     $0.08
     Accr./(Dil.)%                          9.9%      8.9%      7.9%      6.9%      5.9%      4.9%      3.9%        3.0%      2.0%


     Synergies             MAXIMUM         $4.17     $4.13     $4.09     $4.05     $4.01     $3.98     $3.94       $3.91     $3.87
     Accr./(Dil.)$                         $0.40     $0.36     $0.32     $0.28     $0.24     $0.21     $0.17       $0.14     $0.10
     Accr./(Dil.)%                         10.6%      9.6%      8.5%      7.5%      6.5%      5.5%      4.5%        3.6%      2.6%


2002E FFO

     Synergies                  NO         $4.30     $4.26     $4.22     $4.18     $4.14     $4.11     $4.07       $4.03     $3.99
     Accr./(Dil.)$                         $0.18     $0.14     $0.10     $0.06     $0.02   ($0.01)   ($0.05)     ($0.09)   ($0.13)
     Accr./(Dil.)%                          4.4%      3.5%      2.5%      1.5%      0.6%    (0.4%)    (1.3%)      (2.2%)    (3.1%)

     Synergies             MINIMUM         $4.43     $4.39     $4.35     $4.31     $4.27     $4.23     $4.19       $4.15     $4.11
     Accr./(Dil.)$                         $0.31     $0.27     $0.23     $0.19     $0.15     $0.11     $0.07       $0.03   ($0.01)
     Accr./(Dil.)%                          7.5%      6.5%      5.5%      4.5%      3.5%      2.6%      1.6%        0.7%    (0.2%)

     Synergies            MODERATE         $4.45     $4.41     $4.37     $4.33     $4.29     $4.25     $4.21       $4.17     $4.13
     Accr./(Dil.)$                         $0.33     $0.29     $0.25     $0.21     $0.17     $0.13     $0.09       $0.05     $0.01
     Accr./(Dil.)%                          8.1%      7.1%      6.1%      5.1%      4.1%      3.1%      2.2%        1.3%      0.4%

     Synergies             MAXIMUM         $4.48     $4.44     $4.39     $4.35     $4.31     $4.27     $4.23       $4.20     $4.16
     Accr./(Dil.)$                         $0.36     $0.32     $0.27     $0.23     $0.19     $0.15     $0.11       $0.08     $0.04
     Accr./(Dil.)%                          8.7%      7.7%      6.7%      5.7%      4.7%      3.7%      2.8%        1.8%      0.9%

Acquisition of Sovran
================================================================================

NAV Accretion/Dilution


(Amounts in Thousands, Except Per Share Data)

                                                                     Calculation of Pro Forma NAV
Net Equity Value for Sequoia & SSS        Sequoia       SSS          Net Equity Value for Sequoia Before Acquisition  $1,121,499
                                         ---------   ---------
Green Street's NAV Estimate as of 6/1/01    $36.50      $26.75       Add Net Equity Value for SSS's shares & units       341,116
Total Number of Shares/Units                30,726      12,752       Less Incremental Debt from Acquisition              (69,419)
                                         ---------   ---------                                                        -----------
 Net Equity Value                       $1,121,499    $341,116        Pro Forma Net Equity Value                      $1,393,196

                                                                     Total Number of Sequoia's Shares/Units               30,726
                                                                     Shares/Units Issued During Acquisition                8,409
                                                                                                                      -----------
Discount/Premium to NAV                   Sequoia       SSS           Pro Forma Shares/Units                              39,135
                                         ---------   ---------
Green Street's NAV Estimate as of 6/1/01    $36.50      $26.75
20-day Average Share Price as of 6/13/01    $34.65      $25.03        Pro Forma NAV/Share                                 $35.60
                                         ---------   ---------
 (Discount)/Premiums to NAV                 (5.1%)      (6.4%)
                                                                      Accretion/Dilution($)                               ($0.90)
                                                                      Accretion/Dilution(%)                                (2.5%)

Sensitivity of Pro Forma NAV to Acquisition Price
                                                ------------------------------------------------------------------------------------
                                                  $22.50   $22.75   $23.00   $23.25   $23.50   $23.75   $24.00   $24.25   $24.50
                                                ------------------------------------------------------------------------------------
Pro Forma NAV/Share                               $37.12   $37.03   $36.94   $36.85   $36.77   $36.68   $36.59   $36.49   $36.40
        Accr./(Dil.)$                              $0.62    $0.53    $0.44    $0.35    $0.27    $0.18    $0.09   ($0.01)  ($0.10)
        Accr./(Dil.)%                               1.7%     1.5%     1.2%     1.0%     0.7%     0.5%     0.2%    (0.0%)   (0.3%)

                                                ------------------------------------------------------------------------------------
                                                  $24.75   $25.00   $25.25   $25.50   $25.75   $26.00   $26.25   $26.50   $26.75
                                                ------------------------------------------------------------------------------------
Pro Forma NAV/Share                               $36.31   $36.22   $36.13   $36.04   $35.95   $35.86   $35.78   $35.69   $35.60
        Accr./(Dil.)$                             ($0.19)  ($0.28)  ($0.37)  ($0.46)  ($0.55)  ($0.64)  ($0.72)  ($0.81)  ($0.90)
        Accr./(Dil.)%                              (0.5%)   (0.8%)   (1.0%)   (1.3%)   (1.5%)   (1.7%)   (2.0%)   (2.2%)   (2.5%)

                                                ------------------------------------------------------------------------------------
                                                  $27.00   $27.25   $27.50   $27.75   $28.00   $28.25   $28.50   $28.75   $29.00
                                                ------------------------------------------------------------------------------------
Pro Forma NAV/Share                               $35.51   $35.43   $35.34   $35.25   $35.17   $35.08   $35.00   $34.91   $34.83
        Accr./(Dil.)$                             ($0.99)  ($1.07)  ($1.16)  ($1.25)  ($1.33)  ($1.42)  ($1.50)  ($1.59)  ($1.67)
        Accr./(Dil.)%                              (2.7%)   (2.9%)   (3.2%)   (3.4%)   (3.7%)   (3.9%)   (4.1%)   (4.4%)   (4.6%)

                                                ------------------------------------------------------------------------------------
                                                  $29.25   $29.50   $29.75   $30.00   $30.25   $30.50   $30.75   $31.00   $31.25
                                                ------------------------------------------------------------------------------------
Pro Forma NAV/Share                               $34.74   $34.66   $34.58   $34.49   $34.41   $34.33   $34.25   $34.16   $34.08
        Accr./(Dil.)$                             ($1.76)  ($1.84)  ($1.92)  ($2.01)  ($2.09)  ($2.17)  ($2.25)  ($2.34)  ($2.42)
        Accr./(Dil.)%                              (4.8%)   (5.0%)   (5.3%)   (5.5%)   (5.7%)   (5.9%)   (6.2%)   (6.4%)   (6.6%)

Acquisition of Sovran
================================================================================

Significant Modeling Assumptions

FFO and AFFO Estimates
----------------------

..    SSS FFO and AFFO estimates Green Street Advisors' Real Estate Securities
     Monthly (June 2001)

     --   $3.00 and $2.77 for 2001 and $3.19 and $2.95 for 2002

..    Sequoia FFO and AFFO estimates per Sequoia management

     --   $3.77 and $3.52 for 2001 and $4.12 and $3.87 for 2002

..    2001 pro forma FFO and AFFO accretion numbers assume the transaction closes on January 1, 2001

..    2002 pro forma FFO and AFFO accretion numbers assume the transaction closes on January 1, 2002

Debt and Preferred Stock
------------------------

..    Replace SSS's line with Sequoia's, with a cost of 120bps over one-month
     LIBOR

..    Sequoia assumes SSS's bonds, mortgages and preferred stock

Portfolio
---------

..    Sequoia inherits all SSS's JVs

..    Sequoia inherits SSS's development pipeline

Acquisition of Sovran
================================================================================

Significant Modeling Assumptions (continued)

Transaction
-----------

..   Exchange ratio based on 20-day average stock price for Sequoia and current
    NAV per share estimate for SSS (base case)

..   Rate on new acquisition debt assumed to be the rate on Sequoia's line of credit (5.2%) for transaction costs and 7.5% for the remainder of acquisition debt

    -    Blended rate of 6.95% assuming 85% stock / 15% cash transaction

..        $20 million of transaction fees and expenses

..        Synergies calculated as percentage of SSS's G&A Expenses and Property
         Operating Expenses
    -    Minimum:  70% of G&A Expenses and 1% Property Operating Expenses
    -    Moderate: 80% of G&A Expenses and 2% Property Operating Expenses
    -    Maximum:  90% of G&A Expenses and 3% Property Operating Expenses

Other
-----

..        SSS's deferred financing costs written off

..        SSS's in-the-money options are exercised

Acquisition of Sovran
================================================================================

Summary of Analyst Estimates

--------------------------------------------------------------------------------

                     FFO, AFFO and NAV Estimates for Sovran

--------------------------------------------------------------------------------


                                                                                                           Last Updated
Firm                         2001 FFO   2002 FFO   2001 AFFO   2002 AFFO    NAV      Recommendation    FFO/(1)/   Other/(2)/
--------------------------- ---------- ---------- ----------- ----------- -------- ------------------ ---------- ------------
Green Street Advisors         $3.00      $3.19       $2.77       $2.95     $26.75         Sell          6/1/01      6/1/01
A.G. Edwards & Sons            2.98       3.16         N/A         N/A      28.08      Accumulate       5/11/01     4/2/01
McDonald Investments           3.00       3.20         N/A         N/A      24.75         Hold          4/5/01      2/27/01
Red Chip Review                2.97        N/A         N/A         N/A        N/A          N/A          4/10/01       N/A
Robertson Stephens             2.98       3.15         N/A         N/A        N/A   Market Performer    5/21/01     5/10/01
Salomon Smith Barney           2.99       3.14         N/A         N/A      30.58        Neutral        5/11/01     5/11/01
--------------------------- ---------- ---------- ----------- ----------- -------- ------------------ ---------- ------------

Average                       $2.99      $3.17       $2.77       $2.95     $27.54
Median                        $2.99      $3.16       $2.77       $2.95     $27.42

First Call Average            $2.99      $3.18


____________________________________
(1) For FFO per share estimates, based on the latest estimates as reported by First Call as of June 8, 2001.
(2) For AFFO per share estimates, NAV estimates and recommendations, based on the latest available published research reports as of June 8, 2001.

Acquisition of Sovran
================================================================================

Portfolio - Sequoia

--------------------------------------------------------------------------------
                            Sequoia's Portfolio/(1)/
--------------------------------------------------------------------------------

  462 owned properties (including JVs), 81 managed/franchised properties/(2)/

                                      [Map]

--------------------------------------------------------------------------------

____________________________________________
(1) Markets indicated with stars represent top markets as defined by MSAs with more than 4% of company's total number of properties. Los Angeles MSA includes Los Angeles, Riverside and Orange County; New York City MSA includes New York, New Jersey and Long Island, NY; Washington, DC MSA includes Maryland and Virginia; Miami MSA includes greater Miami and Fort Lauderdale; Memphis MSA includes parts of Missouri; Philadelphia MSA includes Delaware and southern New Jersey; Phoenix MSA includes greater Phoenix and Mesa, AZ.
(2) State-by-state breakdown of 414 total properties based on company's information on owned properties only. Total properties as of 3/31/01 include 411 owned properties, 81 managed / franchised properties and 51 joint venture assets for a total of 543 self-storage facilities.

Acquisition of Sovran
================================================================================

Portfolio - Sovran

--------------------------------------------------------------------------------

                             Sovran's Portfolio/(1)/

--------------------------------------------------------------------------------

                    233 owned properties (including JVs)/(2)/

                                     [Map]

--------------------------------------------------------------------------------

____________________________________________
(1) Markets indicated with stars represent top markets as defined by MSAs with more than 4% of company's total number of properties. Cleveland MSA includes Lorain and Elyria, OH; Norfolk MSA includes Virginia Beach and Newport News areas. All 9 Arizona facilities are located in the Phoenix MSA which includes Mesa, AZ.
(2) State-by-state breakdown of properties based on company's 10-K . As of 3/15/01, SSS owned and operated 222 properties and managed an additional 11 properties that are owned in a JV. Percentage calculations are based on a total of 230 owned and managed properties at year end 2000.

Acquisition of Sovran
================================================================================

Portfolio - Pro Forma Combined

--------------------------------------------------------------------------------
                        Pro Forma Portfolio after Merger
--------------------------------------------------------------------------------

            695 owned properties, 81 managed / franchised properties

                                    [Map]

--------------------------------------------------------------------------------

_____________________________________
(1) Markets indicated with stars represent top markets as defined by MSAs with more than 4% of the merged company's total number of properties. State-by-state breakdown based on year end 2000 numbers for owned properties only (411 for Sequoia and 230 for SSS); MSAs are based on the same definitions as SSS's stand-alone portfolio.


Acquisition of Sovran
================================================================================

Sovran - Summary of Outstanding Debt/(1)/


                                                          Amount at
     Debt Instrument                      Collateral       3/31/01        Rate            Maturity
     --------------------                 ----------      ---------    --------------    -----------

        Credit Facility:
        Unsecured Line of Credit          Unsecured         $140.5     LIBOR + 1.375%     11/2003


        Additional Variable Rate Debt:
        Term Note                         Unsecured          $30.0     LIBOR + 1.375%     11/2001
        Term Note                         Unsecured           75.0     LIBOR + 1.75%      11/2003

           Total                                            $105.0
                                                          ----------
           Total                                            $245.5
                                                          ==========



_________________
(1) Excludes $2.2mm of mortgage debt.

Acquisition of Sovran
================================================================================

Sovran - Unsecured Line of Credit

..    $150 million capacity; matures November 2003

..    Interest: LIBOR plus 1.375%

..    Outstanding borrowings at March 31, 2001: $140.5 mm

..    Rated BBB- / Baa3


Sovran - Unsecured Term Notes

..    $75 mm note; matures November 2003, extendable at Company's option to
     November 2005

..    Interest: LIBOR plus 1.75%

..    $30 mm note; matures November 2001

..    Interest: LIBOR plus 1.375%

..    Rated BBB- / Baa3

Acquisition of Sovran
================================================================================

Sovran - Series B Cumulative Redeemable Preferred Stock

..        Offering Date:                     July 23, 1999

..        Offering Type:                     Public

..        Listing:                           NYSE (Symbol - SSS B)

..        Ratings:                           Ba2/BB+

..        Par Value:                         $0.01 per share

..        Liquidation Preference:            $25 per share ($30 million)

..        Shares Outstanding:                1,200,000 as of March 31, 2001

..        Shares Issued:                     1,200,000

..        Dividends:                         9.85%, cumulative ($2.4625 per annum per share)

..        Redemption:                        Callable at Company's option after five years (July 30, 2004)at a redemption price of $25 per share

Sale to Public Storage
=============================================================================

Highlights

..    PSA consolidates its position as sector leader and improves the quality of its portfolio

..    Transaction:  Acquire 100% of Sequoia's outstanding common shares in an all-stock transaction at $36.50 per share (base case)

     --   Equal to Sequoia's NAV per share estimate by Green Street Advisors

     --   1.3% premium over Sequoia's closing price of $36.04 on June 13,
          2001

     --   5.3% premium over Sequoia's 20-day average closing price of $34.65

..    Earnings Accretion:  2002 AFFO accretion of $0.10 per share or 3.3%

..    Enhanced Growth Rate:  Pro forma 2002/2001 AFFO growth increases to
     7.9% from 7.7% pre-merger

..    Net Asset Value:  Dilutive to NAV by $0.02 per share, or 0.1%

..    Leverage:

     --   Pro forma debt to total market capitalization increases to 13.9%
          from 3.3%

     -- Pro forma debt plus preferred to total market capitalization increases to 37.1% from 33.9%

Sale to Public Storage
================================================================================

Capitalization                Pro Forma Capital Structure


(Dollars in Thousands)
                                                                                                    Pro Forma
                                                          PSA          Sequoia    Adjustments /1/    Combined
                                                     -------------  ------------  ---------------   ----------
Equity market capitalization /2/                       $3,650,687   $1,064,717        $61,216       $4,776,620
Preferred equity                                       $1,692,650      $65,000             $0       $1,757,651
Total debt                                               $180,263     $877,078             $0       $1,057,341
                                                     -------------  ------------  ---------------   ----------
Total market capitalization                            $5,523,600   $2,006,795        $61,216       $7,591,611

Debt to total market capitalization                          3.3%        43.7%                           13.9%
Debt plus preferred to total market capitalization          33.9%        46.9%                           37.1%




Relative Share Prices         PSA / Sequoia Ratio of Share Prices/(3)/
Over Time

                                    [GRAPH]
                             [PLOT POINTS TO COME]





__________________
(1) Adjustments reflect the increase in market value resulting from the premium paid for the target less the portion of the consideration paid in cash.
(2) Market value of equity based on 20-day trailing average share prices as of June 13, 2001.
(3) Based on historical share prices for PSA and Sequoia, assuming no acquisition premium.


Sale to Public Storage
================================================================================

AFFO Accretion/Dilution Summary

--------------------------------------------------------------------------------
                    AFFO Per Share Accretion/Dilution /(1)(2)/
--------------------------------------------------------------------------------

Acquisition Price Per Share          $32.50       $34.50      $36.50      $38.50      $40.50
                                  -----------------------------------------------------------------
Acquistion Premium (%)over:
          Current Price/(3)/         (9.8%)       (4.3%)        1.3%        6.8%       12.4%
   20-day Average Price/(3)/         (6.2%)       (0.4%)        5.3%       11.1%       16.9%
                    NAV/(4)/        (11.0%)       (5.5%)        0.0%        5.5%       11.0%

                                                              100% stock
                                  -----------------------------------------------------------------
                  2001 AFFO          $2.88        $2.84        $2.80       $2.76       $2.73
              Accr./(Dil.)$          $0.17        $0.13        $0.09       $0.05       $0.02
              Accr./(Dil.)%           6.3%         4.9%         3.4%        2.0%        0.6%

                  2002 AFFO          $3.10        $3.06        $3.02       $2.98       $2.94
              Accr./(Dil.)$          $0.18        $0.14        $0.10       $0.06       $0.02
              Accr./(Dil.)%           6.3%         4.8%         3.3%        1.9%        0.5%

                                                          85% stock/15% cash
                                 ------------------------------------------------------------------
                  2001 AFFO          $2.91        $2.87        $2.83       $2.79       $2.75
              Accr./(Dil.)$          $0.20        $0.16        $0.12       $0.08       $0.04
              Accr./(Dil.)%           7.3%         5.8%         4.4%        2.9%        1.5%

                  2002 AFFO          $3.14        $3.09        $3.05       $3.01       $2.97
              Accr./(Dil.)$          $0.22        $0.17        $0.13       $0.09       $0.05
              Accr./(Dil.)%           7.4%         5.9%         4.5%        3.1%        1.7%
---------------------------------------------------------------------------------------------------

________________________________________
(1) Accretion/Dilution based on Green Street AFFO estimates for PSA of $2.71.and $2.92 for 2001 and 2002, respectively.
(2) Analysis assumes $15.6 million of synergies including 80% of Sequoia's G&A and 2% savings on Sequoia's real estate operating Costs.
(3) Sequoia current price as of June 13, 2001 of $36.04, Sequoia 20-day average market price of $34.65.
(4)     Premium/(discount) to Green Street NAV estimate for Sequoia of $36.50.

Sale to Public Storage
===============================================================================

AFFO Accretion/Dilution


(Amounts in Thousands, Except Per Share Data)
                                                                                                      Synergy Cost Savings
                                                                                                      ------------------------------
PSA's Estimate of 2001 AFFO/Share on a Stand-Alone Basis        $2.71                                 Minimum Synergies      $13,009
PSA's Estimate of 2002 AFFO/Share on a Stand-Alone Basis        $2.92                                 Moderate Synergies     $15,586
                                                                                                      Maximum Synergies      $18,163
                                                                                                      ------------------------------

                                                                          Acquisition Price Per Share
                                          ------------------------------------------------------------------------------------------
Acquisition Price Per Share                $32.50    $33.50    $34.50    $35.50    $36.50    $37.50    $38.50    $39.50    $40.50
                                          ------------------------------------------------------------------------------------------
Acq. Premium (%) over Current Price         (9.8%)    (7.0%)    (4.3%)    (1.5%)     1.3%      4.1%      6.8%      9.6%     12.4%
                                          ------------------------------------------------------------------------------------------
Acq. Premium (%) over 20-day Avg. Price     (6.2%)    (3.3%)    (0.4%)     2.4%      5.3%      8.2%     11.1%     14.0%     16.9%
                                          ------------------------------------------------------------------------------------------
Acq. Premium (%) over NAV                  (11.0%)    (8.2%)    (5.5%)    (2.7%)     0.0%      2.7%      5.5%      8.2%     11.0%
                                          ------------------------------------------------------------------------------------------
Implied Exchange Ratio                       1.1704x   1.2064x   1.2424x   1.2785x   1.3145x   1.3505x   1.3865x   1.4225x   1.4585x
                                          ------------------------------------------------------------------------------------------


2001E AFFO
               Synergies               NO   $2.79     $2.77     $2.75     $2.73     $2.71     $2.69     $2.67     $2.66     $2.64
           Accr./(Dil.)$                    $0.08     $0.06     $0.04     $0.02     $0.00    ($0.02)   ($0.04)   ($0.05)   ($0.07)
           Accr./(Dil.)%                     2.9%      2.2%      1.5%      0.8%      0.1%     (0.6%)    (1.3%)    (2.0%)    (2.6%)

               Synergies          MINIMUM   $2.87     $2.85     $2.83     $2.81     $2.79     $2.77     $2.75     $2.73     $2.71
           Accr./(Dil.)$                    $0.16     $0.14     $0.12     $0.10     $0.08     $0.06     $0.04     $0.02     $0.00
           Accr./(Dil.)%                     5.8%      5.0%      4.3%      3.6%      2.8%      2.1%      1.4%      0.7%      0.1%

               Synergies         MODERATE   $2.88     $2.86     $2.84     $2.82     $2.80     $2.78     $2.76     $2.74     $2.73
           Accr./(Dil.)$                    $0.17     $0.15     $0.13     $0.11     $0.09     $0.07     $0.05     $0.03     $0.02
           Accr./(Dil.)%                     6.3%      5.6%      4.9%      4.1%      3.4%      2.7%      2.0%      1.3%      0.6%

               Synergies          MAXIMUM   $2.90     $2.88     $2.86     $2.84     $2.82     $2.80     $2.78     $2.76     $2.74
           Accr./(Dil.)$                    $0.19     $0.17     $0.15     $0.13     $0.11     $0.09     $0.07     $0.05     $0.03
           Accr./(Dil.)%                     6.9%      6.2%      5.4%      4.7%      4.0%      3.2%      2.5%      1.8%      1.1%


2001E AFFO
               Synergies               NO   $3.01     $2.99     $2.97     $2.95     $2.93     $2.91     $2.89     $2.87     $2.85
           Accr./(Dil.)$                    $0.09     $0.07     $0.05     $0.03     $0.01    ($0.01)   ($0.03)   ($0.05)   ($0.07)
           Accr./(Dil.)%                     3.1%      2.3%      1.6%      0.9%      0.2%     (0.5%)    (1.2%)    (1.8%)    (2.5%)

               Synergies          MINIMUM   $3.09     $3.07     $3.04     $3.02     $3.00     $2.98     $2.96     $2.94     $2.92
           Accr./(Dil.)$                    $0.17     $0.15     $0.12     $0.10     $0.08     $0.06     $0.04     $0.02     $0.00
           Accr./(Dil.)%                     5.7%      5.0%      4.2%      3.5%      2.8%      2.1%      1.4%      0.7%      0.0%

               Synergies         MODERATE   $3.10     $3.08     $3.06     $3.04     $3.02     $3.00     $2.98     $2.96     $2.94
           Accr./(Dil.)$                    $0.18     $0.16     $0.14     $0.12     $0.10     $0.08     $0.06     $0.04     $0.02
           Accr./(Dil.)%                     6.3%      5.5%      4.8%      4.0%      3.3%      2.6%      1.9%      1.2%      0.5%

               Synergies          MAXIMUM   $3.12     $3.10     $3.07     $3.05     $3.03     $3.01     $2.99     $2.97     $2.95
           Accr./(Dil.)$                    $0.20     $0.18     $0.15     $0.13     $0.11     $0.09     $0.07     $0.05     $0.03
           Accr./(Dil.)%                     6.8%      6.0%      5.3%      4.6%      3.8%      3.1%      2.4%      1.7%      1.0%

Sale to Public Storage
===============================================================================

FFO Accretion/Dilution


(Amounts in Thousands, Except Per Share Data)

                                                                   Synergy Cost Savings
                                                                   ---------------------------
                                                                   Minimum Synergies   $13,009
PSA's Estimate of 2001 FFO/Share on a Stand-Alone Basis   $2.85    Moderate Synergies  $15,586
PSA's Estimate of 2002 FFO/Share on a Stand-Alone Basis   $3.08    Maximum Synergies   $18,163
                                                                   ---------------------------

                                                   Acquisition Price Per Share
---------------------------------------------------------------------------------------------------------------------
Acquisition Price per Share            $32.50   $33.50   $34.50   $35.50   $36.50   $37.50   $38.50   $39.50   $40.50
---------------------------------------------------------------------------------------------------------------------
Acq. Premium (%) over Current Price     (9.8%)   (7.0%)   (4.3%)   (1.5%)    1.3%     4.1%     6.8%     9.6%    12.4%
---------------------------------------------------------------------------------------------------------------------
Acq. Premium (%) over 20-day Avg. Price (6.2%)   (3.3%)   (0.4%)    2.4%     5.3%     8.2%    11.1%    14.0%    16.9%
---------------------------------------------------------------------------------------------------------------------
Acq. Premium (%) over NAV              (11.0%)   (8.2%)   (5.5%)   (2.7%)    0.0%     2.7%     5.5%     8.2%    11.0%
---------------------------------------------------------------------------------------------------------------------
Implied Exchange Ratio                 1.1704x  1.2064x  1.2424x  1.2785x  1.3145x  1.3505x  1.3865x  1.4225x 1.4585x
---------------------------------------------------------------------------------------------------------------------

2001E FFO
              Synergies          NO   $2.94    $2.92    $2.90    $2.88    $2.86    $2.84    $2.82    $2.80    $2.79
          Accr./(Dil.)$               $0.09    $0.07    $0.05    $0.03    $0.01   ($0.01)  ($0.03)  ($0.05)  ($0.06)
          Accr./(Dil.)%                3.3%     2.6%     1.9%     1.2%     0.5%    (0.2%)   (0.9%)   (1.6%)   (2.2%)

              Synergies     MINIMUM   $3.02    $3.00    $2.98    $2.96    $2.94    $2.92    $2.90    $2.88    $2.86
          Accr./(Dil.)$               $0.17    $0.15    $0.13    $0.11    $0.09    $0.07    $0.05    $0.03    $0.01
          Accr./(Dil.)%                6.1%     5.3%     4.6%     3.8%     3.1%     2.4%     1.7%     1.0%     0.3%

              Synergies    MODERATE   $3.04    $3.02    $3.00    $2.97    $2.95    $2.93    $2.91    $2.89    $2.87
          Accr./(Dil.)$               $0.19    $0.17    $0.15    $0.12    $0.10    $0.08    $0.06    $0.04    $0.02
          Accr./(Dil.)%                6.6%     5.8%     5.1%     4.4%     3.6%     2.9%     2.2%     1.5%     0.8%

              Synergies     MAXIMUM   $3.05    $3.03    $3.01    $2.99    $2.97    $2.95    $2.93    $2.91    $2.89
          Accr./(Dil.)$               $0.20    $0.18    $0.16    $0.14    $0.12    $0.10    $0.08    $0.06    $0.04
          Accr./(Dil.)%                7.1%     6.4%     5.6%     4.9%     4.2%     3.4%     2.7%     2.0%     1.4%

2002E FFO
              Synergies          NO   $3.18    $3.16    $3.14    $3.11    $3.09    $3.07    $3.05    $3.03    $3.01
          Accr./.(Dil.)$              $0.10    $0.08    $0.06    $0.03    $0.01   ($0.01)  ($0.03)  ($0.05)  ($0.07)
          Accr./.(Dil.)%               3.3%     2.5%     1.8%     1.1%      0.4    (0.3%)   (1.0%)   (1.6%)   (2.3%)

              Synergies     MINIMUM   $3.26    $3.24    $3.21    $3.19    $3.17    $3.15    $3.12    $3.10    $3.08
          Accr./.(Dil.)$              $0.18    $0.16    $0.13    $0.11    $0.09    $0.07    $0.04    $0.02    $0.00
          Accr./.(Dil.)%               5.8%     5.1%     4.3%     3.6%     2.9%     2.2%     1.3%     0.8%     0.1%

              Synergies    MODERATE   $3.27    $3.25    $3.23    $3.21    $3.18    $3.16    $3.14    $3.12    $3.10
          Accr./(Dil.)$               $0.19    $0.17    $0.15    $0.13    $0.10    $0.08    $0.06    $0.04    $0.02
          Accr./(Dil.)%                6.3%     5.5%     4.8%     4.1%     3.4%     2.6%     1.9%     1.2%     0.6%

              Synergies     MAXIMUM   $3.29    $3.27    $3.24    $3.22    $3.20    $3.18    $3.15    $3.13    $3.11
          Accr./(Dil.)$               $0.21    $0.19    $0.16    $0.14    $0.12    $0.10    $0.07    $0.05    $0.03
          Accr./(Dil.)%                6.8%     6.0%     5.3%     4.6%     3.8%     3.1%     2.4%     1.7%     1.0%

Sale to Public Storage
===============================================================================

NAV Accretion/Dilution

(Amounts in Thousands, Except Per Share Data)


Net Equity Value for PSA & Sequoia           PSA           Sequoia
                                          -------------  -----------
Green Street's NAV Estimate as of 6/1/01      $27.75          $36.50
Total Number of Shares/Units                 131,471          30,726
                                          -------------  -----------
  Net Equity Value                        $3,648,320      $1,121,499

Discount/Premium to NAV                      PSA            Sequoia
                                          -------------  -----------
Green Street's NAV Estimate as of 6/1/01      $27.75          $36.50
20-day Average Share Price as of 6/13/01      $27.77          $34.65
                                          -------------  -----------
  (Discount)/Premium to NAV                     0.1%          (5.1%)

Calculation of Pro Forma NAV
Net Equity Value for PSA Before Acquisition        $3,648,320
Add: Net Equity Value for Sequoia                   1,121,499
Less: Incremental Debt from Acquisition                     0
                                                 ------------
  Pro Forma Net Equity Value                       $4,769,819

Total Number of PSA's Shares/Units                    131,471
Shares/Units Issued During  Acquisition                40,548
                                                 ------------
  Pro Forma Shares/Units                              172,019

  Pro Forma NAV/Share                                  $27.73

  Accretion/Dilution ($)                              ($0.02)
  Accretion/Dilution (%)                               (0.1%)

Sensitivity of Pro Forma NAV to Acquisition Price
====================================================================================================================================
                          $32.25      $32.50      $32.75      $33.00      $33.25      $33.50      $33.75      $34.00      $34.25
====================================================================================================================================
Pro Forma NAV/Share       $28.57      $28.52      $28.47      $28.42      $28.37      $28.32      $28.27      $28.22      $28.17
      Accr./(Dil.)$        $0.82       $0.77       $0.72       $0.67       $0.62       $0.57       $0.52       $0.47       $0.42
      Accr./(Dil.)%         3.0%        2.8%        2.6%        2.4%        2.2%        2.0%        1.9%        1.7%        1.5%

====================================================================================================================================
                          $34.50      $34.75      $35.00      $35.25      $35.50      $35.75      $36.00      $36.25      $36.50
====================================================================================================================================
Pro Forma NAV/Share       $28.12      $28.07      $28.02      $27.97      $27.92      $27.87      $27.82      $27.78      $27.73
      Accr./(Dil.)$        $0.37       $0.32       $0.27       $0.22       $0.17       $0.12       $0.07       $0.03     ($0.02)
      Accr./(Dil.)%         1.3%        1.2%        1.0%        0.8%        0.6%        0.4%        0.3%        0.1%      (0.1%)

====================================================================================================================================
                          $36.75      $37.00      $37.25      $37.50      $37.75      $38.00      $38.25      $38.50      $38.75
====================================================================================================================================
Pro Forma NAV/Share       $27.68      $27.63      $27.58      $27.54      $27.49      $27.44      $27.40      $27.35      $27.30
      Accr./(Dil.)$       ($0.07)     ($0.12)     ($0.17)     ($0.21)     ($0.26)     ($0.31)     ($0.35)     ($0.40)     ($0.45)
      Accr./(Dil.)%        (0.3%)      (0.4%)      (0.6%)      (0.8%)      (0.9%)      (1.1%)      (1.3%)      (1.4%)      (1.6%)

====================================================================================================================================
                          $39.00      $39.25      $39.50      $39.75      $40.00      $40.25      $40.50      $40.75      $41.00
====================================================================================================================================
Pro Forma NAV/Share       $27.26      $27.21      $27.16      $27.12      $27.07      $27.03      $26.98      $26.93      $26.89
      Accr./(Dil.)$        $0.49)     ($0.54)     ($0.59)     ($0.63)     ($0.68)     ($0.72)     ($0.77)     ($0.82)     ($0.86)
      Accr./(Dil.)%        (1.8%)      (1.9%)      (2.1%)      (2.3%)      (2.4%)      (2.6%)      (2.8%)      (2.9%)      (3.1%)

Sale to Public Storage
================================================================================

Significant Modeling Assumptions

FFO and AFFO Estimates
----------------------

..   PSA FFO and AFFO estimates Green Street Advisors' Real Estate Securities
    Monthly (June 2001)

    -- $2.85 and $2.71 for 2001 and $3.08 and $2.92 for 2002

..   Sequoia FFO and AFFO estimates per Sequoia management

    -- $3.77 and $3.52 for 2001 and $4.12 and $3.87 for 2002

..   2001 pro forma FFO and AFFO accretion numbers assume the transaction closes on January 1, 2001

..   2002 pro forma FFO and AFFO accretion numbers assume the transaction closes on January 1, 2002

Debt and Preferred Stock
------------------------

..   Replace Sequoia line with PSA's with a cost of 75bps over one-month LIBOR
    (midpoint of 40-110 bps range)

..   PSA assumes Sequoia's bonds, mortgages and preferred units

Portfolio
---------

..   PSA inherits all Sequoia's JVs

..   PSA inherits Sequoia's acquisition and development pipeline

Sale to Public Storage
===============================================================================

Significant Modeling Assumptions (continued)

Transaction
-----------

..   Exchange ratio based on 20-day average stock price for PSA and current NAV per share estimate for Sequoia (base case)

..   $30 million of transaction fees and expenses, paid with PSA and Sequoia's cash on hand.

..   Synergies calculated as percentage of Sequoia's G&A Expenses and Property
    Operating Expenses

    --    Minimum: 70% of G&A Expenses and 1% Property Operating Expenses
    --    Moderate: 80% of G&A Expenses and 2% Property Operating Expenses
    --    Maximum: 90% of G&A Expenses and 3% Property Operating Expenses

Other
-----
..   Sequoia's deferred financing costs written off

..   Sequoia's in-the-money options are exercised

Sale to Public Storage
================================================================================

Summary of Analyst Estimates

--------------------------------------------------------------------------------
                     FFO, AFFO and NAV Estimates for Sequoia
--------------------------------------------------------------------------------

                                                                                                                     Last Updated
Firm                            2001 FFO     2002 FF0     2001 AFFO    2002 AFFO      NAV       Recommendation     FFO(1)   Other(2)
------------------------------- --------     --------     ---------    ---------     -----    -------------------  ------   --------
Green Street Advisors            $3.76        $4.11        $3.55         $3.88       $36.50          Hold           6/1/01  6/1/01
A.G. Edwards & Sons               3.74         4.07         N/A           N/A          N/A            N/A          4/27/01    N/A
Goldman Sachs                     3.74         4.10         N/A           N/A          N/A            N/A           6/6/01    N/A
Legg Mason                        3.74         4.08         N/A           N/A         35.00          Buy           4/27/01 10/27/00
Merrill Lynch                     3.74         4.08         3.53          3.85        37.94      LT Accumulate      6/1/01  4/30/01
Morgan Keegan                     3.85         N/A          N/A           N/A          N/A        Market Perform   1/12/01  1/12/01
Morgan Stanley Dean Witter        3.70         4.01         N/A           N/A          N/A           Neutral       4/27/01  4/27/01
Robertson Stephens                3.73         4.09         N/A           N/A         36.10      Market Performer  5/21/01  4/26/01
Salomon Smith Barney              3.75         4.07         N/A           N/A         37.66     Neutral, Med. Risk 4/30/01  4/30/01
------------------------------- --------     --------     ---------    ---------     -----     ------------------ -------  ---------

Average                          $3.75        $4.08        $3.54         $3.87       $36.64
Median                           $3.74        $4.08        $3.54         $3.87       $36.50

First Call Average               $3.73        $4.07

Sequoia's Estimates              $3.77        $4.12        $3.52         $3.87       $40.60                        3/31/01  3/31/01





_________________________________
(1) For FFO per share estimates, based on the latest estimates as reported by First Call as of June 8, 2001.
(2) For AFFO per share estimates, NAV estimates and recommendations, based on the latest available published research reports as of June 8, 2001.

LEHMAN BROTHERS                         B-44

Sale to Public Storage
================================================================================

Overview of Public Storage's Leverage Policies

..    PSA has historically maintained one of the most conservative balance sheets in the REIT industry, characterized by its:

     --   Low debt

     -- High percentage of permanent equity capital (including preferred stock and units)

     --   Minimal and temporary use of its line of credit

     --   High cash balance

..    "We expect to fund our growth strategies with cash on hand, internally generated retained cash flows, proceeds from issuing equity securities and borrowings under our credit facility. We intend to repay amounts borrowed under the credit facility from undistributed operating cash flow or... from the public or private placement of equity securities." -- PSA 2000 Annual Report

..    "We have generally only increased our debt in connection with the acquisition of real estate facilities. Over the past three years we have funded substantially all of our acquisitions with permanent capital (both common and preferred stock We have elected to use preferred stock as a form of leverage... for the following reasons:

       1)   To eliminate any future refinancing risks

       2) To leverage the common stock without the attendant interest rate or refinancing risks of debt

       3) Dividends on the preferred stock can be applied to our REIT distributions requirements, which have helped us to maintain a low common stock dividend payout ratio and retain cash flow"

                                                       -- PSA 2000 Annual Report

Sale to Public Storage
================================================================================

Potential Impact of Sequoia Acquisition on Public Storage's Leverage

..    While an all-cash acquisition of Sequoia will increase PSA's debt to total assets ratio to 29%, its leverage will remain well within limits imposed by PSA's Bylaws and debt and preferred stock covenants (see next page)

--------------------------------------------------------------------------------
                     PSA's Pro Forma and Historical Leverage
--------------------------------------------------------------------------------

($ in thousands)                Pro Forma PSA + Sequoia                                Historical PSA
                            --------------------------------    --------------------------------------------------------------------
                              100% Stock          100% Cash     3/31/01     12/31/00        12/31/99        12/31/98      12/31/97
                            ----------------    ------------    --------------------------------------------------------------------
Cash and cash equivalents    $    3,982        $    3,982     $   32,377  $   89,467      $   55,125      $   51,225    $   41,455

Line of Credit                  196,848           196,848         25,000         -               -               -           7,000
Notes payable                   860,493         1,986,426        155,263     156,003         167,338          81,426        96,558
                            ----------------    ------------    --------------------------------------------------------------------
Long term debt               $1,057,341        $2,183,274     $  180,263  $  156,003      $  167,338      $   81,426    $  103,558

Preferred stock              $1,327,650        $1,327,650     $1,327,650  $1,155,150      $1,155,150      $  868,900    $  868,900
Convertible preferred stock         -                 -             -           -               -               -          53,308
Preferred units                 430,000           430,000        365,000     365,000             -               -            -
                            ----------------    ------------    --------------------------------------------------------------------
Total preferred equity       $1,757,650        $1,757,650     $1,692,650  $1,520,150      $1,155,150      $  868,900    $  922,208

Total assets/(1)/            $7,493,033/(2)/   $7,493,033/(2)/ 5,183,965  $5,181,959      $4,747,797      $3,815,080    $3,689,893
Total capitalization          7,591,611         7,591,611

Debt to total assets/(1)/         14.1%             29.1%           3.5%        3.0%            3.5%            2.1%          2.8%
Debt to total capitalization      13.9%             28.8%

Asset Coverage /3)/              676.4%            676.4%





____________________________________
/(1)/ Total assets before accumulated depreciation, but after accumulated amortization of intangible assets, from company 10-K and 10-Q.
/(2)/ After merger adjustments and assuming Sequoia's assets are marked up to reflect the excess of purchase price over book value of equity.
/(3)/ Calculated as total assets before accumulated depreciation less liabilities (except unsecured debt and line of credit), divided by total unsecured debt(including line of credit).

LEHMAN BROTHERS                   B-46

Sale to Public Storage

================================================================================

Public Storage's Limitations on Leverage

The following is an excerpt of some of the leverage limitations imposed by PSA's Bylaws and covenants/(1)/:

..    Bylaws/(2)/

     -- "Asset Coverage": Total assets less liabilities (except unsecured borrowings) to total unsecured borrowings (greater than) 300%

..    Senior Preferred Stock/(3)/

     --   "Debt Ratio": Debt to assets/(4)/ * 50%

..    Bank and Senior Unsecured Debt

     --   Debt to total market capitalization * 30%


* Denotes less than

____________________________________
(1)  As described in PSA's 10-K for year ended 12/31/00.
(2) Provision may be changed upon a vote of the holders of a majority of the shares of common stock and each series of Senior Preferred Stock.
(3) Except with the consent of the holders of a majority of each series of Senior Preferred Stock.
(4) Defined as total book assets before accumulated depreciation and amortization.

Sale to Public Storage
================================================================================

Portfolio - Public Storage

--------------------------------------------------------------------------------
                          Public Storage's Portfolio(1)
--------------------------------------------------------------------------------

                    1,361 owned properties (including JVs)/(2)/

                                     [MAP]
--------------------------------------------------------------------------------

____________________________________
(1) Markets indicated with stars represent top markets as d efined by MSAs with more than 4% of company's total number of properties. Los Angeles MSA includes Los Angeles, Orange County and Long Beach, CA; Miami MSA includes greater Miami and Fort Lauderdale; San Francisco MSA includes greater San Francisco and Oakland areas.

(2) State-by-state breakdown of total properties based on year end 2000 information. Total properties as of 12/31/00 include 618 wholly-owned facilities, 629 owned by consolidated entities and 114 owned in joint ventures.

Sale to Public Storage
================================================================================

Portfolio - Sequoia

--------------------------------------------------------------------------------
                             Sequoia's Portfolio(1)
--------------------------------------------------------------------------------

  462 owned properties (including JVs), 81 managed / franchised properties/(2)/

                                      [MAP]

_______________________________
(1) Markets indicated with stars represent top markets as defined by MSAs with more than 4% of company's total number of properties. Los Angeles MSA includes Los Angeles, Riverside and Orange County; New York City MSA includes New York, New Jersey and Long Island, NY; Washington, DC MSA includes Maryland and Virginia; Miami MSA includes greater Miami and Fort Lauderdale; Memphis MSA includes parts of Missouri; Philadelphia MSA includes Delaware and southern New Jersey; Phoenix MSA includes greater Phoenix and Mesa, AZ.

(2) State-by-state breakdown of 414 total properties based on company's information on owned properties only. Total properties as of 3/31/01 includes 411 owned properties, 81 managed / franchised properties and 51 joint venture assets for a total of 543 self-storage facilities.

Sale to Public Storage
================================================================================

Portfolio - Pro Forma Combined


                        Pro Forma Portfolio after Merger

   1,823 owned properties (including JVs), 81 managed / franchised properties

                                      [MAP]

__________________________
(1) Markets indicated with stars represent top markets as defined by MSAs with more than 4% of the merged company's total number of properties. State-by-state breakdown based on year end 2000 numbers. MSA definitions are same as used for the stand-alone portfolios.

Sale to Public Storage
================================================================================

Public Storage's Acquisition of Storage Trust

--------------------------------------------------------------------------------
           Chronology of Public Storage's Acquisition of Storage Trust
--------------------------------------------------------------------------------
 6/1998     .     PSA offers to purchase 3 million shares of Storage Trust
                  ("SEA") for $26 per share

                  - Offer price represents a 7.8% premium to SEA's average trading price of $24.12 in May 1998

            .     SEA declines
--------------------------------------------------------------------------------
8/3/1998    .     PSA makes unsolicited offer to acquire SEA for $25 per share

                  - Offer price represents a 3.1% premium to SEA's 20 trading-day prior share price of $24.25

            .     SEA shareholders have the option of receiving stock or cash
--------------------------------------------------------------------------------
8/4/1998    .     PSA reports that it has accumulated a 5.998% stake in SEA
                  through open market transactions

                  -     SEA's declaration of trust restricts any person from
                        owning more than 6% of its shares
--------------------------------------------------------------------------------
8/11/1998   .     SEA announces it has hired Merrill Lynch to explore its
                  strategic alternatives

            .     SEA's Board adopts poison pill

                  -     Shareholders will get rights to buy SEA common shares at
                        a 50% discount if a person or entity acquires a 15%
                        stake
--------------------------------------------------------------------------------
11/12/1998  .     PSA and SEA agree to a merger

            . PSA will acquire SEA for $408 million in stock plus assumption of $192 million in debt

                  - Purchase price of $23 per share is 8.0% lower than the 8/3/1998 offer price of $25 per share

                  -     Comparatively, the Morgan Stanley REIT Index has dropped
                        by 5.3% during the same period
--------------------------------------------------------------------------------
3/10/1999   .     SEA shareholders approve merger
--------------------------------------------------------------------------------
3/12/1999   .     Merger completed
--------------------------------------------------------------------------------

Sale to Public Storage
===============================================================================


Public Storage's Acquisition of Storage Trust(continued)

-------------------------------------------------------------------------------
      Valuation Measures for Public Storage's Acquisition of Storage Trust
-------------------------------------------------------------------------------


                                                                     PSA's FFO Per Share
                        Acquisition Premium/(Discount)to                   Accretion/(3)/
                --------------------------------------------------  ---------------------------
 Offer Price    Last Closing    20 Trading-Day Prior     NAV                                     Acquisition    Acquisition Price
  Per Share     Share Price/(1)/  Share Price/(1)/  Per Share/(2)/  Accretion($)   Accretion(%)  Cap Rate/(4)/  Per Square Foot/(5)/
-------------   ---------------  ----------------  --------------  ------------   ------------   -------------  --------------------
Initial:$25.00      12.4%             3.1%             5.5%             n/a           n/a            n/a                 n/a

Final:  $23.00       3.4%            (5.2%)           (3.0%)           $0.06          2.0%           9.9%              $48.00


------------------------------------------------------------------------------------------------------------------------------------

__________________
(1)     Share prices before 8/3/1998, date of PSA's initial merger offer.
(2)     Based on an average NAV per share of $23.70 from research reports.
(3)     Accretion to forward (1999) FFO per share.
(4)     Based on forward NOI.
(5)     Based on 12.5 million rentable square feet.

        Source: Research reports by PaineWebber, Raymond James, Robertson Stephens and Salomon Smith Barney.

Sale to Public Storage
================================================================================

Public Storage's Merger Proposal with Shurgard

--------------------------------------------------------------------------------
           Chronology of Public Storage's Attempt to Acquire Shurgard

--------------------------------------------------------------------------------
3/3/2000     .  PSA reports that it has accumulated a 6.4% stake in Shurgard
                ("SHU")

                - Purchased between 2/2/2000 and 3/2/2000 through open market transactions

                -  Average purchase price of $23.92 per share

             .  SHU's articles of incorporation restrict any person from owning more than 9.8% of its shares
--------------------------------------------------------------------------------
4/2000       .  PSA states that it would pay a premium to SHU's NAV

                -  However, PSA does not say what it believes SHU's NAV to be

                - Analysts' estimates of NAV per share at the time range from $27.6 to $32.2/1/
--------------------------------------------------------------------------------
Late 4/2000  .  SHU indicates to PSA that it is not for sale

             .  PSA begins selling its holdings in SHU
--------------------------------------------------------------------------------
5/2/2000     .  PSA announces in a filing that SHU has rejected its takeover offer
--------------------------------------------------------------------------------
5/15/2000    .  PSA's holdings in SHU drop below 5.0%
----------------------- --------------------------------------------------------


------------------------

(1) Based on a sampling of research reports published around the time of the merger offer: $27.6 by Robertson Stephens (1/31/2000), $32.16 by Merrill Lynch (3/2000) and $28.43 by Salomon Smith Barney (5/9/2000).

Sale to Shurgard
================================================================================

Highlights

..        An acquisition of Sequoia would significantly increase Shurgard's total market capitalization to $3.5 billion from $1.5 billion

..        Transaction:  Acquire 100% of Sequoia's outstanding common shares in a
         85% stock, 15% cash transaction at $36.50 per share (base case)

         --   Equal to Sequoia's NAV per share estimate by Green Street Advisors

         --   1.3% premium over Sequoia's closing price of $36.04 on June 13,
              2001

         --   5.3% premium over Sequoia's 20-day average closing price of $34.65

         -- Cash portion of the consideration helps mitigate SHU NAV dilution, but the amount of cash paid is limited by balance sheet considerations

..        Earnings Accretion:  2002 AFFO accretion of $0.14 per share or 4.7%

..        Reduced Growth Rate:  Pro forma 2002/2001 AFFO growth decreases to 9.7%
         from 11.0% pre-merger

..        Net Asset Value:  Dilutive to NAV by $2.56 per share, or 8.0%

..        Leverage:

         -- Pro forma debt to total market capitalization increases to 42.4% from 30.3%

         -- Pro forma debt plus preferred to total market capitalization increases to 49.5% from 43.1%

Sale to Shurgard
===============================================================================


                                                     ---------------------------------------------------------
Capitalization                                                      Pro Forma Capital Structure
                                                     ---------------------------------------------------------

(Dollars in Thousands)                                                                              Pro Forma
                                                        SHU         Sequoia     Adjustments/(1)/     Combined
                                                     ----------   ----------    ----------------    ----------
Equity market capitalization/(2)/                      $830,898   $1,064,717      ($107,674)        $1,787,941

Preferred equity                                       $186,250      $65,000             $0           $251,250

Total debt                                             $443,051     $877,078       $183,890         $1,504,019
                                                     ----------   ----------    ----------------    ----------

Total market capitalization                          $1,460,199   $2,006,795       ($76,216)        $3,543,210

Debt to total market capitalization                       30.3%        43.7%                             42.4%
Debt plus preferred to total market capitalization        43.1%        46.9%                             49.5%
---------------------------------------------------------------------------------------------------------------




                         ------------------------------------------------------
Relative Share Prices               SHU / Sequoia Ratio of Share Prices/(3)/
Over Time                ------------------------------------------------------
                                     [GRAPH]

                             [PLOT POINTS TO COME]



______________
(1) Adjustments reflect the increase in market value resulting from the premium paid for the target less the portion of the consideration paid in cash.
(2) Market value of equity based on 20-day trailing average share prices as of June 13, 2001.
(3) Based on historical share prices for SHU and Sequoia, assuming no acquisition premium.


Sale to Shurgard
================================================================================


AFFO Accretion/Dilution Summary
--------------------------------------------------------------------------------

                    AFFO Per Share Accretion/Dilution/(1)(2)/

--------------------------------------------------------------------------------

       Acquisition Price Per Share      $32.50       $34.50       $36.50       $38.50       $40.50
                                      --------------------------------------------------------------
       Acquisition Premium(%)over:
                 Current Price/(3)/      (9.8%)       (4.3%)        1.3%         6.8%        12.4%
          20-day Average Price/(3)/      (6.2%)       (0.4%)        5.3%        11.1%        16.9%
                           NAV/(4)/     (11.0%)       (5.5%)        0.0%         5.5%        11.0%

                                                           85% stock/15% cash
                                      --------------------------------------------------------------
                        2001 AFFO        $3.10        $2.98        $2.88        $2.78        $2.69
                    Accr./(Dil.)$        $0.38        $0.26        $0.16        $0.06       ($0.03)
                    Accr./(Dil.)%        13.8%         9.7%         5.8%         2.2%        (1.3%)

                        2002 AFFO        $3.40        $3.28        $3.16        $3.05        $2.95
                    Accr./(Dil.)$        $0.38        $0.26        $0.14        $0.03       ($0.07)
                    Accr./(Dil.)%        12.6%         8.5%         4.7%         1.1%        (2.2%)

                                                                100% stock
                                     ----------------------------------------------------------------
                        2001 AFFO        $3.01        $2.91        $2.81        $2.72        $2.63
                    Accr./(Dil.)$        $0.29        $0.19        $0.09       ($0.00)      ($0.09)
                    Accr./(Dil.)%        10.8%         6.9%         3.3%        (0.1%)       (3.2%)

                        2002 AFFO        $3.29        $3.18        $3.07        $2.97        $2.88
                    Accr./(Dil.)$        $0.27        $0.16        $0.05       ($0.05)      ($0.14)
                    Accr./(Dil.)%         9.0%         5.2%         1.7%        (1.7%)       (4.8%)
 ----------------------------------------------------------------------------------------------------


____________________________________
(1) Accretion/Dilution based on Green Street AFFO estimates for SHU of $2.72 and $3.02 for 2001 and 2002, respectively.
(2)     Analysis assumes $8 million of synergies.
(3) Sequoia current price as of June 13, 2001 of $36.04, Sequoia 20-day average market price of $34.65.
(4)     Premium/(discount) to Green Street NAV estimate for Sequoia of $36.50.

~

Sale to Shurgard
================================================================================

AFFO Accretion/Dilution



(Amounts in Thousands, Except Per Share Data)
                                                                                                          Synergy Cost Savings
                                                                                                          --------------------------
SHU's Estimate of 2001 AFFO/Share on a Stand-Alone Basis                    $2.72                         Minimum Synergies   $7,000
SHU's Estimate of 2002 AFFO/Share on a Stand-Alone Basis                    $3.02                         Moderate Synergies  $8,000
                                                                                                          Maximum Synergies   $9,000
                                                                                                          --------------------------

                                                                          Acquisition Price Per Share
                                            ----------------------------------------------------------------------------------
Acquisition Price per Share                   $32.50   $33.50   $34.50   $35.50   $36.50   $37.50   $38.50   $39.50   $40.50
                                            ----------------------------------------------------------------------------------
Acq. Premium (%) over Current Price           (9.8%)   (7.0%)   (4.3%)   (1.5%)     1.3%     4.1%     6.8%     9.6%    12.4%
                                            ----------------------------------------------------------------------------------
Acq. Premium (%) over 20-day Avg Price        (6.2%)   (3.3%)   (0.4%)    2.4%      5.3%     8.2%    11.1%    14.0%    16.9%
                                            ----------------------------------------------------------------------------------
Acq. Premium (%) over NAV                    (11.0%)   (8.2%)   (5.5%)   (2.7%)     0.0%     2.7%     5.5%     8.2%    11.0%
                                            ----------------------------------------------------------------------------------
Implied Exchange Ratio                       1.1697x  1.2057x  1.2417x  1.2776x  1.3136x  1.3496x  1.3856x  1.4216x  1.4576x
                                            ----------------------------------------------------------------------------------

2001E AFFO
             Synergies          NO             $2.96    $2.91    $2.86    $2.80    $2.75    $2.71    $2.66    $2.61    $2.57
           Accr./(Dil.)$                       $0.24    $0.19    $0.14    $0.08    $0.03   ($0.01)  ($0.06)  ($0.11)  ($0.15)
           Accr./(Dil.)%                        9.0%     6.9%     5.0%     3.1%     1.2%    (0.5%)   (2.3%)   (3.9%)   (5.6%)

             Synergies     MINIMUM             $3.08    $3.02    $2.97    $2.91    $2.86    $2.81    $2.76    $2.72    $2.67
           Accr./(Dil.)$                       $0.36    $0.30    $0.25    $0.19    $0.14    $0.09    $0.04   ($0.00)  ($0.05)
           Accr./(Dil.)%                       13.2%    11.1%     9.1%     7.1%     5.2%     3.4%     1.6%    (0.1%)   (1.8%)

             Synergies    MODERATE             $3.10    $3.04    $2.98    $2.93    $2.88    $2.83    $2.78    $2.73    $2.69
           Accr./(Dil.)$                       $0.38    $0.32    $0.26    $0.21    $0.16    $0.11    $0.06    $0.01   ($0.03)
           Accr./(Dil.)%                       13.8%    11.7%     9.7%     7.7%     5.8%     4.0%     2.2%     0.4%    (1.3%)

             Synergies     MAXIMUM             $3.11    $3.06    $3.00    $2.95    $2.89    $2.84    $2.79    $2.75    $2.70
           Accr./(Dil.)$                       $0.39    $0.34    $0.28    $0.23    $0.17    $0.12    $0.07    $0.03   ($0.02)
           Accr./(Dil.)%                       14.4%    12.3%    10.3%     8.3%     6.4%     4.5%     2.7%     1.0%    (0.7%)

2002E AFFO
             Synergies          NO             $3.27    $3.21    $3.15    $3.09    $3.04    $2.99    $2.93    $2.88    $2.84
           Accr./(Dil.)$                       $0.25    $0.19    $0.13    $0.07    $0.02   ($0.03)  ($0.09)  ($0.14)  ($0.18)
           Accr./(Dil.)%                        8.2%     6.2%     4.3%     2.4%     0.6%    (1.2%)   (2.9%)   (4.5%)   (6.1%)

             Synergies     MINIMUM             $3.38    $3.32    $3.26    $3.20    $3.15    $3.09    $3.04    $2.99    $2.94
           Accr./(Dil.)$                       $0.36    $0.30    $0.24    $0.18    $0.13    $0.07    $0.02   ($0.03)  ($0.08)
           Accr./(Dil.)%                       12.0%    10.0%     8.0%     6.1%     4.2%     2.4%     0.6%    (1.1%)   (2.7%)

             Synergies    MODERATE             $3.40    $3.34    $3.28    $3.22    $3.16    $3.11    $3.05    $3.00    $2.95
           Accr./(Dil.)$                       $0.38    $0.32    $0.26    $0.20    $0.14    $0.09    $0.03   ($0.02)  ($0.07)
           Accr./(Dil.)%                       12.6%    10.5%     8.5%     6.6%     4.7%     2.9%     1.1%    (0.6%)   (2.2%)

             Synergies     MAXIMUM             $3.42    $3.35    $3.29    $3.23    $3.18    $3.12    $3.07    $3.02    $2.97
           Accr./(Dil.)$                       $0.40    $0.33    $0.27    $0.21    $0.16    $0.10    $0.05   ($0.00)  ($0.05)
           Accr./(Dil.)%                       13.1%    11.0%     9.0%     7.1%     5.2%     3.4%     1.6%    (0.1%)   (1.7%)


Sale to Shurgard
================================================================================

FFO Accretion/Dilution

(Amounts in Thousands, Except per Share Data)


                                                                                      Synergy Cost Savings
                                                                                      ------------------------------------
SHU's Estimate of 2001 FFO/Share on a Stand-Alone Basis   $2.96                       Minimum Synergies             $7,000
SHU's Estimate of 2002 FFO/Share on a Stand-Alone Basis   $3.27                       Moderate Synergies            $8,000
                                                                                      Maximum Synergies             $9,000
                                                                                      ------------------------------------


                                                                                Acquisition Price Per Share
                                         -------------------------------------------------------------------------------------------
Acquisition Price per Share               $32.50     $33.50     $34.50    $35.50    $36.50    $37.50     $38.50     $39.50    $40.50
Acq. Premium (%) over Current Price       (9.8%)     (7.0%)     (4.3%)    (1.5%)      1.3%      4.1%       6.8%       9.6%     12.4%
Acq. Premium (%) over 20-day Avg. Price   (6.2%)     (3.3%)     (0.4%)      2.4%      5.3%      8.2%      11.1%      14.0%     16.9%
Acq. Premium (%) over NAV                (11.0%)     (8.2%)     (5.5%)    (2.7%)      0.0%      2.7%       5.5%       8.2%     11.0%
Implied Exchange Ratio                   1.1697x    1.2057x    1.2417x   1.2776x   1.3136x   1.3496x    1.3856x    1.4216x   1.4576x
                                        --------------------------------------------------------------------------------------------


2001E FFO

           Synergies            NO          $3.21      $3.15      $3.09    $3.04     $2.98     $2.93      $2.88      $2.83     $2.79
       Accr./(Dil.)$                        $0.25      $0.19      $0.13    $0.08     $0.02   ($0.03)    ($0.08)    ($0.13)   ($0.17)
       Accr./(Dil.)%                         8.5%       6.5%       4.5%     2.6%      0.8%    (0.9%)     (2.6%)     (4.3%)    (5.9%)

           Synergies       MINIMUM          $3.33      $3.27      $3.21    $3.15     $3.09     $3.04      $2.99      $2.94     $2.89
       Accr./(Dil.)$                        $0.37      $0.31      $0.25    $0.19     $0.13     $0.08      $0.03    ($0.02)   ($0.07)
       Accr./(Dil.)%                        12.4%      10.3%       8.3%     6.4%      4.5%      2.7%       0.9%     (0.8%)    (2.4%)

           Synergies      MODERATE          $3.34      $3.28      $3.22    $3.16     $3.11     $3.06      $3.00      $2.95     $2.90
       Accr./(Dil.)$                        $0.38      $0.32      $0.26    $0.20     $0.15     $0.10      $0.04    ($0.01)   ($0.06)
       Accr./(Dil.)%                        12.9%      10.9%       8.9%     6.9%      5.0%      3.2%       1.4%     (0.3%)    (1.9%)

           Synergies       MAXIMUM          $3.36      $3.30      $3.34    $3.18     $3.12     $3.07      $3.02      $2.97     $2.92
       Accr./(Dil.)$                        $0.40      $0.34      $0.28    $0.22     $0.16     $0.11      $0.06      $0.01   ($0.04)
       Accr./(Dil.)%                        13.5%      11.4%       9.4%     7.4%      5.6%      3.7%       2.0%       0.2%    (1.4%)


2002E FFO

           Synergies            NO          $3.52      $3.45      $3.39    $3.33     $3.27     $3.22      $3.16      $3.11     $3.06
       Accr./(Dil.)$                        $0.25      $0.18      $0.12    $0.06     $0.00   ($0.05)    ($0.11)    ($0.16)   ($0.21)
       Accr./(Dil.)%                         7.6%       5.6%       3.7%     1.8%      0.1%    (1.7%)     (3.3%)     (5.0%)    (6.5%)

           Synergies       MINIMUM          $3.63      $3.57      $3.50    $3.44     $3.38     $3.32      $3.27      $3.21     $3.16
       Accr./(Dil.)$                        $0.36      $0.30      $0.23    $0.17     $0.11     $0.05    ($0.00)    ($0.06)   ($0.11)
       Accr./(Dil.)%                        11.1%       9.1%       7.1%     5.2%      3.4%      1.6%     (0.1%)     (1.8%)    (3.4%)

           Synergies      MODERATE          $3.65      $3.58      $3.52    $3.46     $3.40     $3.34      $3.28      $3.23     $3.17
       Accr./(Dil.)$                        $0.38      $0.31      $0.25    $0.19     $0.13     $0.07      $0.01    ($0.04)   ($0.10)
       Accr./(Dil.)%                        11.6%       9.6%       7.6%     5.7%      3.9%      2.1%       0.3%     (1.3%)    (3.0%)

           Synergies       MAXIMUM          $3.67      $3.60      $3.54    $3.47     $3.41     $3.35      $3.30      $3.24     $3.19
       Accr./(Dil.)$                        $0.40      $0.33      $0.27    $0.20     $0.14     $0.08      $0.03    ($0.03)    ($0.8)
       Accr./(Dil.)%                        12.1%      10.1%       8.1%     6.2%      4.3%      2.5%       0.8%     (0.9%)    (2.5%)


Sale to Shurgard
================================================================================


NAV Accretion/Dilution


(Amounts in Thousands, Except Per Share Data)
Net Equity Value for SHU & Sequoia          SHU      Sequoia         Calculation of Pro Forma NAV
                                          --------  ----------       Net Equity Value for SHU Before Acquisition         $  936,928
Green Street's NAV Estimate as of 6/1/01  $  32.00  $    36.50       Add Net Equity Value for Sequoia's shares & units    1,121,499
Total Number of Shares/Units                29,904      10,726       Less Incremental Debt from Acquisition                (183,890)
                                          --------  ----------                                                           ----------
  Net Equity Value                        $956,928  $1,121,499         Pro Forma Net Equity Value                        $1,894,537

                                                                     Total Number of SHU's Shares/Units                      29,904
                                                                     Shares/Units Issued During Acquisition                  34,444
Discount/Premium to NAV                     SHU      Sequoia                                                             ----------
                                          --------  ----------         Pro Forma Shares/Units                                64,348
Green Street's NAV Estimate as of 6/1/01  $  32.00  $    36.50
20-day Average Share Price as of 6/13/01  $  27.79  $    34.65         Pro Forma NAV/Shares                              $    29.44
                                          --------  ----------
  (Discount)/Premium to NAV                (13.2%)      (5.1%)         Accretion/Dilution ($)                                ($2.56)
                                                                       Accretion/Dilution (%)                                 (8.0%)

Sensitivity of Pro Forma NAV to Acquisition Price
                                                     -------------------------------------------------------------------------------
                                                     $32.25   $32.50   $32.75   $33.00   $33.25   $33.50   $33.75   $34.00   $34.25
                                                     -------------------------------------------------------------------------------
  Pro Forma NAV/Share                                $31.91   $31.75   $31.60   $31.45   $31.30   $31.15   $31.00   $30.85   $30.70
         Accr/(Dil.)$                                ($0.09)  ($0.25)  ($0.40)  ($0.55)  ($0.70)  ($0.85)  ($1.00)  ($1.15)  ($1.30)
         Accr/(Dil.)%                                 (0.3%)   (0.8%)   (1.3%)   (1.7%)   (2.2%)   (2.7%)   (3.1%)   (3.6%)   (4.0%)

                                                     -------------------------------------------------------------------------------
                                                     $34.50   $34.75   $35.00   $35.25   $35.50   $35.75   $36.00   $36.25   $36.50
                                                     -------------------------------------------------------------------------------
  Pro Forma NAV/Share                                $30.56   $30.42   $30.27   $30.13   $29.99   $29.85   $29.71   $29.58   $29.44
         Accr/(Dil.)$                                ($1.44)  ($1.58)  ($1.73)  ($1.87)  ($2.01)  ($2.15)  ($2.29)  ($2.42)  ($2.56)
         Accr/(Dil.)%                                 (4.5%)   (5.0%)   (5.4%)   (5.8%)   (6.3%)   (6.7%)   (7.1%)   (7.6%)   (8.0%)

                                                     -------------------------------------------------------------------------------
                                                     $36.75   $37.00   $37.25   $37.50   $37.75   $38.00   $38.25   $38.50   $38.75
                                                     -------------------------------------------------------------------------------
  Pro Forma NAV/Share                                $29.31   $29.17   $29.04   $28.91   $28.78   $28.65   $28.52   $28.39   $28.27
         Accr/(Dil.)$                                ($2.69)  ($2.83)  ($2.96)  ($3.09)  ($3.22)  ($3.35)  ($3.48)  ($3.61)  ($3.73)
         Accr/(Dil.)%                                 (8.4%)   (8.8%)   (9.2%)   (9.7%)  (10.1%)  (10.5%)  (10.9%)  (11.3%)  (11.7%)

                                                     -------------------------------------------------------------------------------
                                                     $39.00   $39.25   $39.50   $39.75   $40.00   $40.25   $40.50   $40.75   $41.00
                                                     -------------------------------------------------------------------------------
  Pro Forma NAV/Share                                $28.14   $28.02   $27.89   $27.77   $27.65   $27.53   $27.41   $27.29   $27.17
         Accr/(Dil.)$                                ($3.86)  ($3.98)  ($4.11)  ($4.23)  ($4.35)  ($4.47)  ($4.59)  ($4.71)  ($4.83)
         Accr/(Dil.)%                                (12.1%)  (12.4%)  (12.8%)  (13.2%)  (13.6%)  (14.0%)  (14.4%)  (14.7%)  (15.1%)


Sale to Shurgard
================================================================================

Significant Modeling Assumptions

FFO and AFFO Estimates
----------------------

..    SHU FFO and AFFO estimates Green Street Advisors' Real Estate Securities
     Monthly (June 2001)

     --   $2.96 and $2.72 for 2001 and $3.27 and $3.02 for 2002

..    Sequoia FFO and AFFO estimates per Sequoia management

     --   $3.77 and $3.52 for 2001 and $4.12 and $3.87 for 2002

..    2001 pro forma FFO and AFFO accretion numbers assume the transaction closes on January 1, 2001

..    2002 pro forma FFO and AFFO accretion numbers assume the transaction closes on January 1, 2002

Debt and Preferred Stock
------------------------

..    SHU assumes Sequoia's bonds, mortgages and preferred units

..    Replace Sequoia's line with SHU's, but assume no interest expense savings

Portfolio
---------

..    SHU inherits all Sequoia's JVs

..    SHU inherits Sequoia's acquisition and development pipeline

Sale to Shurgard
================================================================================


Significant Modeling Assumptions (continued)

Transaction
-----------

..    Exchange ratio based on 20-day average stock price for SHU and current NAV per share estimate for Sequoia (base case)

..    Rate on new acquisition debt assumed to be the rate on SHU's line of credit
     (assume same cost of 5.2% as Sequoia's line) for transaction costs and 7.5% for the remainder of acquisition debt

     --  Blended rate of 7.4% assuming 85.0% stock / 15.0% cash transaction

..    $30 million of transaction fees and expenses

..    $8 million of synergies

Other
-----

..    Sequoia's deferred financing costs are written off

..    Sequoia's in-the-money options are exercised

Sale to Shurgard
===============================================================================

Summary of Analyst Estimates

------------------------------------------------------------------------------------------------------------------------
                                       FFO, AFFO and NAV Estimates for Sequoia
------------------------------------------------------------------------------------------------------------------------
                                                                                                       Last Updated
Firm                         2001 FFO  2002 FFO  2001 AFFO  2002 AFFO   NAV      Recommendation    FFO/(1)/  Other/(2)/
---------------------------  --------  --------  ---------  ---------  ------  ------------------  --------  ----------
Green Street Advisors         $3.76     $4.11      $3.55      $3.88    $36.50         Hold          6/1/01      6/1/01
A.G. Edwards & Sons            3.74      4.07       N/A        N/A       N/A          N/A          4/27/01       N/A
Goldman Sachs                  3.74      4.10       N/A        N/A       N/A          N/A           6/6/01       N/A
Legg Mason                     3.74      4.08       N/A        N/A      35.00         Buy          4/27/01    10/27/00
Merrill Lynch                  3.74      4.08       3.53       3.85     37.94    LT Accumulate      6/1/01     4/30/01
Morgan Keegan                  3.85      N/A        N/A        N/A       N/A     Market Perform    1/12/01     1/12/01
Morgan Stanley Dean Witter     3.70      4.01       N/A        N/A       N/A        Neutral        4/27/01     4/27/01
Robertson Stephens             3.73      4.09       N/A        N/A      36.10   Market Performer   5/21/01     4/26/01
Salomon Smith Barney           3.75      4.07       N/A        N/A      37.66  Neutral, Med. Risk  4/30/01     4/30/01
--------------------------   --------  --------  ---------  ---------  ------  ------------------  --------  ----------

Average                       $3.75     $4.08      $3.54      $3.87    $36.64
Median                        $3.74     $4.08      $3.54      $3.87    $36.50

First Call Average            $3.73     $4.07

Sequoia's Estimates           $3.77     $4.12      $3.52      $3.87    $40.60                      3/31/01     3/31/01
-----------------------------------------------------------------------------------------------------------------------


_________________________________
(1) For FFO per share estimates, based on the latest estimates as reported by First Call as of June 8, 2001.
(2) For AFFO per share estimates, NAV estimates and recommendations, based on the latest available published research reports as of June 8, 2001.

Sale to Shurgard
================================================================================

Portfolio - Shurgard

--------------------------------------------------------------------------------
                            Shurgard's Portfolio/(1)/
--------------------------------------------------------------------------------

        404 owned properties (including JVs), 33 managed properties/(2)/

                                    [MAP]
_ _______________________________
/(1)/ Markets indicated with stars represent top markets as defined by MSAs with more than 4% of company's total number of properties. Seattle MSA includes greater Seattle, Bellevue, Bremerton, Tacoma and Everett, WA; Washington, DC MSA includes Washington DC, Maryland (including Baltimore) and Virginia; Phoenix MSA includes greater Phoenix and Mesa, AZ; Portland MSA includes Vancouver, OR and parts of Washington; Los Angeles MSA includes greater LA, Orange County, Riverside and San Bernadino, CA; Dallas MSA includes greater Dallas, Fort Worth and Arlington, TX; San Francisco MSA includes Oakland, CA.
/(2)/ State-by-state breakdown of properties based on company's 10-K . European property numbers are current as of 3/31/01. 437 total properties as of 3/31/01; percentage calculations are based on 399 properties as of 12/31/00. Total properties includes 404 owned properties (including 130 properties owned through JVs), 33 managed properties and 0 franchised properties.

Sale to Shurgard
===============================================================================

Portfolio - Sequoia

-------------------------------------------------------------------------------
                             Sequoia's Portfolio(1)
-------------------------------------------------------------------------------

  462 owned properties (including JVs), 81 managed / franchised properties/(2)/

                                     [MAP]

_______________________________
(1) Markets indicated with stars represent top markets with more than 4% of company's total number of properties. Los Angeles MSA includes Los Angeles, Riverside and Orange County; New York City MSA includes New York, New Jersey and Long Island, NY; Washington, DC MSA includes Maryland and Virginia; Miami MSA includes greater Miami and Fort Lauderdale; Memphis MSA includes parts of Missouri; Philadelphia MSA includes Delaware and southern New Jersey; Phoenix MSA includes greater Phoenix and Mesa, AZ.
(2) State-by-state breakdown of 414 total properties based on company's information on owned properties only. Total properties as of 3/31/01 includes 411 owned properties, 81 managed / franchised properties and 51 joint venture assets, for a total of 543 self-storage facilities.

Sale to Shurgard
===============================================================================

Portfolio - Pro Forma Combined

--------------------------------------------------------------------------------
                      Pro Forma Portfolio after Merger/(1)/
--------------------------------------------------------------------------------

    866 owned properties (including JVs), 114 managed / franchised properties

                                      [MAP]

______________________
(1) Markets indicated with stars represent top markets with more than 4% of the merged company's total number of properties. State-by-state breakdown based on year end 2000 numbers for owned properties only (411 for Sequoia and 399 for SHU); MSAs are based on the same definitions as SHU's stand-alone portfolio.

Privatization / Leveraged Buyout
===============================================================================

Financing Assumptions

..    Equity (20% of pro forma capital structure)

     --   Targeted investor returns of 25% to 30%

     --   Three to five year investment horizon

     -- Large size of equity raise likely requires multiple investors (at least three or four)

     -- Equity investor would likely require continuing involvement of, and equity investment from, management team

     --   7% to 8% current return requirement

..    Mezzanine debt (15% of pro forma capital structure)

     --   All-in cost of 17% to 18%

          . 16% interest rate: 12% interest paid currently and 4% interest accrued and paid at loan maturity

          .    2% up-front fee / 2% exit fee paid at loan maturity

     --   3 year term

     -- Only a handful of lenders capable of committing to the entire mezzanine financing

          .    A major portion of the loan likely to be syndicated

     --   Amortization

          . All excess cash flow, after a negotiated dividend payment to equity, to retire the mezzanine debt

          . Proceeds from sales, in excess of required payments to first mortgage, to retire mezzanine debt

Privatization / Leveraged Buyout
================================================================================

Financing Assumptions (continued)

..    First mortgage debt (65% of pro forma capital structure)

     -- First mortgage financing is initially floating rate to accommodate asset sales

          .    Interest rate set at LIBOR (4.0%) plus 325 bps

          .    1% up-front fee

          . No amortization requirement, however, as asset sales occur 125% of the loan balances allocated to such assets must be repaid

     --   Refinancing assumed after 3-years

          . Refinancing could be fixed rate or floating rate to accommodate buyer's business plan

          . For modeling purposes, fixed rate mortgage debt was assumed to be incurred because refinancing proceeds would be lower (a more conservative assumption)

               --   Debt sizing based on 72.5% of underwritten value

               -- Underwritten value calculated using an 11.25% capitalization rate on current year net operating income reduced by (i) a 6% property management fee and (ii) $0.25 per square foot capital expenditures

               -- 10-year term with 25-year amortization schedule; pricing at 10-year Treasury (5.24%) plus 200 basis points (no up-front fees)

     -- Existing mortgage debt of $60.3 million is assumed (average interest rate of 9.96%)

Privatization / Leveraged Buyout
================================================================================


Financing Assumptions (continued)

..     Prepayment penalties of $58 million required to retire Sequoia's existing bonds

      - Full prepayment penalties, calculated using the actual provisions in Sequoia bond indentures, are approximately $95 million

      - Typically, in comparable transactions, discounts can be negotiated in the prepayment penalties. The details underlying the assumed discounted prepayment penalties are outlined in the table below:



                                          Reference      Spread to Treasury Used
  Bond        Bond Size         Bond      Treasury       For Prepayment Penalty
Maturity     ($ millions)      Coupon       Yield          Assumed      Actual
--------     ------------      ------     ---------        -------      ------
 Nov-03          $100          7.13%        3.93%           50 bps      20 bps
 Jul-06          $100          6.95%        4.62%           80 bps      25 bps
 Dec-07          $100          7.00%        4.83%           80 bps      25 bps
 Jun-17          $100          8.20%        5.34%          100 bps      25 bps
 Jul-18          $100          7.45%        5.37%          100 bps      25 bps
 Dec-27          $100          7.50%        5.56%          125 bps      25 bps

 Calculated Prepayment Penalty ($ millions)                 $57.5       $94.8
 Calculated Prepayment Penalty (% of par)                     9.6%       15.8%

Note: Reference treasury yields as of June 14, 2001, assuming January 1, 2002 prepayment date.


..     Up-front fees on new first mortgage and mezzanine debt of $19.5 million
      (as described above)

..     Outstanding options retired for $9 million (based on high end of acquisition price range)

Privatization / Leveraged Buyout
================================================================================

Financing Assumptions (continued)

..    Preferred units of $65 million are retired at par

..    Other closing costs and expenses of $30 million

Cash Flows
----------

..    Transaction closing date is January 1, 2002

..    Base case projections use company forecasts through 2005

     --  Asset sales of $210 million per year

     -- Proportionate adjustments made in net operating income and capital expenditures to reflect asset sales

Residual Values
---------------

..    Asset sales occur at the capitalization rates outlined in each scenario

     -- Capitalization rate is applied to forward year NOI less (i) an adjustment to reflect a 6% property management fee and (ii) recurring property capital expenditures

         . Projections for 2006 were not provided by Sequoia management; therefore, assumptions based on conversations with management for the forward year NOI and other operating items were made for the 5-year sale by continuing the company's 2001 to 2005 projected growth rates for such items

     -- Residual values reduced by 1% of gross asset value to reflect cost of sales

Privatization / Leveraged Buyout
================================================================================

Financing Assumptions (continued)

Residual Values (continued)
---------------------------

..   Other assets valued upon exit, based on conversations with management, as follows

    -- Management fees and income from tenant insurance premiums valued using a 5x multiple

    --   Franchise Corp. equity (15% annual growth rate assumed)

    -- Equity in GECC joint ventures (17% annual growth rate assumed for equity in Acquisition JV; 20% for Development JV)

    --   Equity in Fidelity joint ventures (15% annual growth rate assumed)

    --   Loans to franchisees and employee stock loans (at projected book value)

    -- Construction in progress (at 5% premium to book value) and other assets (at book value)

Privatization / Leveraged Buyout
===============================================================================

Equity Returns

-------------------------------------------------------------------------------
                 Equity Returns Assuming Year 3 and Year 5 Exit
-------------------------------------------------------------------------------

                                  Year 3 Exit                Year 5 Exit
  Acquisition Price Per Share $32.50  $33.50  $34.50      $32.50  433.50 $34.50
                              -----------------------     ----------------------
Acquisition Premium (%) over:
                Current Price  (9.8%)  (7.0%)  (4.3%)      (9.8%)  (7.0%) (4.3%)
         20-day Average Price  (6.2%)  (3.3%)  (0.4%)      (6.2%)  (3.3%) (0.4%)
                          NAV (11.0%)  (8.2%)  (5.5%)     (11.0%)  (8.2%) (5.5%)

          Capitalization Rate      Equity Returns            Equity Returns
                               -----------------------  ------------------------
                         9.5%  43.1%   40.2%   37.1%       33.7%   31.9%   30.0%
                        10.0%  40.0%   35.2%   32.1%       31.9%   29.6%   27.7%
                        10.5%  37.0%   30.3%   27.3%       30.0%   27.5%   25.5%

Sale to Cactus - Scenario I (Stock and Cash Transaction)
================================================================================

AEBDADT Accretion/Dilution

    Sensitivity of 2001 AEBDADT Accretion/Dilution to Acquisition Price and %
                              Acquisition Debt /(1)/


                                                  Acquisition Price Per Share
====================================================================================================================================
            $29.50      $30.50      $31.50      $32.50      $33.50     $34.50       $35.50      $36.50      $37.50      $38.50
====================================================================================================================================
0.0%         $0.04       $0.03       $0.01       $0.00     ($0.01)     ($0.02)     ($0.04)     ($0.05)     ($0.06)     ($0.07)
              1.7%        1.1%        0.5%        0.0%      (0.5%)      (1.1%)      (1.6%)      (2.1%)      (2.6%)      (3.1%)

10.0%        $0.05       $0.03       $0.02       $0.01     ($0.00)     ($0.01)     ($0.03)     ($0.04)     ($0.05)     ($0.06)
              2.1%        1.5%        1.0%        0.4%      (0.1%)      (0.6%)      (1.2%)      (1.7%)      (2.2%)      (2.7%)

20.0%        $0.06       $0.04       $0.03       $0.02       $0.01     ($0.00)     ($0.02)     ($0.03)     ($0.04)     ($0.05)
              2.5%        1.9%        1.4%        0.9%        0.3%      (0.2%)      (0.7%)      (1.2%)      (1.7%)      (2.2%)

30.0%        $0.07       $0.05       $0.04       $0.03       $0.02       $0.01     ($0.01)     ($0.02)     ($0.03)     ($0.04)
              2.9%        2.4%        1.9%        1.3%        0.8%        0.3%      (0.2%)      (0.7%)      (1.3%)      (1.8%)

40.0%        $0.08       $0.07       $0.05       $0.04       $0.03       $0.02       $0.01     ($0.01)     ($0.02)     ($0.03)
              3.4%        2.9%        2.3%        1.8%        1.3%        0.8%        0.3%      (0.2%)      (0.8%)      (1.3%)

50.0%        $0.09       $0.08       $0.06       $0.05       $0.04       $0.03       $0.02       $0.01     ($0.01)     ($0.02)
              3.8%        3.3%        2.8%        2.3%        1.8%        1.3%        0.8%        0.3%      (0.2%)      (0.7%)

60.0%        $0.10       $0.09       $0.08       $0.06       $0.05       $0.04       $0.03       $0.02       $0.01     ($0.00)
              4.3%        3.8%        3.3%        2.8%        2.3%        1.8%        1.3%        0.8%        0.3%      (0.2%)

70.0%        $0.11       $0.10       $0.09       $0.08       $0.06       $0.05       $0.04       $0.03       $0.02       $0.01
              4.8%        4.3%        3.8%        3.3%        2.8%        2.3%        1.8%        1.3%        0.9%        0.4%

80.0%        $0.12       $0.11       $0.10       $0.09       $0.08       $0.07       $0.05       $0.04       $0.03       $0.02
              5.3%        4.8%        4.3%        3.9%        3.4%        2.9%        2.4%        1.9%        1.4%        1.0%

90.0%        $0.13       $0.12       $0.11       $0.10       $0.09       $0.08       $0.07       $0.06       $0.05       $0.04
              5.9%        5.4%        4.9%        4.4%        3.9%        3.5%        3.0%        2.5%        2.0%        1.6%

100.0%       $0.15       $0.14       $0.13       $0.11       $0.10       $0.09       $0.08       $0.07       $0.06       $0.05
              6.4%        5.9%        5.5%        5.0%        4.5%        4.1%        3.6%        3.1%        2.7%        2.2%
====================================================================================================================================




                           Acquisition Price Per Share
==============================================================================
            $39.50      $40.50      $41.50      $42.50      $43.50      $44.50
==============================================================================
0.0%       ($0.08)     ($0.10)     ($0.11)     ($0.12)     ($0.13)     ($0.14)
            (3.6%)      (4.1%)      (4.6%)      (5.1%)      (5.6%)      (6.1%)

10.0%      ($0.07)     ($0.08)     ($0.10)     ($0.11)     ($0.12)     ($0.13)
            (3.2%)      (3.7%)      (4.2%)      (4.7%)      (5.2%)      (5.7%)

20.0%      ($0.06)     ($0.07)     ($0.09)     ($0.10)     ($0.11)     ($0.12)
            (2.7%)      (3.2%)      (3.7%)      (4.2%)      (4.7%)      (5.2%)

30.0%      ($0.05)     ($0.06)     ($0.07)     ($0.09)     ($0.10)     ($0.11)
            (2.3%)      (2.8%)      (3.2%)      (3.7%)      (4.2%)      (4.7%)

40.0%      ($0.04)     ($0.05)     ($0.06)     ($0.07)     ($0.08)     ($0.10)
            (1.8%)      (2.2%)      (2.7%)      (3.2%)      (3.7%)      (4.2%)

50.0%      ($0.03)     ($0.04)     ($0.05)     ($0.06)     ($0.07)     ($0.08)
            (1.2%)      (1.7%)      (2.2%)      (2.7%)      (3.2%)      (3.7%)

60.0%       (0.02)     ($0.03)     ($0.04)     ($0.05)     ($0.06)     ($0.07)
            (0.7%)      (1.2%)      (1.7%)      (2.1%)      (2.6%)      (3.1%)

70.0%      ($0.00)     ($0.01)     ($0.02)     ($0.04)     ($0.05)     ($0.06)
            (0.1%)      (0.6%)      (1.1%)      (1.6%)      (2.0%)      (2.5%)

80.0%        $0.01     ($0.00)     ($0.01)     ($0.02)     ($0.03)     ($0.04)
              0.5%      (0.0%)      (0.5%)      (1.0%)      (1.4%)      (1.9%)

90.0%        $0.03       $0.01       $0.00     ($0.01)     ($0.02)     ($0.03)
              1.1%        0.6%        0.1%      (0.3%)      (0.8%)      (1.3%)

100.0%       $0.04       $0.03       $0.02       $0.01     ($0.00)     ($0.01)
              1.7%        1.3%        0.8%        0.3%      (0.1%)      (0.6%)


______________________________
(1) Accretion/Dilution based on Green Street AEBDADT estimate for Cactus of $2.29 for 2001.

Sale to Cactus - Scenario I (Stock and Cash Transaction)
================================================================================

AEBDADT Accretion/Dilution (continued)

    Sensitivity of 2002 AEBDADT Accretion/Dilution to Acquisition Price and %
                              Acquisition Debt /(1)/


                                                            Acquisition Price Per Share
        ----------------------------------------------------------------------------------------------------------------------------
        $29.50 $30.50 $31.50 $32.50  $33.50  $34.50  $35.50  $36.50  $37.50  $38.50  $39.50  $40.50  $41.50  $42.50  $43.50  $44.50
        ----------------------------------------------------------------------------------------------------------------------------
    0.0% $0.04  $0.02  $0.01 ($0.01) ($0.02) ($0.03) ($0.05) ($0.06) ($0.07) ($0.09) ($0.10) ($0.11) ($0.13) ($0.14) ($0.15) ($0.16)
          1.4%   0.8%   0.3%  (0.3%)  (0.8%)  (1.3%)  (1.9%)  (2.4%)  (2.9%)  (3.4%)  (3.9%)  (4.4%)  (4.9%)  (5.4%)  (5.9%)  (6.3%)

   10.0% $0.05  $0.03  $0.02  $0.01  ($0.01) ($0.02) ($0.03) ($0.05) ($0.06) ($0.07) ($0.08) ($0.10) ($0.11) ($0.12) ($0.13) ($0.15)
          1.9%   1.4%   0.8%   0.3%   (0.2%)  (0.8%)  (1.3%)  (1.8%)  (2.3%)  (2.8%)  (3.3%)  (3.8%)  (4.3%)  (4.8%)  (5.3%)  (5.7%)

   20.0% $0.06  $0.05  $0.04  $0.02   $0.01  ($0.00) ($0.02) ($0.03) ($0.04) ($0.06) ($0.07) ($0.08) ($0.09) ($0.11) ($0.12) ($0.13)
L         2.4%   1.9%   1.4%   0.8%    0.3%   (0.2%)  (0.7%)  (1.2%)  (1.7%)  (2.2%)  (2.7%)  (3.2%)  (3.7%)  (4.2%)  (4.6%)  (5.1%)

e  30.0% $0.08  $0.06  $0.05  $0.04   $0.02   $0.01  ($0.00) ($0.02) ($0.03) ($0.04) ($0.05) ($0.07) ($0.08) ($0.09) ($0.10) ($0.11)
v         3.0%   2.5%   1.9%   1.4%    0.9%    0.4%   (0.1%)  (0.6%)  (1.1%)  (1.6%)  (2.1%)  (2.6%)  (3.0%)  (3.5%)  (4.0%)  (4.5%)

e  40.0% $0.09  $0.08  $0.06  $0.05   $0.04   $0.03   $0.01   $0.00  ($0.01) ($0.02) ($0.04) ($0.05) ($0.06) ($0.07) ($0.08) ($0.10)
r         3.6%   3.0%   2.5%   2.0%    1.5%    1.0%    0.5%    0.0%   (0.4%)  (0.9%)  (1.4%)  (1.9%)  (2.4%)  (2.8%)  (3.3%)  (3.8%)

a  50.0% $0.11  $0.09  $0.08  $0.07   $0.06   $0.04   $0.03   $0.02   $0.01  ($0.01) ($0.02) ($0.03) ($0.04) ($0.05) ($0.07) ($0.08)
g         4.1%   3.6%   3.1%   2.6%    2.2%    1.7%    1.2%    0.7%    0.2%   (0.3%)  (0.7%)  (1.2%)  (1.7%)  (2.1%)  (2.6%)  (3.1%)

e  60.0% $0.12  $0.11  $0.10  $0.08   $0.07   $0.06   $0.05   $0.04   $0.02   $0.01  ($0.00) ($0.01) ($0.02) ($0.04) ($0.05) ($0.06)
          4.7%   4.3%   3.8%   3.3%    2.8%    2.3%    1.9%    1.4%    0.9%    0.5%   (0.0%)  (0.5%)  (0.9%)  (1.4%)  (1.8%)  (2.3%)

   70.0% $0.14  $0.13  $0.11  $0.10   $0.09   $0.08   $0.07   $0.05   $0.04   $0.03   $0.02   $0.01  ($0.00) ($0.02) ($0.03) ($0.04)
          5.4%   4.9%   4.4%   4.0%    3.5%    3.0%    2.6%    2.1%    1.6%    1.2%    0.7%    0.3%   (0.2%)  (0.6%)  (1.1%)  (1.5%)

   80.0% $0.15  $0.14  $0.13  $0.12   $0.11   $0.10   $0.08   $0.07   $0.06   $0.05   $0.04   $0.03   $0.02   $0.00  ($0.01) ($0.02)
          6.0%   5.5%   5.1%   4.6%    4.2%    3.7%    3.3%    2.8%    2.4%    2.0%    1.5%    1.1%    0.6%    0.2%   (0.3%)  (0.7%)

   90.0% $0.17  $0.16  $0.15  $0.14   $0.13   $0.11   $0.10   $0.09   $0.08   $0.07   $0.06   $0.05   $0.04   $0.03   $0.02   $0.00
          6.7%   6.2%   5.8%   5.4%    4.9%    4.5%    4.1%    3.6%    3.2%    2.8%    2.3%    1.9%    1.5%    1.0%    0.6%    0.2%

  100.0% $0.19  $0.18  $0.17  $0.16   $0.15   $0.13   $0.12   $0.11   $0.10   $0.09   $0.08   $0.07   $0.06   $0.05   $0.04   $0.03
          7.3%   6.9%   6.5%   6.1%    5.7%    5.3%    4.8%    4.4%    4.0%    3.6%    3.2%    2.8%    2.3%    1.9%    1.5%    1.1%
  ----------------------------------------------------------------------------------------------------------------------------------



________________________
(1) Accretion/Dilution based on Green Street AEBDADT estimate for Cactus of $2.56 for 2002.

Sale to Cactus - Scenario I (Stock and Cash Transaction)
================================================================================

NAV Accretion/Dilution


--------------------------------------------------------------------------------
  Sensitivity of NAV Accretion/Dilution to Acquisition Price and % Acquisition
                                   Debt /(1)/
--------------------------------------------------------------------------------


                                                      Acquisition Price Per Share
------------------------------------------------------------------------------------------------------------------------------------
       $29.50 $30.50 $31.50  $32.50  $33.50  $34.50  $35.50  $36.50  $37.50  $38.50  $39.50  $40.50  $41.50  $42.50  $43.50  $44.50
------------------------------------------------------------------------------------------------------------------------------------
0.0%   $0.16  $0.02  ($0.12) ($0.26) ($0.40) ($0.53) ($0.66) ($0.79) ($0.92) ($1.05) ($1.18) ($1.31) ($1.43) ($1.56) ($1.68) ($1.80)
        0.6%   0.1%   (0.5%)  (1.0%)  (1.6%)  (2.1%)  (2.6%)  (3.1%)  (3.6%)  (4.1%)  (4.6%)  (5.1%)  (5.6%)  (6.1%)  (6.6%)  (7.1%)

10.0%  $0.22  $0.08  ($0.06) ($0.19) ($0.33) ($0.47) ($0.60) ($0.73) ($0.86) ($0.99) ($1.12) ($1.25) ($1.37) ($1.50) ($1.62) ($1.74)
        0.9%   0.3%   (0.2%)  (0.8%)  (1.3%)  (1.8%)  (2.3%)  (2.9%)  (3.4%)  (3.9%)  (4.4%)  (4.9%)  (5.4%)  (5.9%)  (6.4%)  (6.8%)

20.0%  $0.29  $0.15  $0.01   ($0.13) ($0.26) ($0.40) ($0.53) ($0.67) ($0.80) ($0.93) ($1.06) ($1.19) ($1.31) ($1.44) ($1.56) ($1.69)
        1.1%   0.6%   0.0%    (0.5%)  (1.0%)  (1.6%)  (2.1%)  (2.6%)  (3.1%)  (3.6%)  (4.1%)  (4.6%)  (5.1%)  (5.6%)  (6.1%)  (6.6%)

30.0%  $0.36  $0.22  $0.08   ($0.06) ($0.19) ($0.33) ($0.46) ($0.60) ($0.73) ($0.86) ($0.99) ($1.12) ($1.25) ($1.38) ($1.50) ($1.63)
        1.4%   0.9%   0.3%    (0.2%)  (0.8%)  (1.3%)  (1.8%)  (2.3%)  (2.9%)  (3.4%)  (3.9%)  (4.4%)  (4.9%)  (5.4%)  (5.9%)  (6.4%)

40.0%  $0.43  $0.29  $0.15   $0.01   ($0.12) ($0.26) ($0.39) ($0.53) ($0.66) ($0.79) ($0.92) ($1.05) ($1.18) ($1.31) ($1.44) ($1.57)
        1.7%   1.1%   0.6%    0.1%    (0.5%)  (1.0%)  (1.5%)  (2.1%)  (2.6%)  (3.1%)  (3.6%)  (4.1%)  (4.6%)  (5.1%)  (5.6%)  (6.1%)

50.0%  $0.50  $0.36  $0.23   $0.09   ($0.05) ($0.18) ($0.32) ($0.45) ($0.59) ($0.72) ($0.85) ($0.98) ($1.11) ($1.24) ($1.37) ($1.50)
        2.0%   1.4%   0.9%    0.3%    (0.2%)  (0.7%)  (1.3%)  (1.8%)  (2.3%)  (2.8%)  (3.3%)  (3.9%)  (4.4%)  (4.9%)  (5.4%)  (5.9%)

60.0%  $0.58  $0.44  $0.30   $0.16   $0.03   ($0.11) ($0.24) ($0.38) ($0.51) ($0.65) ($0.78) ($0.91) ($1.04) ($1.17) ($1.30) ($1.43)
        2.3%   1.7%   1.2%    0.6%    0.1%    (0.4%)  (1.0%)  (1.5%)  (2.0%)  (2.5%)  (3.1%)  (3.6%)  (4.1%)  (4.6%)  (5.1%)  (5.6%)

70.0%  $0.66  $0.52  $0.38   $0.24   $0.11   ($0.03) ($0.16) ($0.30) ($0.43) ($0.57) ($0.70) ($0.83) ($0.97) ($1.10) ($1.23) ($1.36)
        2.6%   2.0%   1.5%    1.0%    0.4%    (0.1%)  (0.6%)  (1.2%)  (1.7%)  (2.2%)  (2.7%)  (3.3%)  (3.8%)  (4.3%)  (4.8%)  (5.3%)

80.0%  $0.74  $0.60  $0.46   $0.33   $0.19   $0.05   ($0.08) ($0.22) ($0.35) ($0.49) ($0.62) ($0.75) ($0.89) ($10.2) ($1.15) ($1.29)
        2.9%   2.3%   1.8%    1.3%    0.7%    0.2%    (0.3%)  (0.9%)  (1.4%)  (1.9%)  (2.4%)  (3.0%)  (3.5%)  (4.0%)  (4.5%)  (5.0%)

90.0%  $0.82  $0.68  $0.55   $0.41   $0.27   $0.14   $0.00   ($0.13) ($0.27) ($0.40) ($0.54) ($0.67) ($0.81) ($0.94) ($1.07) ($1.21)
        3.2%   2.7%   2.1%    1.6%    1.1%    0.5%    0.0%    (0.5%)  (1.0%)  (1.6%)  (2.1%)  (2.6%)  (3.2%)  (3.7%)  (4.2%)  (4.7%)

100.0% $0.90  $0.77  $0.63   $0.50   $0.36   $0.23   $0.09   ($0.04) ($0.18) ($0.31) ($0.45) ($0.58) ($0.72) ($0.85) ($0.99) ($1.12)
        3.5%   3.0%   2.5%    2.0%    1.4%    0.9%    0.4%    (0.2%)  (0.7%)  (1.2%)  (1.8%)  (2.3%)  (2.8%)  (3.3%)  (3.9%)  (4.4%)
------------------------------------------------------------------------------------------------------------------------------------

________________________
(1) Accretion/Dilution based on Green Street NAV estimate for Cactus of $25.50.

Sale to Cactus - Scenario I (Stock and Cash Transaction)
================================================================================

Significant Modeling Assumptions

EBDADT (FFO) and AEBDADT (AFFO) Estimates
-----------------------------------------

..    EBDADT (FFO) and AEBDADT (AFFO) estimates for Sequoia per Sequoia management

     --   $3.77 and $3.52 for 2001 and $4.12 and $3.87 for 2002

..    EBDADT (FFO) and AEBDADT (AFFO) estimates for Cactus per Green Street
     Advisors' Real Estate Securities Monthly (June 2001)

     --   $2.62 and $2.29 for 2001 and $2.91 and $2.56 for 2002

..    2001 pro forma EBDADT (FFO) and AEBDADT (AFFO) accretion numbers assume the transaction closes on January 1, 2001; 2002 pro forma assumes January 1, 2002 closing

EBDADT and AEBDADT Calculation
------------------------------

..    EBDADT is calculated as follows:

                              Net Earnings Before Affiliate Extraordinary Items

      Plus                    Real Estate Depreciation

      Plus                    Amortization of Real Estate Related Non-Cash Items

      Plus / (Minus)          Deferred Tax Expense (Benefit)

      Plus / (Minus)          Losses (Gains) on the Disposition of Depreciated
                              Real Estate

      Plus / (Minus)          Unrealized Losses (Gains) on Non-Strategic
                              Investments
     ---------------------------------------------------------------------------
                              EBDADT

..    AEBDADT is calculated by adjusting EBDADT for recurring capital expenditures

Sale to Cactus - Scenario I (Stock and Cash Transaction)
================================================================================

Significant Modeling Assumptions (continued)

Debt and Preferred Stock
------------------------

..    Assumes Sequoia's borrowing costs remain constant after being acquired by
     Cactus with continued access to the unsecured debt and preferred stock markets

..    No prepayment penalties or assumption costs on debt or preferred stock

Transaction
-----------

..    Base case assumes 50% equity, 50% cash (provided by new acquisition debt at
     7.90%)

..    Exchange ratios based on 20-day average stock price for Cactus and a range of stock prices for Sequoia

..    $30 million of transaction fees and expenses, financed with new acquisition debt at 7.90%

..    Stock options are purchased by paying the excess purchase price over the weighted average exercise price

..    $2 million of synergies in each of 2001 and 2002

Sale to Cactus - Scenario II (Purchase Sequoia Using ASN Proceeds)
================================================================================

AEBDADT Accretion/Dilution

Sensitivity of 2001 & 2002 AEBDADT Accretion/Dilution to Acquisition Price /(1)/


                                      2001 Accretion / Dilution at Various Acquisition Prices
------------------------------------------------------------------------------------------------------------------------------------
  $29.50  $30.50  $31.50  $32.50  $33.50  $34.50   $35.50   $36.50   $37.50   $38.50   $39.50   $40.50   $41.50   $42.50   $43.50
------------------------------------------------------------------------------------------------------------------------------------
   $0.04   $0.03   $0.03   $0.02   $0.01   $0.01    $0.00   ($0.00)  ($0.01)  ($0.02)  ($0.02)  ($0.03)  ($0.04)  ($0.04)  ($0.05)
    1.7%    1.4%    1.2%    0.9%    0.6%    0.4%     0.1%    (0.2%)   (0.5%)   (0.7%)   (1.0%)   (1.3%)   (1.6%)   (1.8%)   (2.1%)
------------------------------------------------------------------------------------------------------------------------------------

                                      2002 Accretion / Dilution at Various Acquisition Prices
------------------------------------------------------------------------------------------------------------------------------------
  $29.50  $30.50  $31.50  $32.50  $33.50  $34.50   $35.50   $36.50   $37.50   $38.50   $39.50   $40.50   $41.50   $42.50   $43.50
------------------------------------------------------------------------------------------------------------------------------------
   $0.05   $0.04   $0.04   $0.03   $0.03   $0.02    $0.01    $0.01    $0.00   ($0.01)  ($0.01)  ($0.02)  ($0.02)  ($0.03)  ($0.04)
    2.0%    1.7%    1.5%    1.2%    1.0%    0.8%     0.5%     0.3%     0.0%    (0.2%)   (0.5%)   (0.7%)   (1.0%)   (1.2%)   (1.4%)
------------------------------------------------------------------------------------------------------------------------------------


NAV Accretion/Dilution

        Sensitivity of NAV Accretion/Dilution to Acquisition Price /(2)/

                                     Accretion / Dilution at Various Purchase Prices Per Share
------------------------------------------------------------------------------------------------------------------------------------
  $29.50  $30.50  $31.50  $32.50  $33.50  $34.50   $35.50   $36.50   $37.50   $38.50   $39.50   $40.50   $41.50   $42.50   $43.50
------------------------------------------------------------------------------------------------------------------------------------
   $0.74   $0.60   $0.47   $0.33   $0.20   $0.06   ($0.07)  ($0.21)  ($0.34)  ($0.48)  ($0.61)  ($0.75)  ($0.89)  ($1.02)  ($1.16)
    2.9%    2.4%    1.8%    1.3%    0.8%    0.2%    (0.3%)   (0.8%)   (1.4%)   (1.9%)   (2.4%)   (2.9%)   (3.5%)   (4.0%)   (4.5%)
------------------------------------------------------------------------------------------------------------------------------------


________________________________
(1) Accretion/Dilution based on Green Street AEBDADT estimates for Cactus of $2.29 and $2.56 for 2001 and 2002, respectively.
(2) Accretion/Dilution based on Green Street NAV estimate for Cactus of $25.50. Pro forma NAV calculation only includes the impact on Cactus of the purchase of the outstanding Sequoia shares and excludes the impact of the sale of Cactus's ASN position.

Sale to Cactus - Scenario II (Purchase Sequoia Using ASN Proceeds)
================================================================================

Significant Modeling Assumptions

EBDADT (FFO) and AEBDADT (AFFO) Estimates
-----------------------------------------

..    EBDADT (FFO) and AEBDADT (AFFO) estimates for Sequoia per Sequoia management

     -- $3.77 and $3.52 for 2001 and $4.12 and $3.87 for 2002

..    EBDADT (FFO) and AEBDADT (AFFO) estimates for Cactus and ASN per Green
     Street Advisors' Real Estate Securities Monthly (June 2001)

     -- $2.62 and $2.29 for 2001 and $2.91 and $2.56 for 2002 for Cactus

     -- $2.31 and $2.12 for 2001 and $2.47 and $2.27 for 2002 for ASN (prior to announcement of Charles E. Smith Residential acquisition)

..    2001 pro forma EBDADT (FFO) and AEBDADT (AFFO) accretion numbers assume the transaction closes on January 1, 2001; 2002 pro forma assumes January 1, 2002 closing

Debt and Preferred Stock
------------------------

..    Assumes Sequoia's borrowing costs remain constant after being acquired by Cactus with continued access to the unsecured debt and preferred stock markets

..    No prepayment penalties or assumption costs on debt or preferred stock

Sale to Cactus - Scenario II (Purchase Sequoia Using ASN Proceeds)
================================================================================

Significant Modeling Assumptions (continued)

Sale of ASN Position
--------------------

..   Excludes $57.3 million of income taxes reported in Cactus's Form 10-Q dated 3/31/01 because the tax implications of all of Cactus's restructuring initiatives, taken as a whole, are not known

..   Sales price per share of $22.08 is net of all fees, discounts and commissions

Transaction
-----------

..   Exchange ratio based on 20-day average stock price for Cactus

..   $30 million of transaction fees and expenses

..   In higher Sequoia purchase price scenarios, Cactus's line of credit is used to fund any shortfalls in cash required to complete the transaction. In lower Sequoia purchase price scenarios, any excess proceeds from the sale of the ASN position are used to pay down Cactus's line of credit

..   Stock options are purchased by paying the excess purchase price over the weighted average exercise price

..   No time lag assumed between the completion of the two transactions

..   $2 million of synergies in each of 2001 and 2002

Sale to Cactus
================================================================================

Dollar Cost Averaging Analysis

Purchase Price Per Share for Cactus Overall Basis to Equal Sequoia NAV Per Share

                                    Using Average Purchase Price of $33.39 Per Share

                   NAV Per Share    $35.00  $35.50  $36.00  $36.50  $37.00  $37.50  $38.00  $38.50  $39.00  $39.50  $40.00  $40.50
                                    ----------------------------------------------------------------------------------------------
Maximum Purchase Price Per Share    $36.01  $36.83  $37.64  $38.46  $39.27  $40.09  $40.90  $41.72  $42.53  $43.35  $44.16  $44.98
                                    ----------------------------------------------------------------------------------------------

                                    Using Book Basis of $22.29 Per Share

                   NAV Per Share    $35.00  $35.50  $36.00  $36.50  $37.00  $37.50  $38.00  $38.50  $39.00  $39.50  $40.00  $40.50
                                    ----------------------------------------------------------------------------------------------
Maximum Purchase Price Per Share    $42.56  $43.38  $44.19  $45.01  $45.82  $46.64  $47.45  $48.27  $49.08  $49.90  $50.71  $51.53
                                    ----------------------------------------------------------------------------------------------



Sale to Cactus
================================================================================

Summary of Analyst Estimates

--------------------------------------------------------------------------------
                   FFO, AFFO and NAV Estimates for Cactus
--------------------------------------------------------------------------------


Firm                               NAV      2001 EBDADT  2001 AEBDADT  2002 EBDADT   2002 AEBDADT  Last Updated   Recommendation
----------------------------  ------------  -----------  ------------  -----------   ------------  ------------ -------------------
Green Street Advisors            $25.50         $2.62        $2.29        $2.91         $2.56         6/1/01         Hold
Credit Suisse First Boston        27.50          2.66         N/A          2.90          N/A          3/20/01         Buy
First Union                       27.01          2.71         N/A          3.03          N/A          3/5/01        Strong Buy
Goldman Sachs                      N/A           2.68         N/A          2.97          N/A          3/22/01    Market Outperform
Merrill Lynch                     26.88          2.64         N/A          2.95          N/A          5/14/01         Buy
Salomon Smith Barney              26.46          2.68         N/A          2.92          N/A          6/11/01      Outperform
---------------------------- -------------  -----------  ------------  ------------  ------------- ------------- ------------------

Average                          $26.67         $2.67        $2.29        $2.95         $2.56

Median                           $26.88         $2.67        $2.29        $2.94         $2.56


-----------------------------------------------------------------------------------------------------------------------------------

Sale to Cactus
================================================================================


Effect on Cactus's Leverage

--------------------------------------------------------------------------------
                     Cactus's Current and Pro Forma Leverage
--------------------------------------------------------------------------------



                                                                                                      Pro Forma Purchase of Sequoia
                                                                                                            Equity at $36.50
                                                                        Combined        Pro Forma    -------------------------------
($ in thousands)                     Wholly-Owned                      Pro Forma       Adjustments     Scenario I:      Scenario II:
                          Cactus     Subsidiaries   Intra-quarter    Intra-quarter  to assume Sequoia  50% Stock/       Swap of ASN
                          3/31/01    3/31/01/(1)/   Adjustments/(2)/  Adjustments      Obligations      50% Cash          Position
                         ---------   -------------  ---------------- -------------  -----------------  -----------     -------------

Cash and Cash
     Equivalents /(3)/   $213,556       $39,989          $77,002        $330,457             $1,605           $0          $84,037
Lines of Credit                $0       $88,598         ($38,400)        $50,198           $171,848     $222,046               $0
Mortgage and Construction
     Notes Payable              0       441,481         (160,000)        281,481             66,232      347,713          347,713
Long-Term Debt            699,693       100,000                0         799,693            638,998    1,438,691        1,438,691
Convertible
     Debentures/(4)/      225,520             0                0         255,520                  0      225,520          225,520
Capital Lease Obligation        0       135,998                0         135,998                  0      135,998          135,998
New Acquisition Debt            0             0                0               0                  0       46,085                0
                         ---------    ------------   --------------- -------------  ----------------  ------------     -------------
  Total Debt (Including
  Capital Lease
  Obligation)            $925,213      $766,077        ($198,400)     $1,492,890           $877,078   $2,416,053       $2,147,922

Preferred Stock          $257,652            $0               $0        $257,652            $65,000     $322,652         $322,652

Shares Outstanding        148,170                         (9,302)        138,868                         155,369          138,868
Cactus's Share Price
  as of 6/13/01            $21.49                                         $21.49                          $21.49           $21.49
                         ---------                                    ------------                     -----------     -------------
  Equity Market
     Capitalization    $3,184,180                                     $2,984,273                      $3,338,871       $2,984,273
Total Market
     Capitalization    $4,367,045                                     $4,734,815                      $6,077,575       $5,454,857
Adjusted Total
     Assets /(5)/      $5,315,238                        $10,961      $5,326,199         $1,499,086   $6,493,133       $6,112,318
Market Value Net
     Worth /(6)/       $3,335,413                        $18,663      $3,354,076           $794,081   $3,769,920       $3,657,237

Total Debt/Adjusted Total Assets (Maximum of 50% Per Bond Covenants)  28.0%                           37.2%            35.1%

Total Liabilities/Market Value Net Worth (Maximum of 1.0 Per Credit
                                              Facility)/(7)/           0.58                            0.73             0.68

Total Debt/Total Market Capitalization                                31.5%                           39.8%            39.4%






------------------------------------
(1)     Wholly-Owned Subsidiaries include (with corresponding % ownership):
        Belmont Corp. (99.9%), Homestead Village Inc. (99.9%), CWS Communities Trust (94.1%), City Center Retail Trust (99.9%) and InterPark (97.3%).
(2) Intra-quarter adjustments include the 4/17/01 repurchase of 9,302 shares at $20.50 (assumed to be funded by cash) and the 6/7/01 sale of CWS for $267,700 in cash, net of fees.
(3) Pro forma cash is used to first reduce new acquisition debt and then to reduce balances outstanding on Cactus's lines of credit.
(4) For the purposes of this analysis, the convertible debentures are treated as debt and are not converted into common stock.
(5) Calculated by taking the sum of cash, the market value of publicly traded securities owned by the Company and the net book value of all other assets.
(6) Calculated by taking the sum of the market value of all publicly held securities owned by the Company, the liquidation preference of all preferred stock owned by the Company, the book value of all other tangible assets, less total liabilities (excluding deferred taxes on realized gains).
(7) Calculated by taking the sum of the Company's debt, all contingent obligation and all purchase obligations, less accounts payable representing deferred compensation, accrued expenses, deferred taxes on unrealized gains and declared but unpaid dividends. Cactus's Form 10-Q dated 3/31/01 only reported the aggregate amount of liabilities on the Company's balance sheet and did not provide detail regarding the individual components. Therefore, adjustments to total liabilities to conform to the covenant definition were not performed.

Sale to Cactus
================================================================================


Certain Cactus Limitations on Leverage

The following is an excerpt of some of the leverage limitations imposed by Cactus's covenants:

..      Senior Unsecured Debt /(1)/

       -- Total Debt / Adjusted Total Assets /(2)/ (smaller than) 50%

..      Revolving Credit Facility /(3)/

       -- Total Liabilities /(4)/ / Market Value Net Worth /(5)/
          (smaller than) 1.0

* denotes less than
------------------------------------
/(1)/   As described in Cactus's Medium-Term Notes Prospectus dated 1/4/01.
/(2)/ Calculated by taking the sum of cash, the market value of publicly traded securities owned by the Company and the net book value of all other assets.
/(3)/   As described in Cactus's Revolving Credit Facility Agreement dated
        12/8/00.
/(4)/ Calculated by taking the sum of Cactus's debt, all contingent obligation and all purchase obligations, less accounts payable representing deferred compensation, accrued expenses, deferred taxes on unrealized gains and declared but unpaid dividends. Cactus's Form 10-Q dated 3/31/01 only reported the aggregate amount of liabilities on Cactus's balance sheet and did not provide detail regarding the individual components. Therefore, adjustments to total liabilities to conform to the covenant definition were not performed.
/(5)/ Calculated by taking the sum of the market value of all publicly held securities owned by Cactus, the liquidation preference of all preferred stock owned by Cactus, the book value of all other tangible assets, less total liabilities (excluding deferred taxes on realized gains).

Cactus's Investment in Sequoia
===============================================================================

-------------------------------------------------------------------------------
                  Chronology of Cactus's Investment in Sequoia
-------------------------------------------------------------------------------
1/18/96         .   Prior to the Stock Purchase Agreement, an affiliate of
                    Cactus ("Cactus Affiliate") purchases 25,000 shares of
                    Sequoia common stock for $31.25 per share in "open market"
                    transactions
-------------------------------------------------------------------------------
3/1/96          .   Date of Stock Purchase Agreement

                . Sequoia announces agreement to sell 28% stake to Cactus Affiliate for $220 million

                . Cactus Affiliate agrees to purchase 7.03 million shares of Sequoia common stock at $31.30 per share in two fundings

                    - Second funding to be at Sequoia's request, but no later than 12/31/96

                    - Purchase price of $31.30 per share represents a 0.24% discount to Sequoia's share price of $31.375 on 2/15/96, 10 trading days before the announcement

                    - A 0.16% premium to Sequoia's share price of $31.25 on 2/1/96, 20 trading days prior to the announcement, and

                    - A 1.42% discount to Sequoia's closing price of $31.75 on 2/29/96, one day before the announcement

                .   Subject to shareholders' approval, Cactus Affiliate will
                    have the right to own up to 37.5% of Sequoia's common shares by buying them in the open market
-------------------------------------------------------------------------------
3/8/96          .   Cactus Affiliate files Schedule 13D stating its beneficial ownership of 7.05 million Sequoia shares, including its
                    right to acquire 7.03 million shares pursuant to the Stock
                    Purchase Agreement
-------------------------------------------------------------------------------
3/19/96         .   Date of Strategic Alliance Agreement and Registration Rights
                    Agreement

                .   Cactus Affiliate makes initial purchase of 1.95 million
                    Sequoia shares at $31.30 per share for $61 million ("Initial
                    Shares")
-------------------------------------------------------------------------------
6/5/96          .   Sequoia announces shareholder approval of Strategic Alliance
                    Agreement

                . Sequoia announces that it would exercise its option to sell $159 million of common stock to Cactus Affiliate during the 3rd quarter of 1996
-------------------------------------------------------------------------------

6/14/1996       .   Date of First Amendment to Strategic Alliance Agreement
-------------------------------------------------------------------------------
7/1/1996        .   Date of First Amendment to Stock Purchase Agreement,
                    providing for Second Closing on 7/8/1996
-------------------------------------------------------------------------------

Cactus's Investment in Sequoia
================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                              Chronology of Cactus's Investment in Sequoia (continued)
------------------------------------------------------------------------------------------------------------------------------------
7/8/96               .     Cactus Affiliate purchases 1.92 million shares of Sequoia stock at $31.30 per share for $60 million, pursuant to the Stock Purchase Agreement ("Second Shares")
------------------------------------------------------------------------------------------------------------------------------------
7/16/96 - 9/19/96    .     Cactus Affiliate purchases 0.89 million shares of Sequoia stock in stock market transactions, at prices ranging from $32.44 to $33.75 per share, for a total of $29.7 million
------------------------------------------------------------------------------------------------------------------------------------
9/30/96              .     Cactus Affiliate purchases 3.16 million shares of Sequoia stock at $31.30 per share for $99 million, pursuant to the Stock Purchase Agreement ("Third Shares")
                     .     There is no remaining obligation for Cactus Affiliate to purchase more Sequoia shares
------------------------------------------------------------------------------------------------------------------------------------
10/1/96 - 3/13/97    .     Cactus Affiliate purchases 1.08 million shares of Sequoia stock in stock market transactions, at prices ranging from $31.30 to $37.65 per share, for a total of $38.8 million
------------------------------------------------------------------------------------------------------------------------------------
 3/27/97             .     Pursuant to Cactus Affiliate's participation rights with respect to Sequoia's public offering of 1.61 million common shares earlier in the month, Cactus Affiliate purchases 0.85 million Sequoia shares at
                           $37.625 per share in a direct placement, for $32 million
------------------------------------------------------------------------------------------------------------------------------------
11/20/97             .     Date of Second Amendment to Strategic Alliance Agreement

                     .     Sequoia's Board of Directors increases Cactus Affiliate's common stock ownership limitation from 37.5%
                           to 42.5% of outstanding common shares
------------------------------------------------------------------------------------------------------------------------------------
4/4/97 to 9/14/98    .     Cactus Affiliate purchases 1.70 million shares of Sequoia stock in stock market transactions, at prices ranging from $30.06 to $40.06 per share, for a total of $65.1 million
------------------------------------------------------------------------------------------------------------------------------------
 7/7/00              .     Date of Cactus Letter Agreement allowing transfer of Sequoia shares owned by Cactus Affiliate to Cactus
------------------------------------------------------------------------------------------------------------------------------------
 9/26/00             .     Cactus and Cactus Affiliate enter into transaction agreement that includes sale of all Sequoia stock to
                           Cactus
------------------------------------------------------------------------------------------------------------------------------------
1/19/01, 1/29/01     .     Cactus files Sch. 13D/A reporting its ownership of 11,765,654, or 43.5% of Sequoia's outstanding common shares
------------------------------------------------------------------------------------------------------------------------------------

Cactus's Investment in Sequoia
===============================================================================


Cumulative Ownership of Sequoia Shares

-------------------------------------------------------------------------------
                    Purchases of Sequoia Shares by Cactus(1)
-------------------------------------------------------------------------------

                                     [GRAPH]

__________________
(1) Based on Schedule 13D and its amendments. Prior to 9/30/96, "beneficially owned shares" reflected Cactus Affiliate's right and obligation to purchase additional Sequoia shares pursuant to the Stock Purchase Agreement.
(2) As of 1/29/01, Cactus owned 11,765,654, or 43.5% of Sequoia's outstanding common shares.

Cactus's Investment in Sequoia
================================================================================

Average Purchase Price of Sequoia Shares

--------------------------------------------------------------------------------
                   Average Purchase Price of Sequoia Shares/(1)/
--------------------------------------------------------------------------------

                                    [GRAPH]

----------
(1) As of 1/29/01, the weighted average purchase price per share for Cactus's total investment in Sequoia is estimated to be $33.39.
(2) Based on Cactus's most recent 10-Q, Cactus's tax basis for its total investment in Sequoia is $379,486,000, which equates to $32.25 per share. The tax basis is equal to Cactus's original cost basis, reduced by the portion of cumulative dividends received characterized for tax purposes as return on capital.

Cactus's Acquisition of Homestead
================================================================================

--------------------------------------------------------------------------------
          Chronology of Cactus's Take-Private Transaction for Homestead
--------------------------------------------------------------------------------

3/23/2000      .    Cactus proposes to acquire all outstanding shares of
                    Homestead Village ("HSD") not already owned (Cactus currently owns 87%)

                    -    Offer price of $3.40 cash per share

                    - 26.5% premium to HSD's closing price of $2.69 on 3/23/2000/(1)/

                    - 60.0% premium to HSD's 20 trading-day prior share price of $2.13

--------------------------------------------------------------------------------
4/10/2000      .    Special Committee formed, composed of independent directors of HSD's Board

               . Stern Stewart & Co. appointed as financial advisor to the Special Committee

--------------------------------------------------------------------------------
5/2/2000       .    Cactus and HSD announced merger agreement for $4.10 in cash per HSD share

                    - 52.6% premium to HSD's closing price of $2.69 on 3/23/2000

                    - 92.9% premium to HSD's 20 trading-day prior share price of $2.13 (before initial announcement on 3/23/2000)

--------------------------------------------------------------------------------
6/7/2000       .    Cactus completes tender offer for HSD shares

--------------------------------------------------------------------------------
6/8/2000       .    Merger completed; HSD becomes wholly-owned subsidiary of
                    Cactus

--------------------------------------------------------------------------------

________________________
(1)     Offer was announced after the market close on 3/23/2000.